As filed with the U.S Securities and Exchange Commission on March 31, 2023

Registration No. 333-268366

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANGKASA-X HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

(Translation of Registrant’s name into English)

British Virgin Island	4899	N/A
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

11-06,

Tower A, Ave 3,

Vertical Business Suite,

Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur, Malaysia

Phone +603-2242 1288

Email: ipo@angkasa-x.com

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola,

British Virgin Islands.

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor,

New York, NY 10036

Attn: Benjamin Tan, Esq.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated March 31, 2023

30,500,000 Ordinary Shares

ANGKASA-X HOLDINGS CORP.

This is the initial public offering (the “Offering”) of Angkasa-X Holdings Corp., a British Virgin Islands company limited by shares, whose principal place of business is in Malaysia (hereinafter referred to as the “Company”). Angkasa-X Holdings Corp. is offering 12,000,000 Ordinary Shares, par value $0.0001 (“Ordinary Shares”) at a price of $2.00 per Ordinary Share on a self-underwritten, “best efforts”, no minimum basis. There is no minimum number of Ordinary Shares required to be purchased by each investor. Angkasa-X Holdings Corp. will receive the net proceeds from the sale of the Ordinary Shares for cash.

The selling shareholders identified in this prospectus are offering an additional 18,500,000 Ordinary Shares (the “Selling Shareholders”).

Our registration of the Ordinary Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares. The Selling Shareholders may offer and sell or otherwise dispose of our Ordinary Shares described in this prospectus from time to time through public or private transactions at a fixed price of $2.00 per Ordinary Share until our Ordinary Shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, OTCQB or OTC Pink Market, at which time they may be sold at prevailing market prices or in privately negotiated transactions. See “Plan of Distribution” beginning on page 110 for more information.

We will not receive any of the proceeds from the Ordinary Shares sold by the Selling Shareholders.

No underwriter or other person has been engaged to facilitate the sale of Ordinary Shares in this Offering. The Selling Shareholders may be deemed underwriters of the Ordinary Shares that they are offering. We have agreed to pay certain expenses in connection with this registration statement. The Selling Shareholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Ordinary Shares.

Our Ordinary Shares are not traded on any exchange although we plan to apply to list our Ordinary Shares on the OTC Pink Market after our Form F-1 Registration Statement becomes effective.

Investors will own Ordinary Shares in a holding company that does not directly own all of its operations in Malaysia. We are a British Virgin Islands corporation that wholly owns our Labuan subsidiary, Angkasa-X Holdings Corp. Angkasa-X Holdings Corp., our Labuan company through a series of contractual arrangements, manages and controls our operating entity, AngkasaX Innovation Sdn. Bhd. The interests of the shareholders of AngkasaX Innovation Sdn. Bhd., may conflict with yours. Investors are cautioned that you are buying shares of a shell company issuer incorporated in the British Virgin Islands with operating subsidiaries in Malaysia. Investors will not hold direct equity investments in our operating variable interest entity, AngkasaX Innovation Sdn. Bhd and may never have direct ownership in it.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

We are a “controlled company” under the NASDAQ Stock Market Rules, and may be exempt from certain corporate governance requirements, though we do not intend to rely on such exemptions.

2

See Unicorn Ventures Limited exercise significant control over the Company through its ownership of 65% of the Company’s shares and will continue to exercise significant control over the Company after this offering. 80% of the shares in See Unicorn Ventures Limited are held by our Chief Executive Officer, director and founder, Dr. Seah Kok Wah, while the remaining 20% of shares in See Unicorn Ventures Limited are held by our Chief Financial Officer, Chief Operating Officer and director, Dr. Lim Kin Wan.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, JP Centurion & Partners PLT, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in Malaysia, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCA Act. See “Risk Factor — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

You should read this prospectus carefully before you invest.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 30 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2023.

3

4

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the Selling Shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

TERMS USED IN THIS PROSPECTUS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“we”, “us,” “our company,” “our,” “the Company”, “our business”, “AXBVI” and “Angkasa-X” refers to Angkasa-X Holdings Corp., a British Virgin Islands holding company; and

●	“AXLB” refers to Angkasa-X Holdings Corp., our wholly-owned subsidiary in Labuan, Malaysia;

●	“AXSB” refers to AngkasaX Sdn. Bhd., our wholly-owned subsidiary in Malaysia;

●	“AXSpace” refers to AXSpace Sdn. Bhd., our 50% equity interest subsidiary in Malaysia;

●	“AXGlobal” refers to AngkasaX Global Sdn. Bhd., our 51% equity interest subsidiary in Malaysia;

●	“AngkasaX Innovation”, “AXI” or “VIE” refers to AngkasaX Innovation Sdn. Bhd., our variable interest entity;

●	“BIMP-EAGA” refers to Brunei Darussalam–Indonesia–Malaysia–Philippines East ASEAN Growth Area, is a cooperation initiative established by Brunei Darussalam, Indonesia, Malaysia and the Philippines, to spur development in remote and less developed areas in the four participating Southeast Asian countries;

●	“BVI” refers to the British Virgin Islands;

●	“Mercu Tekun” refers to Mercu Tekun Sdn. Bhd., our subsidiary in Malaysia;

●	“MYR” or “Ringgit Malaysia” refer to the lawful currency of Malaysia;

●	“shares”, “Shares” or “Ordinary Shares” refers to the Ordinary Shares of Angkasa-X Holdings Corp., with par value of US$ 0.0001 per share;

●

“VIE Agreements” refers to a series of contractual arrangements, including the Equity Pledge Agreement, Equity Option Agreement, Shareholders’ Voting Rights Proxy Agreement, Business Cooperation Agreement and Consultation and Services Agreement, between Angkasa-X Holdings Corp. and our VIE;

●	“$” and “U.S. Dollars” refer to the lawful currency of the United States of America.

5

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus, references to “$”, “US$” and “U.S. Dollars” are to the lawful currency of the United States of America and references to “MYR” are to the lawful currency of Malaysia.

U.S. GAAP Financial Measures

All of the summary financial information included in the following table, which is the most directly comparable financial measures to the non-GAAP financial measures presented hereafter, is prepared in accordance with U.S. GAAP and denominated in US$.

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Revenue	$10,782	$-
Revenue – related parties	$62,419	$-
Net loss	$(330,683)	$(9,002)

Non-GAAP Financial Measures

In this prospectus, we present certain supplemental financial measures that are not recognized by U.S. GAAP. These financial measures are unaudited and have not been prepared in accordance with U.S. GAAP, SEC requirements or the accounting standards of any other jurisdiction. The non-GAAP financial measures used in this prospectus are EBITDA and EBITDA margin. EBITDA margin represents the ratio of EBITDA with revenue. EBITDA is earnings before depreciation, amortization, interest expense and income tax expenses. For additional information on why we present non-GAAP financial measures, the limitations associated with using non-GAAP financial measures and reconciliations of our non- GAAP financial measures to the most comparable applicable U.S. GAAP measure, see “Prospectus Summary—Summary Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

We use EBITDA and EBITDA margin, each a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes.

We believe that EBITDA and EBITDA margin help identify underlying trends in our business that could otherwise be distorted by the effect of the expenses that we include in income from operations. We believe that EBITDA and EBITDA margin provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.

EBITDA and EBITDA margin should not be considered in isolation or construed as an alternative to net income or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review the historical non-GAAP financial measures to the most directly comparable GAAP measures.

EBITDA and EBITDA margin presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

Non-GAAP Measurement Reconciliation

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Net loss	$(330,683)	$(9,002)
Add: Provision for income tax expense	$-	$-
Interest expense	$-	$-
Depreciation and amortization	$1,579	$-
EBITDA	$(329,104)	$(9,002)

EBITDA	$(329,104)	$(9,002)
Divided by: Revenue	$73,201	$-
EBITDA margin	(450)%	-%

6

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties not engaged by us. Industry surveys and publications generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of the information contained in industry publications is not guaranteed. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source. Further, while we believe the market opportunity information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. See “Cautionary Note Regarding Forward-Looking Statements.”

7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward- looking statements included in this prospectus include statements regarding:

●	our intention to grow our business through our strategic initiatives;

●	our intention to seek additional acquisition opportunities in satellite communications networks and information technology companies and our expectation regarding competition for acquisitions;

●	our beliefs regarding our competitive strengths and ability to successfully compete in the markets in which we participate;

●	our expectations concerning customer demand for our services, our future growth opportunities, market share and sales channels;

●	our future operating and financial performance;

●	the accuracy of our estimates and key judgments regarding certain tax matters and accounting valuations; and

●	our belief regarding our ability to comply with environmental, health and other applicable regulatory matters.

The forward-looking statements contained in this prospectus are based on assumptions that we have made in light of our management’s experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors include but are not limited to:

●	the loss of any of our executive officers or members of our senior management team or other key employees;

●	the loss of any of our major customers or a decrease in demand for our services;

●	our ability to effectively compete in our markets;

●	changes in consumer preferences and our failure to anticipate and respond to such changes or to successfully develop and renovate services;

●	changes in technology could have a material adverse effect on our business prospects and financial condition;

●	we rely on a limited number of manufacturers for many of our services and devices;

●	If we are unable to maintain relationships with our existing launch partners or enter into relationships with new launch partners, we may not able to reach our targeted annual launch rate, which could have an adverse effect on our ability to grow our business;

8

●	our ability to protect our brand names;

●	economic conditions that may affect our future performance including exchange rate fluctuations;

●	our ability to raise sufficient capital to fund the A-SEANSAT and A-SEANLINK Satellite Constellation could have a material adverse effect on our business prospects and financial condition;

●	increases in operating costs, including labor costs, and our ability to manage our cost structure;

●	the incurrence of liabilities not covered by our insurance;

●	the loss of our foreign private issuer status;

●	the effects of reputational damage from unsafe or poor-quality internet connectivity, particularly if such issues involve services we provided;

●	risks related to the novel COVID-19 virus; and

●	our failure to comply with, and liabilities related to, environmental, health and safety laws and regulations; and

●	changes in applicable laws or regulations.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

All information contained in this prospectus is materially accurate and complete as of the date of this prospectus. You should keep in mind, however, that any forward-looking statement made by us in this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or know how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

9

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Ordinary Shares. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors”, “Our Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, our consolidated financial statements, and each of their respective related notes appearing at the end of this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Our Corporate History and Structure

Angkasa-X Holdings Corp. (“Angkasa-X”) is a BVI company incorporated on January 22, 2021, and we conduct our businesses in Malaysia through our subsidiaries, namely AngkasaX Sdn. Bhd., Mercu Tekun Sdn. Bhd., AngkasaX Global Sdn. Bhd., AXSpace Sdn. Bhd., together with our VIE company AngkasaX Innovation Sdn. Bhd. We control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our Ordinary Shares offered in this Offering are shares of Angkasa-X instead of shares of our VIE in Malaysia. For a description of the VIE contractual arrangements, see “Business — Our Corporate History and Structure — VIE Structure and Arrangements” in this prospectus.

On January 27, 2021, our Company acquired Angkasa-X Holdings Corp., a company incorporated in Labuan, Malaysia. In consideration of the equity interests of Angkasa-X Holdings Corp., our Chief Executive Officer and founder, Dr. Seah Kok Wah was compensated $100.

On March 22, 2021, our Company through its subsidiary in Labuan, Angkasa-X Holdings Corp., acquired AngkasaX Sdn. Bhd., a private limited company incorporated in Malaysia. In consideration of the equity interests of AngkasaX Sdn. Bhd., our Chief Executive Officer, Dr. Seah Kok Wah was compensated MYR 100.

On July 8, 2021, our Company through its subsidiary in Labuan, Angkasa-X Holdings Corp., entered into a variable interest entity agreement (“VIE agreement”) with AngkasaX Innovation Sdn. Bhd.

On September 30, 2021, we invested into AngkasaX Sdn. Bhd., a private limited company incorporated in Malaysia, through our Labuan subsidiary, Angkasa-X Holdings Corp., with Silkwave Asia Sdn. Bhd. Angkasa-X Holdings Corp. owns 50% of all AXSpace Sdn. Bhd.’s issued and outstanding shares.

On November 8, 2021, we invested into AngkasaX Global Sdn. Bhd., a private limited company incorporated in Malaysia, through our Labuan subsidiary, Angkasa-X Holdings Corp., with B-Global Sdn. Bhd. Angkasa-X Holdings Corp. owns 51% of all issued and outstanding shares in AngkasaX Global Sdn. Bhd.

On December 29, 2021, our Company through its subsidiary in Labuan, Angkasa-X Holdings Corp., invested MYR 260,205 and subscribed to 260,205 shares in Mercu Tekun Sdn. Bhd., a private limited company incorporated in Malaysia., representing 51% of the total issued shares in Mercu Tekun Sdn. Bhd. The remaining 49% of Mercu Tekun Sdn. Bhd. is owned by Ir. Norhizam Hamzah, who is also our Chief Technology Officer (“CTO”) in AngkasaX Innovation Sdn. Bhd.

See Unicorn Ventures Limited exercise significant control over the Company through its ownership of 65% of the Company’s shares and will continue to exercise significant control over the Company after this offering. 80% of the shares in See Unicorn Ventures Limited are held by our Chief Executive Officer, director and founder, Dr. Seah Kok Wah, while the remaining 20% of shares in See Unicorn Ventures are held by our Chief Financial Officer, Chief Operating Officer and director, Dr. Lim Kin Wan.

Our present corporate structure is as follows as of the date of this prospectus and upon completion of our Offering based on a proposed number of 12,000,000 Ordinary Shares being offered:

10

Notes to above diagram:

1.	Investors will hold Ordinary Shares in Angkasa-X Holdings Corp. a British Virgin Islands company.
2.	The Company’s operations are carried out by all its “Onshore” entities.
3.	The entities that Angkasa-X Holdings Corp. does not hold 100% shareholdings are:

(i)	Mercu Tekun Sdn. Bhd, with 49% of the shareholding belonging to Ir. Norhizam Hamzah who is residing in Malaysia;
(ii)	AngkasaX Global Sdn. Bhd. with 49% of the shareholding belonging to B-Global Sdn. Bhd., a private limited entity incorporated in Malaysia. B-Global Sdn. Bhd is the wholly-owned subsidiary of B-Global Technology Limited. B-Global Technology Limited is a private limited entity incorporated in Hong Kong and solely owned by Matthew O’Malley;
(iii)	AX Space Sdn. Bhd. with 50% of the shareholding belonging to Silkwave Asia Sdn. Bhd., a private limited entity incorporated in Malaysia. Silkwave Asia Sdn. Bhd is wholly owned by Silkwave Asia Limited.

Our Business

Angkasa-X is a Satellite-as-a-Service (“SaaS”) company that designs, develops, assembles, integrates, tests, launches and manages its proprietary Low Earth Orbit (“LEO”) satellites and operates its own ground station to control its satellites, which will downlink or uplink and process satellite data for its customers.

Our Satellite-as-a-Service consists of the following:

●	Satellite Internet-access (“S-Internet”)
●	Satellite Automatic Identification Service (“S-AIS”)
●	Satellite Earth Observation (“S-EO”)
●	Satellite Internet of Things (“S-IoT”)
●	Satellite In-Vehicle Infotainment (“S-IVI”)
●	Satellite Engineering Professional Courses
●	Satellite Ground Station Turnkey Services
●	Edge Cloud Computing Services
●	Ground Station Facility Hosting Services

Presently, we are providing turnkey services, from strategic satellite anchor station solutions, including construction and facility design, and antenna integration to fully deployable, integrated tactical platform solutions through our subsidiary company, Mercu Tekun Sdn. Bhd.

Our target customers are from three major categories, namely, governments, telecommunication companies (“telcos”) and enterprise customers such as internet service providers, maritime regulators and datacentre service providers.

In addition, we are collaborating with Universiti of Sains Malaysia (“USM”) to provide professional satellite engineering courses to engineering students and working adults to develop our pipeline of talent in the SpaceTech industry to complement our satellite businesses.

Angkasa-X is a company with a vision of creating a world where connectivity is a basic, affordable necessity for the betterment of mankind through the setting up of two Low Earth Orbit (“LEO”) satellite constellations, namely A-SEANLINK and A-SEANSAT Satellite Constellation with the goal of eradicating poverty and improving living standards in South East Asia, especially for those in the remote rural areas.

Angkasa-X’s vision is in-line with the United Nation’s Sustainable Development Goals (“SDGs”) which are the following: -

●	Goal 1, No Poverty - “End poverty in all its forms everywhere”;
●	Goal 4, Quality Education – “Ensure inclusive and equitable quality education and promote lifelong learning and opportunities for all”;
●	Goal 8, Decent Work and Economic Growth - “Promote sustained, inclusive and sustainable economic growth, full and productive employment and decent work for all”;

11

●	Goal 9, Industry, Innovation and Infrastructure - “Build resilient infrastructure, promote inclusive and sustainable industrialisation and foster innovation; and
●	Goal 11, Sustainable Cities and Communities - “Make cities and human settlements inclusive, safe, resilient and sustainable.

(Source: https://sdgs.un.org/goals)

Angkasa-X mission statements are:

●	Investment in Research & Development (“R&D”), intellection property (“IP”) creation, component sourcing, assembly-integration-testing (“AIT”), launching and maintaining state-of-the-art Low Earth Orbit (“LEO”) satellites.

●	To provide internet connectivity to rural areas in ASEAN countries and the neighbouring regions by offering Satellite-as-a-Service (“SaaS”) to telecommunication, broadcasting and data communication companies via our A-SEANLINK Satellite Constellation.

●	To form a Space Science and Tech Ecosystem by setting up an International Space Tech Park in Penang, Malaysia to create job opportunities and attract Foreign Direct Investment in Malaysia.

We have been an International Telecommunication Union (“ITU”) member since September 2021. We have filed for Advance Publication Information (“API”) approval for the spectrum and frequencies of our proprietary design satellite with ITU. We are also in the midst filing for X-band and S-band radio frequencies licensing in August 2022. Our application for Network Facilities Providers (“NFP”) and Network Service Providers (“NSP”) licences that authorizes us to operate the satellite ground station has been approved by the local Malaysia regulator, Malaysian Communications and Multimedia Commission (“MCMC”).

We have incurred significant losses since our inception. While we have generated limited revenue to date, we have not yet achieved production level satellite manufacturing, launch and data activities, and it is difficult for us to predict our future operating results. Our auditors have also raised substantial doubt about the Company’s ability to continue as a going concern, the details of which can be found in the Financial Statements of this Registration Statement.

For further information, please see the section titled “Business” contained elsewhere in this prospectus.

Our Satellite Constellations and Ground Station

We plan to launch two proprietary design Low Earth Orbit (“LEO”) satellite constellations call the A-SEANLINK and A-SEANSAT that will form our satellites infrastructure assets for providing Satellite-as-a-Service (“SaaS”) to the government, telecommunication companies, network reseller and enterprises in ASEAN countries. We have filed for approval for our first satellite spectrum for inclinations and altitudes between 400 and 600 km to meet our transmission requirements.

For A-SEANLINK constellations, we plan to launch about 500 ASEAN-focused satellites in total and expect our first launch of communication satellite from the year 2024 onward. The A-SEANLINK constellation is planned to be comprised of customized satellites that will utilize Ka-band and Ku-band frequencies in a variety of orbits. It will consist of micro to small class satellites that can provide internet connectivity to facilitate the transfer of data through the use of very small-aperture terminal (“VSAT”) networks, especially for those remote rural area.

For A-SEANSAT constellations, we expect to launch our first nanosatellite call A-SEANSAT-PG1 in year 2023 while we continue to finalize customers for A-SEANSAT. The A-SEANSAT constellation is planned to be comprised of customized satellites that will utilize S-band and X-band frequencies in a variety of orbits. We plan to launch a constellation consisting of multiple LEO nanosatellites into orbit. As our number of satellites grows, the duration and amount of data we collect including satellite revisit rate will increase substantially.

We are currently developing and constructing our first ground station located at Universiti of Sains Malaysia Engineering Campus in Penang, Malaysia. This ground station will provide radio frequency communication access and telemetry tracking and control (“TT&C”) mainly for our own LEO satellites. Furthermore, we plan to use this infrastructure asset of ours to provide ground station facility hosting services and support to other satellite operators around the world. This ground station also serve as our satellite control station to provide access for LEO satellite operators to operate their satellites including Angkasa-X satellite network. This mean our satellite constellation will be supported by our mission operations software and our ground station facilities. Our systems and solutions shall be developed through our discretionary internal research and development (“R&D”) funding. Having our own and self-managed ground station is a complementary to our satellite services segment and, we believe, will create significant synergies in our business and will uniquely position us to drive operational efficiency and cost effectiveness to deliver a diverse portfolio of high-speed, high-quality data communication solutions and applications to our customers.

12

We estimate the aggregate costs associated with the design, develop, assemble, integrate, test, and launch of A-SEANLINK constellation, A-SEANSAT constellation, our ground station and related infrastructure upgrades to be approximately $3 billion with funding needs spread over a period of 10 years. Our funding plan for these investments, R&D and operational costs shall include the revenue generated by our planned businesses which shall include our current SaaS service offerings, proceeds from our current offering and potentially credit facilities by financial institution in future.

Our Satellite as a Service (“SaaS”)

Angkasa-X, through its subsidiary AngkasaX Innovation Sdn. Bhd., plans to provide various types of satellite services in the form of Satellite-As-A-Service (“SAAS”) to telecommunication companies and enterprises in ASEAN countries as below:

Satellite Internet-access (“S-Internet”)

A-SEANLINK Satellite
Forward Link
Return Link
Downlink
Uplink
Satellite Gateway Antenna
Router
Modem
Subscriber's Home or Office Network
Subscriber's Remote Terminal Dish
Network Hub
Terrestrial Internet Network

13

One of the services is Satellite Internet-access (“S-Internet”) services via our low-latency LEO A-SEANLINK Satellite Constellation to facilitate the transfer of data through the use of very small-aperture terminal (“VSAT”) networks. S-Internet services enable telecommunication companies and enterprises in ASEAN countries to provide internet-connectivity to remote rural communities in the ASEAN region, where traditional terrestrial fiber network is very limited, and therefore shall elevate internet accessibility to people living in remote rural areas. Our target customers for this service will be telecommunication companies or network resellers in the region we operate. We will enter into contracts with our customer to provide them satellite internet-access service and derive revenue by enabling data connectivity for their end users. This is sold on a subscription basis for different data size packages. The subscription periods for this service will generally range from three to five years, The subscription fees are typically billed monthly in advance.

Satellite Automatic Identification Service (“S-AIS”)

Angkasa-X through its subsidiary AngkasaX Innovation Sdn. Bhd., intends to offer Satellite Automatic Identification Service (“S-AIS”) via its LEO A-SEANSAT Satellite Constellation to assist in precision vessel navigation and asset tracking to improve maritime safety. Our key target customers for this segment are those in the maritime, logistics and government. We will derive our revenue from providing data insights, and access to our cloud-based technology platform sold on a subscription basis. We will bill our customers either on a monthly or quarterly basis, and occasionally charge for on demand services (mostly in case of government customers) or based on contract pricing (shipping or app developer) entered into with our client. Some of the key applications for these services are as follows:

●	Tracking vessels globally - Precise vessel tracking using AIS data helps owners and operators know where vessels are located;

14

●	Monitoring illegal activities and compliances - Near real-time solutions help facilitate organizations to secure fishing territories, protect submarine assets, and analyze maritime incidents;
●	Analyzing commodity trading - Fuel, grain, building materials, and precious metals are all traded by sea. We constantly track what, where, and by whom commodities are being traded. We use location data and maritime intelligence in combination with trade data to visualize the global commodity flow and identify patterns.
●	Maritime security services - for support of security operations, vessel traffic or navigation monitoring, vessel traffic management, support of safety operations;
●	Law-enforcement services - anti-piracy, illegal fishing, enforcement of international/ national regulations, support of enforcement operations;
●	Search and Rescue (“SAR”) services;
●	Maritime surveillance services - monitoring of vessels in sensitive areas, anti-drug smuggling, border control;
●	Environmental services - hazardous cargos monitoring, prevention of pollution caused by ships, pollution response; and
●	Fleet management services for commercial users (shipping companies and ship owners).

Satellite Earth Observation (“S-EO”)

Angkasa-X through its subsidiary AngkasaX Innovation Sdn. Bhd., plans to design its LEO satellites that will be integrated with high-resolution cameras for Satellite Earth Observation (“S-EO”) imaging. Our satellite optical imager has a resolution range from 0.5-meter to 5-meter ground sampling distance between 400-600 km altitude. This can be used for environment monitoring, agriculture, water resources, urban planning, rural development, mineral prospecting, forestry, ocean resources and disaster management. We plan to sell to local or foreign government or through resellers to government customers throughout Southeast Asia. Customers can rely on our proprietary satellite constellation to collect and deliver imagery over specific locations, sites, and regions that are critical to their operations. We plan to offer customers several service options that include basic plans for on-demand tasking or multi-year subscription access, where customers can secure priority access and imaging capacity over a region of interest on a take or pay basis.

15

We will derive revenue by providing our client a number of images, and in different resolutions. Some of the applications that will benefit from the image are as follows:

●	Mapping - Satellites imagery from space can be used to update topographic and thematic maps and databases.
●	Environment monitoring - Changes in the Earth’s flora, atmospheric trace gas concentration, sea status, ocean color, and ice fields may all be detected by satellites, which can help with environmental monitoring.
●	Disaster monitoring – In a wildfire situation, user can rely satellites imaginary provider to provide significant hotspot information, that is to detect fire hotspots as precisely as possible and to distinguish critical hotspots among detected hotspots. This information will then be sent to firefighters to help them in extinguishing wildfires.
●	Raw mineral prospecting - The mapping of hydrothermal alteration is based on the examination of the spectral signatures of the mineral veins. It is now known that certain minerals associated with hydrothermal alterations have unique spectral features that allow them to be remotely identified and detected.

Satellite Internet of Things (“S-IoT”)

Through AngkasaX Innovation Sdn. Bhd., Angkasa-X intends to provide Satellite Internet of Things (“S-IoT”) services via our LEO A-SEANSAT Satellite Constellation, connecting remote rural areas that lack terrestrial infrastructure or cellular access. Our S-IoT services enable solutions, including network connectivity, devices management and reporting applications software through tracking, monitoring and control of a variety of our customers’ assets and rural smart-agriculture. Our satellite will transmit and receive IoT signals from designated terminals and/or ground stations. Our services are to be sold direct as well as through a network of telecommunication companies, independent agents, dealers and resellers. We will offer customers multi-year subscription access for our service. For example, some of the key applications of our S-IoT services are as follows:

●	Unpowered assets - An example of this application is in the monitoring of halal goods in transport or other unpowered transport units as GSM networks do not provide global coverage.
●	Smart-agriculture - Through the implementation of IoT sensors, a significant amount of data can be obtained on the state and stages of soil. Information such as soil moisture, level of acidity, the presence of certain nutrients, temperature and many other chemical characteristics, help farmers control irrigation, make water use more efficient, specify the best times to start sowing, and even discover the presence of diseases in plants and soil.
●	Public infrastructure - Monitoring and controlling operations of urban and rural infrastructures like bridges, railway tracks, on- and offshore- wind-farms is a key application of the IoT. The IoT infrastructure can be used for monitoring any events or changes in structural conditions that can compromise safety and increase risk. It can also be used for scheduling repair and maintenance activities in an efficient manner, by coordinating tasks between different service providers and users of these facilities.

16

●	Energy and Utilities - Integration of sensing and actuation systems, connected to the Internet, is likely to optimize energy consumption as a whole. It is expected that IoT devices will be integrated into all forms of energy consuming devices (switches, power outlets, bulbs, televisions, etc.) and be able to communicate with the utility supply company in order to effectively balance power generation and energy usage. Such devices would also offer the opportunity for users to remotely control their devices, or centrally manage them via a cloud-based interface, and enable advanced functions like scheduling (e.g., remotely powering on or off heating systems, controlling ovens, changing lighting conditions etc.)

Satellite In-Vehicle Infotainment (“S-IVI”)

Angkasa-X has formed a joint venture company, AXSpace Sdn. Bhd. with Silkwave Asia Sdn. Bhd.(“Silkwave”), a wholly owned subsidiary company of Silkwave Holdings Limited. This joint venture company, AXSpace Sdn. Bhd. will provide GEO-LEO integrated satellite network infrastructure in the South East Asia Region. Its services to be offered will include Satellite In-Vehicle Infotainment (“S-IVI”) that combines mobile satellite broadcasting and supplemental terrestrial cellular connectivity through its innovative Converged™ network to deliver high-quality, low-cost, live, and on-demand multimedia and data services. This service is currently under development and we plan to commercialize this after completion of research and development (“R&D”) within three years. This service will be provided by the telecommunication company through their local network of resellers. We expect to derive revenue based on the number of subscriptions provided by the telco’s network of resellers, and we will bill the telecommunication companies on monthly basis. A key application of this service is to allow entertainment platforms like video on demand to deliver their content into a vehicle, even while in motion and that provides Malaysian drivers a connected experience in their cars.

Satellite Engineering Professional Courses

AngkasaX Innovation Sdn. Bhd. has entered into an agreement with the Universiti Sains Malaysia (“USM”) to jointly develop Professional Satellite Engineering Courses. AngkasaX Innovation Sdn. Bhd. shall provide licensed, certified, valid courseware and relevant satellite equipment to USM. This includes train-the-trainer program where the instructors and lecturers involved are from USM, so that USM can provide the professional satellite engineering courses to their students in the future. Together with USM, Angkasa-X will jointly promote and market these satellite engineering professional courses to all qualified students and qualified working adults. USM is responsible for collecting fee from each student and qualified working adult enrolled in the Professional Satellite Engineering Course. We will derive our revenue on a revenue sharing basis with USM. The main components of the course are:

●	Practical Training Course on learning to program satellite on Raspberry;
●	Practical Training Course on how to work with CubeSat payload;
●	Practical Training Course on how to work with Nanosatellite Platform;
●	Practical Training Course on how to work with Radio Station & Spacecraft;
●	Practical Training Course on how to work with Satellite Design Kit & Earth Simulator;
●	Practical Training Course on how to work with Satellite Test Bench; and
●	Practical Training Course on how to work with Radio Station for Transmission

Satellite Ground Station Turnkey Services

Through Angkasa-X’s Malaysia subsidiary company, Mercu Tekun Sdn. Bhd. (“Mercu Tekun”), we are currently offering a broad range of services from turnkey, strategic satellite anchor station solutions, including construction and facility design, and antenna integration; to fully deployable, integrated tactical platform solutions. These services are typically sold to enterprise and government customers on a project basis under fixed price contracts over a period of months to years. In our commercial networks segment, we also act as both a prime contractor and subcontractor for equipment solutioning and integration services.

17

Edge Cloud Computing Services

With S-Internet services, we plan to roll out our Edge Cloud Computing Services via deployment of mobile datacentre to facilitate the setting up of infrastructures for smart-cities and digital-villages in remote rural areas in ASEAN for rapid digital economy transformation. We expect to own the mobile datacentre and lease it to the target customer in the telecommunication and/or data centre industries with a combination of one time set up fee and monthly billing for customers in the remote rural areas. Currently most hyperscale datacentres are located in highly fiberized connected areas (urban) in all countries in Southeast Asia, which give rise to a digital divide between urban and rural, resulting in lack of digital transformation in rural communities, especially in e-commerce which involves cloud services. With our Edge processing mobile datacentre located in rural areas using satellite connectivity, all issues and challenges pertaining to speed of processing and security faced by rural folks will be overcome with the incorporation of smart or digital villages powered by our edge datacentres (“Cloud”). We believe that our services to data centre operators will greatly expand their market into remote rural areas.

Ground Station Facility Hosting Services

Ground Station as a Service (or “GSaaS”) is one of the commercial services to offer for satellite services providers and operators. Based on our roll out plan, GSaaS is the first step for Angkasa-X into the space economy. The availability of ground station services is a major step in creating an affordable, global space-connected networks. Ground Station as a Service (GSaaS) is a solution for customers looking to connect to their satellites at a reasonable cost without incurring capital expenditures in building the infrastructure on the ground segment to receive and transmit satellite signals. Customers can concentrate on building the satellite and the application layer (if required) while knowing their ground station services are already available for use. The potential customers for Ground Station Service as follow:

●	Customers with Earth Observation satellites, both in commercial and public sectors; and
●	Internet Service Providers, who rely on satellite communications both for primary and backup use.

We expect to own the ground station and lease it to target customers be in the telecommunication or ground station industries. We will enter into contracts with our customers for a period of multiple years and bill our customers monthly for the rendering this hosting service. Most of the customers in this service tend to renew their contract as they cannot afford to have downtime in the connectivity to the satellite.

For further information, please see the section titled “Business – Our Services” contained elsewhere in this prospectus.

Our Strategy

One of our key strategies is to develop a regional presence in the ASEAN region. Angkasa-X will partner up with Telecommunication companies, technology solution providers and applications development companies to perform research and development on the next generation solutions and applications that uses Satellite-as-a-Service. Angkasa-X will form partnerships with telecommunication companies, mobile network operators, Internet service providers and satellite services providers to market our Satellite-Services to the underserved and unserved remote rural communities in the ASEAN region.

We intend to grow our business and create shareholder value through the following strategic initiatives:

Build integrated ground station hosting facilities, satellite connectivity and related services with group of companies within ASEAN; and to develop a regional presence via company organic growth and inorganic strategic acquisitions and partnerships.

Angkasa-X plans to develop a Space Tech Ecosystem (“STE”) in Penang Malaysia, nurturing the next generation of talent and development of the first Asian satellite technology and supply-chain ecosystem. We can do this by utilizing our in-house engineering team capabilities to design and develop new technologies, products, solutions and services with technological innovation.

18

Angkasa-X also plans to deploy Edge mobile datacentres around the rural areas of Southeast Asia countries where internet connectivity is inadequate. These Edge mobile datacentres in the rural areas will be connected to hyperscale datacentres via Angkasa-X LEO satellites, enabling digital transformation and providing more job opportunities in the rural areas where users in the rural areas are able to enjoy the benefits of internet connection such as setting up their own online business and enjoying ecommerce services, eLearning services, eGovernment services etc. Our end goal for this development is to improve the living standards in rural areas by providing social inclusive services.

Angkasa-X is also collaborating with USM to build a Space Technology Centre supporting design and development of 6U CubeSat, assembly, integration and testing (“AIT”) of 6U CubeSats, including mission control for satellite operation. The professional satellite engineering course provided by Angkasa-X and USM shall utilise the Angkasa-X Ground Station antenna farm for satellite data receiving operations.

Angkasa-X has submitted applications and received certificates of approval from the Malaysian Communications and Multimedia Commission (“MCMC”) for the Network Service Providers (“NSP”) and Network Facilities Providers (“NFP”) licenses which authorizes Angkasa-X to operate the satellite ground station to receive and transmit signals to any satellites in orbit.

Angkasa-X shall be providing Ground Station as a Service (GSaaS), a solution for customers looking to connect to their satellites at a reasonable cost without incurring capital expenditures in building the infrastructure on the ground segment to receive and transmit satellite signals. Customers can concentrate on building the satellite and the application layer (if required) while knowing their ground station services are already available for use.

Through Angkasa-X’s joint venture company AXSpace Sdn. Bhd., Angkasa-X will operate a converged GEO-LEO integrated satellite network and services platform in Penang, Malaysia. This satellite network will provide innovative integrated satellite-services such as video streaming and vehicle infotainment services to be rolled out in ASEAN countries.

AXSpace targets to roll out satellite broadcasting via a combination of satellite and terrestrial cellular (supplemental) connectivity through its network to deliver high-quality, low-cost, live, and on-demand multimedia and data services in coming years. AXSpace plans to set up a GEO-LEO Joint Service Platform (“JSP”) to roll out this new satellite service.

One of Angkasa-X’s key strategies is to develop a regional presence in the ASEAN region. Our company will collaborate with Technology solution providers and applications development companies to research and develop the next generation solutions and applications that uses our Satellite-Services.

This initiative will see the formation of Penang Space Tech Hub, an initiative which aims to achieve (i) the set-up of SpaceTech Industry Ecosystem in Penang, Malaysia; (ii) to nurture Penang into a supply chain and distribution hub of global satellite technologies for the ASEAN market; (iii) recruit global satellite technology providers to set up research and development and localization of production centres in Penang which will accelerate technology transfer and foreign direct investments into Malaysia.

For further information, please see the section titled “Business – Our Strategy” contained elsewhere in this prospectus.

Leveraging on acquisition expertise, strong management team and access to capital to identify attractive growth opportunities.

Angkasa-X founders, Dr. Seah Kok Wah and Dr. Lim Kin Wan (the “Founders”), who are also our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) respectively, have over 30 years’ expertise and experience in identifying, acquiring and integrating value-added businesses in the Information and Communications Technology (“ICT”) industry. We believe that these Founders’ experience and expertise, our access to capital and the in-depth industry knowledge of our senior management team will position the Company to strategically acquire or partner with related businesses that can enhance our market position, create synergies and fully leverage our existing marketing and supply-chain capabilities, which we believe will allow us to deliver sustained profitable growth and maximize shareholder value. In analysing such opportunities. We will consider the following factors:

●	Potential for growth, indicated by new technology, anticipated market expansion or new technologies, products, solutions and services;
●	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
●	Strength and diversity of management, either in place or scheduled for recruitment;
●	Capital requirements and anticipated availability of required funds or resources, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

19

●	The cost of participation by our Company as compared to the perceived tangible and intangible values and potentials;
●	The extent to which the business opportunity can be advanced; and
●	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

Further information about our management team is under the section titled “Director, Management and Corporate Governance” contained elsewhere in this prospectus.

Enhance our ability to attract, incentivize and retain talented professionals.

Angkasa-X believes our success greatly depends on our ability to attract, incentivize and retain talented professionals. We have hired a team of professional engineers with doctorate qualifications in space engineering, electrical and electronics engineering. Some of our engineering team members have practical experiences in the satellite system architecture design. With a view to maintaining and improving our competitive advantage in the market, we plan to implement a series of initiatives to attract additional and retain mid to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

Commitment to research and development.

We plan to invest in research and development centres focused in the satellite communication industry. We plan to increase our investment in research and development activities to ensure that the satellites we launch provide the highest throughput and longer latency that match the market demand. In order to ensure the development of the satellites that fit these criteria, we will implement a structured process through research, design, develop and test on the functionality of the satellite to final validation. Specifically, we work closely with the research and development team and monitor closely based on our requirements on satellite design.

For further information, please see the section titled “Business – Our Strategy” contained elsewhere in this prospectus.

Our Competitive Strengths

We believe that we have the following competitive strengths which differentiate us from our competitors and will contribute to our ongoing success.

We have formed strong relationships with our strategic partners

We have formed strategic partnerships in collaboration with several strategic partners from different sectors such as global technology service providers, space education providers, and non-profit organizations (“NPOs”). In addition, we have entered into collaboration with several electrical and electronics (“E&E”) ecosystem partners in sourcing satellites components in Malaysia. Further information of these partnerships is available in the section title “Business – Supply Chain Management Ecosystem” contained elsewhere in this prospectus.

Angkasa-X has entered into an understanding to collaborate with HallBru Tech, which is supported and facilitated by BIMP-EAGA via the Brunei Darussalam BIMP-EAGA Business Council (“BDBEBC”) in developing the ASEAN Space Economy. The Brunei Darussalam–Indonesia–Malaysia–Philippines East ASEAN Growth Area, or BIMP-EAGA, is a cooperation initiative established in 1994 to spur development in remote and less developed areas in the four participating Southeast Asian countries1.

1 https://bimp-eaga.asia/

20

We, through our subsidiary, AXSpace Sdn. Bhd. (“AX Space”), a joint venture company between Silkwave Asia Sdn. Bhd. and AngkasaX Sdn. Bhd., intend to provide GEO-LEO integrated satellite network infrastructure in the South East Asia Region. Services to be provided through AX Space includes Satellite In-Vehicle Mobile Multimedia Infotainment that combines mobile satellite broadcasting and supplemental terrestrial cellular connectivity through its innovative Converged™ network to deliver high-quality, low-cost, live, and on-demand multimedia and data services.

We are in discussions for a collaboration with the Malaysian Space Agency (“MYSA”), the national space agency of Malaysia, to allow us to perform Assemble, Integration and Testing (“AIT”) activities of our satellites utilizing MYSA’s AIT facilities located in Banting, Malaysia. All materials that we had sourced through our VIE company, AngkasaX Innovation Sdn. Bhd. will form the relevant satellite components in assembling of Angkasa-X’s LEO satellites. Once our satellite prototype has passed through system integration, integrity and legitimacy tests will be conducted as part of the due diligence in ensuring our satellite has fulfilled the pre-requisites before we begin mass production and launching satellites into orbit.

For further information, please see the section titled “Business – Our Competitive Strengths” contained elsewhere in this prospectus.

Experienced management team and Board with a proven track record

Our founders and management team have extensive experience in the Telecommunication, Information Technology, Computer Science and Satellite Engineering industries. Our management team is complemented by an experienced board of directors and a team of Satellite Engineering experts, which include several individuals with a proven track record in successfully acquiring and managing information and communication technology (“ICT”) businesses.

Each of our board of directors and our senior management has more than 25 years of ICT industry experiences. Both of our CEO and COO have experience in managing public-listed ICT companies during their careers. Our team of engineers has extensive satellite engineering experience.

Further information about our management team is available under the section title “Director, Management and Corporate Governance” contained elsewhere in this prospectus.

We have strong talent team to perform research, design, develop and test of satellite

Angkasa-X has hired a team of professional engineers, consisting of multiple doctorate qualifications in space engineering and electrical and electronics engineering. Several of our engineering team members have over 10 years’ practical experiences in the satellite system architecture design under AngkasaX group. In collaboration with USM, our satellite design and engineering team officers will lead a team of experienced professors who specialize in Satellite Engineering to develop and enhance the specification of our satellite in AngkasaX Innovation Sdn. Bhd.. Our satellite design and engineering team consists of individuals who have experience in designing Malaysia’s second remote sensing satellite, Razak Sat-1 and Malaysia’s first nanosatellite, UiTMSAT-1.

Further information about our management team is available under the section title “Director, Management and Corporate Governance” contained elsewhere in this prospectus.

Limited competition with natural barriers to entry

Entry into the Satellite as a Service (“SaaS”) market requires a significant financial investment. Angkasa-X has entered into a Financial Advisory Agreement with Bank of Asia (“BOA”) for the purpose of long term financing on the development and launching of Angkasa-X’s satellites.

In addition, acceptance as a member to International Telecommunication Union (“ITU”) is the first step before anyone can file for application of orbital slot and radio-frequency spectrum. With the endorsement of the Malaysian Communications and Multimedia Commission (“MCMC”), Angkasa-X is currently an ITU Radiocommunication (ITU-R) member accorded by ITU starting from August 23, 2021.

21

For further information, please see the section titled “Business – Our Competitive Strengths” contained elsewhere in this prospectus.

Talent Development for satellite and space related engineering together with leading science university collaborator

Through our VIE company AngkasaX Innovation Sdn. Bhd., Angkasa-X has entered into an understanding to collaborate with Universiti Sains Malaysia (“USM”) and Digital Penang Sdn. Bhd., a government agency owned by the State of Penang, to develop space and satellite technology talent in Penang by offering space and satellite related professional engineering course, set up a satellite research and development laboratory in USM, and jointly setting up a Space Tech & Satellite Supply-chain Ecosystem in three phases. The ultimate objectives associated with this collaboration is to develop satellite engineering talent expertise, design, research and development on satellite technology for countries in ASEAN.

For further information, please see the section titled “Business – Our Competitive Strengths” contained elsewhere in this prospectus.

Recent Developments

On December 23, 2021, Angkasa-X’s VIE company AngkasaX Innovation Sdn. Bhd, has successfully completed its crowdfunding fundraising exercise on the Malaysia licensed Equity Crowdfunding (“ECF”) platform and successfully raised $670,897.

The foregoing description of the subscription agreements is not complete and is qualified in its entirety by the full text of the subscription agreements, a form of which is filed herewith as Exhibit 10.12 and incorporated into this Registration Statement by reference.

We have relied on the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act for purposes of the private placements of the Ordinary Shares. The Ordinary Shares have not been registered under the Securities Act or any applicable securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) or persons in the United States absent registration or an applicable exemption from such registration requirements.

Summary Risk Factors

Investing in our Ordinary Shares entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus. You should carefully consider such risks before deciding to invest in our ordinary shares. These risks include, among others:

Risks Related to Our Business and Industry

●	We are exposed to the risks of an economic recession, credit and capital markets volatility and economic and financial crisis as a result of the COVID-19 virus pandemic, which could adversely affect the demand for our services, our business operations and expansion plans and our ability to mitigate its impact and provide timely information to our investors and the SEC.
●	We have commenced limited operations in our business.
●	We rely on a limited number of manufacturers for many of our products and devices. If we are unable to, or cannot find third parties to, manufacture a sufficient quantity of our products and devices at a reasonable price, the prospects for our business will be negatively impacted.
●	We may experience in-orbit satellite failures or degradations in performance that could impair the commercial performance of our satellites, which could lead to lost revenue, an increase in our cash operating expenses, lower operating income or lost backlog.
●	We may experience a launch failure or other satellite damage or destruction during launch, which could result in a total or partial satellite loss. A new satellite could also fail to achieve its designated orbital location after launch. Any such loss of a satellite could negatively impact our business plans and could reduce our revenue.
●	Our customized hardware and software may be difficult and expensive to service, upgrade or replace.
●	Technological developments or other changes in our industry could render our satellites, or any of their components, less competitive or obsolete, which may seriously harm our business.

22

●	We are heavily dependent on our customers. Due to the high level of competition in our industry, they might fail to retain their customers, which would harm our financial condition and operating results.
●	If we are unable to maintain relationships with our launch partners or enter into relationships with new launch partners, we may be unable to reach our targeted annual launch rate, which could have an adverse effect on our ability to grow our business.
●	A natural disaster could diminish our ability to provide communications service.
●	Sales of our services are subject to changing consumer preferences; if we do not correctly anticipate such changes, our sales and profitability may decline.
●	Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.
●	We have incurred significant losses since inception, we expect to incur losses in the future, and we may not be able to achieve or maintain profitability.
●	To maximize our potential for future growth and achieve our expected revenues, we need to manage growth in our current operations.
●	We cannot assure you that our acquisition growth strategy will be successful.
●	If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance will be adversely affected.
●	Any funding we raise through the future sale of our Ordinary Shares will result in dilution to existing shareholders and funding through bank loans will increase our liabilities.
●	Any failure of our products to comply with safety requirements set by government may adversely affect our results from operations.
●	Any disruptions in our information technology systems could harm our business and reduce our profitability.
●	High uncertainties and numerous types of risks are associated with our business, including the planned A-SEANSAT and A-SEANLINK satellite constellation. We may ultimately choose to not proceed with the project or we may proceed with the project and it may not be successful, either of which could have a material adverse effect on our business prospects and financial condition.
●	We may in the future invest significant resources in developing new service offerings and exploring the application of our proprietary technologies for other uses and those opportunities may never materialize.
●	We are dependent upon senior management and other highly qualified personnel and we cannot assure their retention.
●	Our customer contracts may be terminated by the customer at any time for convenience as well as other provisions permitting the customer to discontinue contract performance for cause (for example, if we do not achieve certain milestones on a timely basis). If our contracts are terminated or if we experience any other contract-related risks, our results of operations may be adversely impacted.
●	Our customers may not be creditworthy.
●	Failure to protect our brand names, trademarks, intellectual property rights, and any assertions by third parties of infringement, misappropriation or other violations by us of their intellectual property rights could result in significant costs and could materially affect our business.
●	Failures in our technology infrastructure could damage our business, reputation and brand and substantially harm our business and results of operations.
●	We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our primary facilities, which could have a material adverse effect on our business, financial condition, and results of operations.
●	Adverse publicity stemming from any incident involving us or our competitors, could have a material adverse effect on our business, financial condition and results of operations.
●	Our international operations subject us to operational and financial risks.
●	Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.
●	We may engage in future acquisitions, which may be expensive and time consuming and from which we may not realize anticipated benefits.
●	We may face significant competition for acquisition opportunities.
●	Any due diligence by us in connection with potential future acquisition may not reveal all relevant considerations or liabilities of the target business, which could have a material adverse effect on our financial condition or results of operations.
●	We are subject to negative impacts of changes in political and governmental conditions.
●	We may be subject to negative impacts of catastrophic events.
●	We may incur liabilities that are not covered by insurance.
●	We are a holding company whose principal source of operating cash is the income received from our subsidiaries.
●	Our significant shareholders have considerable influence over our corporate matters.

23

●	Our significant shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.
●	Our education business is heavily dependent on our partner’s brand recognition and market reputation.
●	We may not be able to maintain or increase our fee level for educational services.
●	We cannot assure you that we will not be subject to liability claims for any inappropriate or illegal content in our and USM’s educational content offerings, which could cause us to incur legal costs and damages our reputation.

Risks Related to Regulation

●	We are subject to orbital slot/spectrum access requirements of the International Telecommunication Union (“ITU”) and regulatory and licensing requirements in each of the countries in which we provide services, and our business is sensitive to regulatory changes internationally and in those countries.
●	We are subject to the continuous supervision by the Malaysian Communication and Multimedia Commission (MCMC) under Communication and Multimedia Act (1998).
●	We are subject to stringent Malaysia export and import control laws and regulations. Unfavourable changes in these laws and regulations or Malaysia government licensing policies, our failure to secure timely Malaysia government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition, and results of operation.
●	We may be subject to antitrust regulations with respect to future acquisition opportunities.

Risks Related to Our Ordinary Shares

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.
●	An active trading market for our Ordinary Shares may not develop and the trading price for our Ordinary Shares may fluctuate significantly.
●	The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.
●	Substantial future sales or perceived potential sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.
●	If securities or industry analysts do not publish research or publish inaccurate or unfavourable research about our business, the market price for our Ordinary Shares and trading volume could decline.
●	Because we do not expect to pay dividends in the foreseeable future after this Offering, you must rely on price appreciation of our Ordinary Shares for return on your investment.
●	Our memorandum and articles of association may contain deemed anti-takeover provisions that could have a material adverse effect on the rights of holders of our Ordinary Shares.
●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.
●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.
●	We will incur increased costs as a result of being a public company.
●	U.S. buyers purchasing our Ordinary Shares may not reap the benefits of using depositary.
●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.
●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

Risks Related to Taxation

●	Changes in tax law and practice may reduce any net returns for shareholders.
●	Failure to maintain our tax status may negatively affect our financial and operating results and shareholders.
●	Taxation of returns from assets located outside the BVI may reduce any net return to shareholders.
●	We may become resident in or reincorporate in another jurisdiction in connection with any future acquisition and such a change may result in taxes imposed on shareholders.
●	There can be no assurance that we will be able to make returns for shareholders in a tax-efficient manner.

24

●	If any dividend is declared in the future and paid in a foreign currency, U.S. Holders may be taxed on a larger amount in U.S. Dollars than the dollar amount actually received.
●	If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our ordinary shares could be subject to adverse United States federal income tax consequences.

Corporate and Other Information

Our principal executive office is located at 11-06, Tower A, Ave 3, Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur Malaysia. Our office space is provided to us rent free by our Chief Executive Officer, Dr. Seah Kok Wah.

Our VIE company AngkasaX Innovation Sdn.Bhd. has two physical office spaces. One is located at 15A-16A Wisma Yeap Chor Ee, 10350 GeorgeTown, Penang and is provided to us rent free by Digital Penang, a government agency of the Penang State Government. The second office space of approximately 1,552 square feet is leased from an external party for a monthly rental of MYR4,035.20. The lease term starts from March 15, 2022 and AngkasaX Innovation Sdn. Bhd. may extend the agreement for an additional 3 years upon its expiration.

Mercu Tekun Sdn. Bhd., leases an office space from an external party, with an area of approximately 466 square feet. The lease term starts from September, 2022 with monthly rental of MYR1,398.00. Mercu Tekun Sdn. Bhd., may extend the agreement for an additional 3 years upon its expiration.

On April 8, 2022, AngkasaX Innovation Sdn. Bhd. entered into a collaboration agreement with University Science Malaysia (USM) which allows AngkasaX Innovation Sdn. Bhd. to lease 51,667 square foot of land to build a ground station for a period of 20 years.

We believe that the offices and properties that we currently lease are adequate to meet our needs for the immediate future.

25

Summary Terms of the Offering

The summary below describes the principal terms of this offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of the Ordinary Shares.

Shares being offered by us	12,000,000 Ordinary Shares

Shares being offered for Resale by Selling Shareholders	18,500,000 Ordinary Shares

Ordinary Shares issued and outstanding before the Offering	229,000,001

Assumed Offering Price per Ordinary Share	$2
Ordinary Shares after the Offering	241,000,001 Ordinary Shares

Gross Proceeds to Company	$24,000,000

Gross Proceeds to the Selling Shareholders	$37,000,000

Use of Proceeds	We intend to use the proceeds from this Offering for research and development, talent recruitment and training, capital expenditures and general working capital. See “Use of Proceeds” in this prospectus.

Voting Rights	Holders of our Ordinary Shares are entitled to one vote per Ordinary Share at all shareholder meetings. See “Description of Share Capital.”

Dividend Policy	Although we may pay dividends on our Ordinary Shares at such times and in such amounts (if any) as the Board of Directors determines appropriate, we do not expect to pay any dividends or other distributions on our Ordinary Shares in the foreseeable future. The declaration and payment of future dividends to holders of our Ordinary Shares will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by our board of directors.

Market for our Ordinary Shares	Our Ordinary Shares are currently not traded on any exchange although we plan to apply to list our Ordinary Shares on the OTC Market once our registration statement on Form F-1 is effective.

Risk Factors	Investing in our Ordinary Shares involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in our Ordinary Shares.

26

Summary Consolidated Financial Information

U.S. GAAP Financial Measures

The following tables present summary consolidated historical financial data as of the dates and for each of the periods indicated.

The summary consolidated historical data for the Company year ended December 31, 2021 and year ended December 31, 2020 has been derived from our audited consolidated financial statements included in this prospectus.

All of the summary financial information included in the following tables is prepared in accordance with U.S. GAAP and denominated in US$.

The summary consolidated historical financial data included below is not necessarily indicative of future results and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation”.

Consolidated Statements of Operation:

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)

Revenue	$73,201	$-
Cost of revenue	$-	$-
Gross Profit	$73,201	$-

Other income
Unrealised gain from foreign exchange	$8,414	$-
Other income	$7,461	$-
	$15,875	$-

Operating expenses:
General and administrative expenses	$(413,574)	$(4,425)
Realised loss from foreign exchange	$(6,185)	$(4,577)
Total operating expenses	$(419,759)	$(9,002)

Loss from operations	$(330,683)	$(9,002)

Loss before income tax expense	$(330,683)	$(9,002)

Income tax expense	$-	-

Net loss for the year	$(330,683)	$(9,002)

Other comprehensive (loss)
- Foreign exchange translation adjustment	$(8,072)	$(107)

Total comprehensive loss for the year	$(338,755)	$(9,109)

Net loss for the year attributable to
Owners of the Company	$(333,871)	$(9,002)
Non-controlling interests	$3,188	$-
	$(330,683)	$(9,002)

Total comprehensive loss for the year attributable to
Owners of the Company	$(341,717)	$(9,109)
Non-controlling interests	$2,962	$-
	$(338,755)	$(9,109)

Weighted average number of common shares outstanding – basic and diluted	$206,846,971	$27

Net loss per common share- basic and diluted	$(0.0016)	$(333.4074)

27

Consolidated Balance Sheets

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
ASSETS

CURRENT ASSETS:
Trade receivables	$10,782	$-
Other receivables	$580,115	$-
Amount due from related party	$1,174	$-
Cash and cash equivalent	$712,624	$2,234
Total current assets	$1,304,695	$2,234

NON-CURRENT ASSETS:
Property and equipment, net	$71,998	$-
Goodwill	$71,045	$-
Total non-current assets	$143,043	$-

TOTAL ASSETS	$1,447,738	$2,234

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Amount owing to director	$17,212	$11,693
Amount due to related party	$-	$647
Accrued expenses and other payables	$775,893	$629
Share subscription	$670,897	$-
Total current liabilities	$1,464,002	$12,969

TOTAL LIABILITIES	$1,464,002	$12,969

COMMITMENTS AND CONTINGENCIES	$-	$-

STOCKHOLDERS’ EQUITY:
Share capital;
Ordinary Shares, $0.0001 par value, 100,000,000,000 shares authorized, 229,000,001 and 100 shares issued and outstanding as of Dec 31, 2021 and Dec 31, 2020 respectively	$22,900	$100
Additional paid-in capital	$315,213	$-
Merger reserve	$(1,726)	$(1,726)
Accumulated comprehensive loss	$(7,952)	$(107)
Accumulated deficit	$(342,873)	$(9,002)
Non-controlling interest	$(1,826)	$-
Total stockholders’ equity	$(16,264)	$(10,735)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,447,738	$2,234

28

Non-GAAP Financial Measures

We use EBITDA and EBITDA margin, each a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes. EBITDA margin represents the ratio of EBITDA with revenue. EBITDA is earnings before depreciation, amortization, interest expense and income tax expenses.

We believe that EBITDA and EBITDA margin help identify underlying trends in our business that could otherwise be distorted by the effect of the expenses that we include in income from operations. We believe that EBITDA and EBITDA margin provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.

EBITDA and EBITDA margin should not be considered in isolation or construed as an alternative to net income or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review the historical non-GAAP financial measures to the most directly comparable GAAP measures.

EBITDA and EBITDA margin presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

Non-GAAP Measurement Reconciliation

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Net loss	$(330,683)	$(9,002)
Add: Provision for income tax expense	$-	$-
Interest expense	$-	$-
Depreciation and amortization	$1,579	$-
EBITDA	$(329,104)	$(9,002)

EBITDA	$(329,104)	$(9,002)
Divided by: Revenue	$73,201	$-
EBITDA margin	(450)%	0%

29

RISK FACTORS

An investment in our Ordinary Shares carries a significant degree of risk. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our Ordinary Shares. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our Ordinary Shares could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

We are exposed to the risks of an economic recession, credit and capital markets volatility and economic and financial crisis as a result of the COVID-19 virus pandemic, which could adversely affect the demand for our services, our business operations and expansion plans and our ability to mitigate its impact and provide timely information to our investors and the SEC.

We are exposed to the risk of a global recession or a recession in one or more of our key markets, credit and capital markets volatility and an economic or financial crisis, or otherwise, which could result in reduced consumption or sales prices of our services, which in turn could result in lower revenue and reduced profit. Our financial condition and results of operations, as well as our future prospects, would likely be hindered by an economic downturn in any of our key markets.

The purchase of our services is closely linked to general economic conditions, with levels of consumption tending to rise during periods of rising per capita income and fall during periods of declining per capita income. Additionally, per capita consumption is inversely related to the sale prices of our services.

Besides moving in concert with changes in per capita income, purchase of our services also increases or decreases in accordance with changes in disposable income.

Any decrease in disposable income resulting from an increase in inflation, income taxes, the cost of living, unemployment levels, political or economic instability or other factors would likely adversely affect the demand for our services.

Capital and credit market volatility, such as that experienced in recent years, may result in downward pressure on share prices and the credit capacity of issuers. Potential changes in social, political, regulatory and economic conditions may be significant drivers of capital and credit market volatility. The COVID-19 virus pandemic has resulted in significant financial market volatility and uncertainty in recent months. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of COVID-19 and the actions taken by governments and private businesses to attempt to contain the coronavirus, A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on us. For example, any state wide lockdown, quarantine, or travel ban will likely affect our operating business.

30

Additionally, the COVID-19 pandemic may also affect our overall ability to react timely to mitigate the impact of this event and may hamper our efforts to contact our service providers and advisors and to provide our investors with timely information and comply with our filing obligations with the SEC, especially in the event of office closures, stay-in-place orders and a ban on travel or quarantines.

We have commenced limited operations in our business.

We were incorporated in the BVI on January 22, 2021. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new satellite technology companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We recognize that if we are not successful in implementing our business plan, we will not be able to continue business operations. There is limited history upon which to base any assumption as to the likelihood that we will prove successful.

We rely on a limited number of manufacturers for many of our products and devices. If we are unable to, or cannot find third parties to, manufacture a sufficient quantity of our products and devices at a reasonable price, the prospects for our business will be negatively impacted.

In order for our business to operate and successfully deliver our services, we require all components of the satellite systems, both in the space and on ground terminal to integrate seamlessly and efficiently.

Therefore, our A-SEANLINK Satellite Constellation requires leading-edge satellites design and manufacturing, such as GPS receiver or electronic phase array antennas capable of acquiring and tracking LEO satellites. The development, manufacture and availability on a timely basis of electronics components, materials and parts are critical to the successful commercial operation of our system. Currently, we rely on limited numbers of manufacturers to procure these components in order to produce the devices that we market and sell.

We may experience in-orbit satellite failures or degradations in performance that could impair the commercial performance of our satellites, which could lead to lost revenue, an increase in our cash operating expenses, lower operating income or lost backlog.

Satellites utilize highly complex technology and operate in the harsh environment of space and, accordingly, are subject to significant operational risks while in orbit. These risks include malfunctions, commonly referred to as anomalies, that have occurred in our satellites and the satellites of other operators as a result of:

●	the satellite manufacturer’s error, whether due to the use of new and largely unproven technology or due to a design, manufacturing or assembly defect that was not discovered before launch;

●	problems with the power systems of the satellites, including:

●	circuit failures or other array degradation causing reductions in the power output of the solar arrays on the satellites, which could cause us to lose some of our capacity, require us to forego the use of some transponders initially and to turn off additional transponders in later years; and/or

●	failure of the cells within the batteries, be it due to extreme temperatures or corrosion or lack of care, the batteries are not properly functioning during the daily eclipse periods which occur for brief periods of time during two 40-day periods around March 21 and September 21 of each year; and/or

31

●	problems with the control systems of the satellites, including:

●	failure of the primary and/or backup satellite control processor (“SCP”); and

●	failure of electronic propulsion system that maintains the spacecraft’s proper in-orbit position; and/or

●	general failures resulting from operating satellites in the harsh space environment, such as premature component failure or wear out, including:

●	failure of one or more gyroscope and/or associated electronics that are used to provide satellite attitude information during manoeuvres.

We may experience anomalies in each of the categories described above in the future. Although we can work closely with the satellite manufacturers to determine and eliminate the cause of these anomalies in new satellites and provide for on-satellite backups for certain critical components to minimize or eliminate service disruptions in the event of failure, we may experience anomalies in the future, whether of the types described above or arising from the failure of other systems or components. These anomalies can manifest themselves in scale from minor reductions of equipment redundancy to marginal reductions in capacity to complete satellite failure.

Any single anomaly or series of anomalies could materially and adversely affect our operations, our revenues, our relationships with our customers and our ability to attract new customers for our satellite services. In particular, future anomalies may result in the loss of individual transponders on a satellite, a group of transponders on that satellite or the entire satellite, depending on the nature of the anomaly and the availability of on-satellite backups. Anomalies and our estimates of their future effects may also cause a reduction of the expected service life of a satellite and contracted backlog. Anomalies may also cause a reduction of the revenue generated by that satellite or the recognition of an impairment loss, and in some circumstances could lead to claims from third parties for damages, if a satellite experiencing an anomaly were to cause physical damage to another satellite, create interference to the transmissions on another satellite, cause other satellite operators to incur expenses to avoid such physical damage or interference or lower operating income as a result of an impairment charge. Finally, the occurrence of anomalies may adversely affect our ability to insure our satellites at commercially reasonable premiums, if at all. While some anomalies are covered by insurance policies, others are not or may not be covered.

We may experience a launch failure or other satellite damage or destruction during launch, which could result in a total or partial satellite loss. A new satellite could also fail to achieve its designated orbital location after launch. Any such loss of a satellite could negatively impact our business plans and could reduce our revenue.

Satellites are subject to certain risks related to failed launches. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites, which can take 24 months or longer, and to obtain other launch opportunities. Such significant delays could materially and adversely affect our operations and our revenue. In addition, significant delays could give customers who have purchased or reserved capacity on that satellite a right to terminate their service contracts relating to the satellite. We may not be able to accommodate affected customers on other satellites until a replacement satellite is available. A customer’s termination of its service contracts with us as a result of a launch failure would reduce our contracted backlog. Delay caused by launch failures may also preclude us from pursuing new business opportunities and undermine our ability to implement our business strategy.

Launch vehicles may also under-perform, in which case the satellite may still be placed into service by using its onboard propulsion systems to reach the desired orbital location, resulting in a reduction in its service life. In addition, if we were not able to obtain launch insurance on reasonable terms and a launch failure were to occur, we would directly suffer substantial loss of the cost of the satellite or related cost.

32

Our customized hardware and software may be difficult and expensive to service, upgrade or replace.

Some of the hardware and software we use in operations is significantly customized and tailored to meet our requirements and specifications and could be difficult and expensive to service, upgrade or replace. Although we expect to maintain inventories of some spare parts, it nonetheless may be difficult, expensive or impossible to obtain replacement parts for the hardware due to a limited number of those parts being manufactured to our requirements and specifications. Also, our business plan contemplates updating or replacing some of the hardware and software in our network as technology advances, but the complexity of our requirements and specifications may present us with technical and operational challenges that complicate or otherwise make it expensive or infeasible to carry out such upgrades and replacements. If we are not able to suitably service, upgrade or replace our equipment, our ability to provide our services and therefore to generate revenue could be harmed.

Technological developments or other changes in our industry could render our satellites, or any of their components, less competitive or obsolete, which may seriously harm our business.

Our industry is characterized by rapidly evolving technology. These technological developments require us to integrate new technology into our satellites. Our competitors may develop or acquire alternative and competing technologies, which could allow them to create new and disruptive imaging satellites or other associated technology. The risk from the introduction of superior competing satellite technologies is particular exacerbated in our industry as it can take months to years to deploy any new satellites. As a result, if any technological change renders our satellites obsolete, even if we are able to develop and deploy new technologies to compete, it would take substantial time until such satellites are operational. As a result of the foregoing, we may need to invest significant resources in research and development to maintain our market position, keep pace with technological changes and compete effectively. Our failure to improve our satellites in a timely manner may seriously harm our business. Even though we are not selling the satellite peripherals and components/devices including equipments on board but the components are essential in providing the services rendered to subscribers. This is similar to telecommunication towers and equipments on the ground. If these equipments fail to operate in good order, the subscribers to mobile telecommunication will not be able to have communication/connectivity.

We are heavily dependent on our customers. Due to the high level of competition in our industry, we might fail to retain our customers, which would harm our financial condition and operating results.

We are heavily dependent for purchases of our services by telecommunication companies serving the rural area. These telecommunication companies operate in a very competitive environment. The business of marketing internet connectivity services is highly competitive and sensitive, which may rapidly capture a significant share of the market. In addition, we anticipate that we will be subject to increasing competition in the future. Some of these competitors have longer operating histories, significantly greater financial, technical, service development, marketing and sales resources, greater name recognition, larger established customer bases and better-developed distribution channels than we do. Our present or future competitors may be able to develop products that are comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets and competition may intensify.

For the twelve months ended December 31, 2021 and for the six months ended June 30, 2022, we were heavily dependent on two customers, D’Amante (M) Sdn Bhd and SECM Sdn Bhd, which accounted for 14.7% and 85.3% of our total revenue for the twelve months ended December 31, 2021 respectively and 7.70% and 92.30% of our total revenue for the six months ended June 30, 2022.

On July 1 2020, D’Amante (M) Sdn. Bhd. And Mercu Tekun Sdn. Bhd. (“MTSB”) entered into a project management, engineering consultancy and services agreement, wherein D’Amante (M) Sdn. Bhd. engaged MTSB to jointly provide project management, engineering consultancy and services in relation to the design, supply, delivery, integration, testing and commissioning of Multi-Mission Satellite Data Reception and Oceanography Data Processing System, in accordance to an award/appointment given by the Government of Malaysia to D’Amante (M) Sdn. Bhd. Under this agreement, D’Amante (M) Sdn. Bhd. agreed to pay MTSB a total consideration of RM750,000.00 for the consultancy and services stated therein.

On August 9 2021, SECM Sdn. Bhd. and MTSB entered into a service agreement wherein SECM Sdn. Bhd. engaged MTSB to provide deliverables for the installation works for C-Band Weather Radar for preparation of construction works for C-Band radar system for Meteorological Department of Malaysia for a total consideration of RM867,940,00 in accordance to the terms therein.

On April 15 2022, SECM Sdn. Bhd. and MTSB entered into another service agreement wherein SECM Sdn. Bhd. engaged MTSB to provide deliverables for the installation works for C-Band Weather Radar for preparation of construction works for C-Band radar system for Meteorological Department of Malaysia for a total consideration of RM1,365,311.80 in accordance to the terms therein.

If we are unable to maintain relationships with our launch partners or enter into relationships with new launch partners to secure our launch schedule, we may be unable to reach our targeted annual launch rate, which could have an adverse effect on our ability to grow our business.

We do not own or operate our own launch vehicles. We rely on third party launch partners to launch our satellites. Part of our strategy involves increasing our launch cadence and reaching over 500 satellites launched. Our ability to achieve such launch cadence targets will depend on our ability to maintain our relationships with our launch partners and add new launch partners in the future. We are currently in discussions with multiple rocket launcher companies including US-based companies such as Momentus Inc and SpaceX. We expect to enter into a variety of arrangements with various launch partners to secure our launch schedule. We may in the future experience delays in our efforts to secure additional launch partners. Challenges as a result of regulatory processes or in the ability of our partners to secure the necessary permissions to establish launch sites could delay our ability to achieve our target cadence and could adversely affect our business.

We are dependent on third-party launch vehicles to deliver our systems, products, and technologies into space. If the number of companies offering launch services or the number of launches does not grow in the future or there is a consolidation among companies who offer these services, this could result in a shortage of space on these launch vehicles, which may cause delays in our ability to meet our customers’ needs. Additionally, a shortage of space available on launch vehicles may cause prices to increase or cause delays in our ability to meet our needs. Either of these situations could have a material adverse effect on our results of operations and financial condition.

33

Our officers and directors have other business interests, which may limit the amount of time they can devote to our Company and potentially create conflicts of interest.

Our Chairman, Chief Executive Officer and director, Dr. Seah Kok Wah, our Chief Financial Officer, Chief Operating Officer and director, Dr. Lim Kin Wan, and our independent non-executive director, Dato’ Ng Wan Peng have other business interests, which may lead to periodic interruptions of our business operations. Dr. Sean and Dr. William can respectively dedicate approximately 45 hours per week to the operation of our Company, but are prepared to devote more time if necessary.

A natural disaster could diminish our ability to provide communications service.

Natural disasters could damage or destroy our ground stations, resulting in a disruption of service to our customers. We currently do not have the technology to safeguard our antennas and protect our ground stations during natural disasters such as a thunderstorm, and the collateral effects of such disasters such as flooding may impair the functioning of our ground equipment. If a future natural disaster impairs or destroys any of our ground facilities, we may be unable to provide service to our customers in the affected area for a period of time.

Sales of our services are subject to changing consumer preferences; if we do not correctly anticipate such changes, our sales and profitability may decline.

The internet connectivity coverage that we provide have an impact on us and the internet connection industry as a whole. These include, among others, preferences for convenient, greater connection, and better value services. The success of our business depends on the internet connectivity coverage from the satellite we provide. Our competitiveness therefore depends on our ability to predict and quickly resolve any bad connections at any area we provide, exploiting profitable opportunities for services development without alienating our existing consumer base or focusing excessive resources or attention on unprofitable or short-lived trends. If we are unable to respond on a timely and appropriate basis to the connection issue, our sales volumes and margins could be adversely affected.

Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges it may encounter. Risks and challenges we have faced or expects to face include its ability to:

●	forecast our revenue and budget for and manage our expenses;
●	attract new customers and retain existing customers;
●	effectively manage our growth and business operation, including planning for and managing capital expenditures for our current and future space and space-related systems and services, managing our supply chain and supplier relationships related to our current and future product and service offerings, and integrating acquisitions;
●	anticipate and respond to macroeconomic changes and changes in the markets in which it operates;
●	maintain and enhance the value of its reputation and brand;
●	develop and protect intellectual property; and
●	hire, integrate and retain talented people at all levels of its organization.

If we fail to address the risks and difficulties that it faces, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more developed market. We will encounter risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from its expectations and its business, financial condition and results of operations could be adversely affected.

We have incurred significant losses since inception, we expect to incur losses in the future, and we may not be able to achieve or maintain profitability.

We have incurred significant losses since our inception. While we have generated limited revenue to date, we have not yet achieved production level satellite manufacturing, launch and data activities, and it is difficult for us to predict our future operating results. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.

34

We expect our operating expenses to increase over the next several years as we commence production level satellite manufacturing and satellite launch activities, continue to refine and streamline our design and manufacturing processes, make technical improvements, increase our launch cadence, hire additional employees and initiate research and development efforts relating to new products and technologies, including our space services business. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.

To maximize our potential for future growth and achieve our expected revenues, we need to manage growth in our current operations.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sourcing and marketing operations. This expansion will place a significant strain on our management and on our operational, accounting, and information systems. We expect that as we continue to grow, we will need to improve our financial controls, operating procedures, and management information systems to handle increased operations. We will also need to effectively train, motivate, and manage our employees. Failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our acquisition growth strategy will be successful.

In addition to our organic growth strategy, we also expect to grow through strategic acquisitions. We cannot assure you that our acquisitions will be successful or that we will have the funds to pursue any acquisitions. Further, even if we are able to complete strategic acquisitions, as expected, we will face challenges such as integration of systems, personnel and corporate culture that may impact our ability to successfully integrate acquired businesses into our overall corporate structure, which would negatively impact our business, operations and financial performance.

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance will be adversely affected.

Our business plan and growth strategy are based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance will be adversely affected.

Any funding we raise through the future sale of our Ordinary Shares will result in dilution to existing shareholders and funding through bank loans will increase our liabilities.

We plan to raise capital in order to fund our growth plans in the future and anticipate doing so through further stock issuances. Such stock issuances will cause stockholders’ interests in our Company to be diluted. Such dilution is likely to negatively affect the value of investors’ shares if our revenues and earnings do not grow commensurately. Alternate sources of finance, such as obtaining commercial loans, assuming those loans would be available, will increase the Company’s liabilities and future cash commitments.

Any failure of our satellite components to comply with safety requirements set by government may adversely affect our results from operations.

We currently obtain our components from third parties. We may fail to ensure the supplied goods to be in compliance with safety regulation and rules set by government, which may, in turn, results in losing our customers which would adversely affect our revenues and stockholder value.

35

Any disruptions in our information technology systems could harm our business and reduce our profitability.

We rely on our information technology infrastructure and systems such as servers, desktops, network equipments, etc. for communication with our customer as well as our satellite components supplier. Our performance depends on the availability of accurate and timely data and other information from key software applications to aid day-to-day business and decision-making processes. We may be adversely affected if our controls designed to manage information technology operational risks fail to contain such risks. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure and to maintain the related automated and manual control processes, we could be subject to adverse effects including billing and collection errors, business disruptions, in particular concerning on security breaches. Any disruption caused by failings in our information technology infrastructure equipment or of communication networks, could delay or otherwise impact our day-to-day business and decision-making processes and negatively impact our performance. In addition, we are reliant on third parties to service parts of our IT infrastructure. Failure on their part to provide good and timely service may have an adverse impact on our information technology network. Furthermore, we do not control the facilities or operations of our suppliers. An interruption of operations at any of their or our facilities or any failure by them to deliver on their contractual commitments may have an adverse effect on our business, financial condition and results of operations.

High uncertainties and numerous types of risks are associated with our business, including the planned A-SEANSAT and A-SEANLINK satellite constellation. We may ultimately choose to not proceed with the project or we may proceed with the project and it may not be successful, either of which could have a material adverse effect on our business prospects and financial condition.

There are numerous risks and uncertainties associated with our business, including the planned development of a LEO satellite constellation network that consists of hundreds of satellites of which require substantial capital outlay and our Company may not be able to raise sufficient capital to fund A-SEANSAT and A-SEANLINK satellite constellation implementation. In addition, if our Company is successful in raising sufficient capital to fund A-SEANSAT and A-SEANLINK satellite constellation and the constellation does not operate as expected or commercially unsuccessful, it could result in a material adverse effect on our business prospects and financial condition.

We may in the future invest significant resources in developing new service offerings and exploring the application of our proprietary technologies for other uses and those opportunities may never materialize.

While our primary focus for the foreseeable future will be on commencing our commercial launch activities, increasing our launch cadence, and fully expanding our satellite operations center, we may also invest significant resources in developing new technologies, services, products, and offerings. However, we may not realize the expected benefits of these investments. These anticipated technologies, however, are unproven and these products or technologies may never materialize or be commercialized in a way that would allow us to generate ancillary revenue streams. Relatedly, if such technologies become viable offerings in the future, we may be subject to competition from our competitors within the commercial launch and satellite industries, some of which may have substantially greater monetary and knowledge resources than we have and expect to have in the future to devote to the development of these technologies. Such competition or any limitations on our ability to take advantage of such technologies could impact our market share, which could have a material adverse effect on our business, financial condition, and results of operations.

Such research and development initiatives may also have a high degree of risk and involve unproven business strategies and technologies with which we have limited operating or development experience. They may involve claims and liabilities (including, but not limited to, personal injury claims), expenses, regulatory challenges, and other risks that we may not be able to anticipate. There can be no assurance that customer demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. Further, any such research and development efforts could distract management from current operations and would divert capital and other resources from our more established offerings and technologies. Even if we were to be successful in developing new services, offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that may increase our expenses or prevent us from successfully commercializing new products, services, offerings, or technologies.

36

We are dependent upon senior management and other highly qualified personnel and we cannot assure their retention.

Our success depends, in part, upon the continued services of key members of our senior management including engineers, manufacturing and quality assurance, design, finance, marketing, sales and support personnel. Our senior management’s’ knowledge of the market, our business and our company represent a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled engineer, managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of one or more of our senior management or operating personnel, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations. Further, any inability to recruit, develop and retain qualified employees may result in high employee turnover and may force us to pay significantly higher wages, which may harm our profitability.

Our customer contracts may be terminated by the customer at any time for convenience as well as other provisions permitting the customer to discontinue contract performance for cause (for example, if we do not achieve certain milestones on a timely basis). If our contracts are terminated or if we experience any other contract-related risks, our results of operations may be adversely impacted.

We are subject to a variety of contract-related risks. Some of our customer contracts, potentially including those with the government, include provisions allowing the customers to terminate their contracts for convenience, with a termination penalty for at least the amounts already paid, or to terminate the contracts for cause (for example, if we do not achieve certain milestones on a timely basis). Customers that terminate such contracts may also be entitled to a pro rata refund of the amount of the customer’s deposit.

Part of our strategy is to market our satellite as a service to key government customers. We expect we may derive limited revenue from contracts with MYSA and the Malaysia government, and may enter into further contracts with the foreign governments in the future, and this subjects us to statutes and regulations applicable to companies doing business with the foreign government. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts, and which are unfavorable to contractors. For instance, most government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, in which case the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.

Our customers may not be creditworthy.

Our business is subject to the risks of non-payment and non-performance by our customers. Our customers include telecommunication companies, enterprises and the government serving rural communities. We manage our exposure to credit risk through credit analysis and monitoring procedures, and may use letters of credit, prepayments and guarantees. However, these procedures and policies cannot fully eliminate customer credit risk, and to the extent our policies and procedures prove to be inadequate, it could negatively affect our financial condition and results of operations. In addition, some of our customers may be highly leveraged and subject to their own operating and regulatory risks and, even if our credit review and analysis mechanisms work properly, we may experience financial losses in our dealings with such parties. We do not maintain credit insurance to insure against customer credit risk. If our customers fail to fulfil their contractual obligations, it may have an adverse effect on our business, financial condition and results of operation.

37

Failure to protect our brand names, trademarks, intellectual property rights, and any assertions by third parties of infringement, misappropriation or other violations by us of their intellectual property rights could result in significant costs and could materially affect our business.

Our trademarks are currently in registrations status.

Our component suppliers owned their product brand names. We cannot be certain that the actions our suppliers have taken or will take in the future will be adequate to prevent violation of their proprietary rights.

We regard our intellectual property, trade secrets and proprietary technologies as important to the success of our business. We have developed certain ideas, processes, and methods that contribute to our success and competitive position that we consider to be trade secrets. We protect our trade secrets by keeping them confidential through the use of internal and external controls, including contractual protections with employees, contractors, customers and vendors. Trade secrets can be protected for an indefinite period so long as their secrecy is maintained, but we can provide no assurances that such secrecy will be maintained due to factors outside of the Company’s control.

While we have not yet obtained registrations for our intellectual property in all markets in which we do business or may do business in the future, and we may have difficulty in registering, or enforcing an exclusive right to use, our intellectual property in those jurisdictions. The intellectual property laws and enforcement practices of certain non-U.S. jurisdictions may not protect our intellectual property rights to the same extent as the laws of the United States. In addition, there can be no assurance that the efforts we have taken to protect our intellectual property and proprietary rights will be effective, and if we are unable to protect our intellectual property from unauthorized use, our ability to exploit our proprietary technology or our brand image may be harmed.

Litigation may be necessary to defend us against claimed infringement of the rights of third parties. Adverse publicity, legal action or other factors which we have no control over could lead to substantial erosion in the value of the brands, which could lead to decreased consumer demand and could have a material adverse effect on our business, financial condition and results of operations.

Failures in our technology infrastructure could damage our business, reputation and brand and substantially harm our business and results of operations.

If our main data center were to fail, or if we were to suffer an interruption or degradation of services at our main data center, we could lose important manufacturing and technical data, which could harm our business. Our facilities are vulnerable to damage or interruption from, floods, fires, cyber security attacks, power losses, telecommunications failures, and similar events. In the event that our or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, our ability to operate may be impaired. A decision to close the facilities without adequate notice, or other unanticipated problems, could adversely impact our operations. Any of the aforementioned risks may be augmented if our or any third-party provider’s business continuity and disaster recovery plans prove to be inadequate. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that we experience could result in unauthorized access to, misuse of or unauthorized acquisition of our or our customers’ data, the loss, corruption or alteration of this data, interruptions in our operations or damage to our computer hardware or systems or those of our customers. Moreover, negative publicity arising from these types of disruptions could damage our reputation. We have yet to secure a business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service. Significant unavailability of our services due to attacks could cause users to cease using our services and materially and adversely affect our business, prospects, financial condition, and results of operations.

We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our primary facilities, which could have a material adverse effect on our business, financial condition, and results of operations.

Our operations are subject to many hazards and operational risks inherent to our business, including general business risks, product liability and damage to third parties, our infrastructure or properties that may be caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks, human errors and similar events. Additionally, our satellite assembly operations are hazardous at times and may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties.

Moreover, our operations are entirely based in Malaysia, where our assembly-integration-testing facilities, administrative offices, and engineering functions are located. Any significant interruption due to any of the above hazards and operational to the operation of our facilities, including from weather conditions, growth constraints, performance by third-party providers (such as electric, utility or telecommunications providers), failure to properly handle and use hazardous materials, failure of computer systems, power supplies, fuel supplies, infrastructure damage, disagreements with the owners of the land on which our facilities are located could result in delays or cancellation of our planned commercial satellite launches and, as a result, could have a material adverse effect on our business, financial condition and results of operations.

38

In addition, we do not have any insurance coverage to cover our liabilities related to such hazards or operational risks. Moreover, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim, or a claim in excess of the insurance coverage limits maintained by us, could harm our business, financial condition and results of operations.

Adverse publicity stemming from any incident involving us or our competitors, could have a material adverse effect on our business, financial condition and results of operations.

We are at risk of adverse publicity stemming from any public incident involving our Company, our people or our brand. If any of our launch partners’ vehicles or our satellites or those of one of our competitors were to be involved in a public incident, accident or catastrophe, this could create an adverse public perception of satellite launch or manufacturing activities could cause a material adverse effect on our business, financial conditions and results of operations. Further, if our launch partners’ vehicles were to be involved in a public incident, accident or catastrophe, we could be exposed to significant reputational harm or potential legal liability.

Our international operations subject us to operational and financial risks.

We plan to provide services to our clients in the ASEAN countries. Accordingly, our business is subject to various risks resulting from differing legal, political, social and regulatory requirements, economic conditions and unforeseeable developments in these markets, including:

●	changes in tariffs, trade restrictions, trade agreements, and taxations;
●	difficulties in managing or overseeing foreign operations and agents;
●	different liability standards;
●	political instability;
●	differing economic cycles;
●	adverse economic conditions;
●	unexpected changes in regulatory environments, currency exchange rate fluctuations,
●	inability to collect payments or seek recourse under or comply with ambiguous or vague commercial or other laws;
●	changes in distribution and supply channels, foreign exchange controls and restrictions on repatriation of funds, and difficulties in attracting and retaining qualified management and employees.

We must comply with complex and evolving tax regulations in the various jurisdictions in which we operate, which subjects us to international tax compliance risks. Some tax jurisdictions in which we operate have complex and subjective rules regarding income tax, value-added tax, sales or excise tax and transfer tax. From time to time, our foreign subsidiaries are subject to tax audits and may be required to pay additional taxes, interest or penalties should the taxing authority assert different interpretations, or different allocations or valuations of our services which could be material and could reduce our income and cash flow from our international subsidiaries.

The occurrence or consequences of any of these factors may restrict our ability to operate in the affected region and/or decrease the profitability of our operations in that region.

As we continue to expand our business internationally, we expose the Company to increased risk of loss from foreign currency fluctuations, as well as longer accounts receivable payment cycles. Foreign currency fluctuations could result in currency translation exchange gains or losses or could affect the book value of our assets and liabilities. Furthermore, we may experience unanticipated changes to our income tax liabilities resulting from changes in geographical income mix and changing international tax legislation. We have limited control over these risks, and if we do not correctly anticipate changes in international economic and political conditions, we may not alter our business practices in time to avoid adverse effects.

39

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, and doubtful accounts), accounting for income taxes, valuation of long-lived and intangible assets and goodwill, and loss contingencies, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance, and could have a material adverse effect on our business.

We may engage in future acquisitions, which may be expensive and time consuming and from which we may not realize anticipated benefits.

Our strategy is largely based on our ability to grow through acquisitions of further businesses to build an integrated group. Consummating acquisitions of related businesses, or our failure to integrate such businesses successfully into our existing businesses, could result in unanticipated expenses and losses. Furthermore, we may not be able to realize any of the anticipated benefits from the acquisition.

We anticipate that any future acquisitions we may pursue as part of our business strategy may be partially financed through additional debt or equity. If new debt is added to current debt levels, or if we incur other liabilities, including contingent liabilities, in connection with an acquisition, the debt or liabilities could impose additional constraints and requirements on our business and operations, which could materially adversely affect our financial condition and results of operation. In addition, to the extent our Ordinary Shares are used for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing shareholders.

In connection with our completed and future acquisitions, the process of integrating acquired operations into our existing group operations, may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Some of the other risks associated with acquisitions include:

●	potentially dilutive issuances of our securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets with indefinite useful lives, which could adversely affect our results of operations and financial condition;
●	the possibility that the due diligence process in any such acquisition may not completely identify material issues associated with product quality, product architecture, product development, intellectual property issues, key personnel issues or legal and financial contingencies, including any deficiencies in internal controls and procedures and the costs associated with remedying such deficiencies;
●	the possible adverse effect of such acquisitions on existing relationships with third party partners and suppliers of technologies and services;
●	unexpected losses of key employees or customers of the acquired company;
●	conforming the acquired company’s standards, processes, procedures and controls with our operations;
●	coordinating new product and process development;
●	difficulty in predicting and responding to issues related to product transition such as development, distribution and client support;
●	hiring additional management and other critical personnel;
●	the possibility that staffs or clients of the acquired company might not accept new ownership and may transition to different technologies or attempt to renegotiate contract terms or relationships, including maintenance or support agreements;
●	difficulty in integrating acquired operations due to geographical distance and language and cultural differences;

40

●	the possibility that acquired assets become impaired, requiring us to take a charge to earnings which could be significant; and
●	increasing the scope, geographic diversity and complexity of our current operations.

In addition, general economic and market conditions or other factors outside of our control could make our operating strategies difficult or impossible to implement. Any failure to implement these operational improvements successfully and/or the failure of these operational improvements to deliver the anticipated benefits could have a material adverse effect on our results of operations and financial condition.

We may face significant competition for acquisition opportunities.

There may be significant competition in some or all of the acquisition opportunities that we may explore. Such competition may for example come from strategic buyers, sovereign wealth funds, special purpose acquisition companies and public and private investment funds, many of which are well established and have extensive experience in identifying and completing acquisitions. A number of these competitors may possess greater technical, financial, human and other resources than us. We cannot assure investors that we will be successful against such competition. Such competition may cause us to be unsuccessful in executing any acquisition or may result in a successful acquisition being made at a significantly higher price than would otherwise have been the case.

Any due diligence by us in connection with potential future acquisition may not reveal all relevant considerations or liabilities of the target business, which could have a material adverse effect on our financial condition or results of operations.

We intend to conduct such due diligence as we deem reasonably practicable and appropriate based on the facts and circumstances applicable to any potential acquisition. The objective of the due diligence process will be to identify material issues which may affect the decision to proceed with any one particular acquisition target or the consideration payable for an acquisition. We also intend to use information revealed during the due diligence process to formulate our business and operational planning for, and our valuation of, any target company or business. While conducting due diligence and assessing a potential acquisition, we may rely on publicly available information, if any, information provided by the relevant target company to the extent such company is willing or able to provide such information and, in some circumstances, third party investigations.

There can be no assurance that the due diligence undertaken with respect to acquisition, including the AngkasaX Sdn. Bhd. acquisition, will reveal all relevant facts that may be necessary to evaluate such acquisition including the determination of the price we may pay for acquisition target or to formulate a business strategy. Furthermore, the information provided during due diligence may be incomplete, inadequate or inaccurate. As part of the due diligence process, we will also make subjective judgments regarding the results of operations, financial condition and prospects of a potential target. For example, the due diligence we conducted in connection with the AngkasaX Sdn. Bhd. acquisition may not have been complete, adequate or accurate and may not have uncovered all material issues and liabilities to which we are now subject. If the due diligence investigation fails to correctly identify material issues and liabilities that may be present in a target company or business, or if we consider such material risks to be commercially acceptable relative to the opportunity, and we proceed with an acquisition, we may subsequently incur substantial impairment charges or other losses.

In addition, following an acquisition, including the AngkasaX Sdn. Bhd. acquisition, we may be subject to significant, previously undisclosed liabilities of the acquired business that were not identified during due diligence and which could contribute to poor operational performance, undermine any attempt to restructure the acquired company or business in line with our business plan and have a material adverse effect on our financial condition and results of operations.

41

We are subject to negative impacts of changes in political and governmental conditions.

Our operations are subject to the influences of significant political, governmental, and similar changes and our ability to respond to them, including:

●	changes in political conditions and in governmental policies;
●	changes in and compliance with international and domestic laws and regulations; and
●	wars, civil unrest, acts of terrorism, and other conflicts.

We may be subject to negative impacts of catastrophic events.

A disruption or failure of our systems or operations in the event of a major earthquake, weather event, cyber-attack, heightened security measures, actual or threatened, terrorist attack, strike, civil unrest, pandemic or other catastrophic event could cause delays in providing services or performing other critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information systems could harm our ability to conduct normal business operations and adversely impact our operating results.

We may incur liabilities that are not covered by insurance.

While we seek to maintain appropriate levels of insurance, not all claims are insurable and we may experience major incidents of a nature that are not covered by insurance. We presently do not have insurance through our warehouse operators for our satellites while they are warehoused and direct insurance to cover our satellites while they are in transit. Our warehouse is to house our components for assembly including storage of assembled satellites before shipping out to launch. We do not have other insurances that cover, among other things, employee-related accidents and injuries, other property damage and liability deriving from our activities.

We are a holding company whose principal source of operating cash is the income received from our subsidiaries.

We are dependent on the income generated by our subsidiaries in order to make distributions and dividends on the Ordinary Shares. We have not received and do not have any present plan to receive dividends paid by our Malaysia subsidiaries, but we have discretion as to whether such dividends are paid, subject to applicable statutory and contractual restrictions, including Malaysia regulations which may govern the ability of our Malaysia subsidiary to pay dividends to us. The amounts of distributions and dividends, if any, which may be paid to us from our operating subsidiaries will depend on many factors, including such subsidiary’s results of operations and financial condition, limits on dividends under applicable law, its constitutional documents, documents governing any indebtedness, and other factors which may be outside our control. If our operating subsidiaries do not generate sufficient cash flow, we may be unable to make distributions and dividends on the Ordinary Shares.

Our significant shareholders have considerable influence over our corporate matters.

Each of See Unicorn Ventures Limited, GreenPro Venture Capital Limited, Fivestar Merger Sdn. Bhd., SEATech Ventures Corp. holds 65%, 12%, 6% and 6% respectively, of our issued and outstanding Ordinary Shares. Each of them, either collectively (which would aggregate into a controlling interest in us) or individually, will hold considerable influence over corporate matters requiring shareholder approval, such as electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our significant shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholders have, either collectively or individually, considerable influence over our corporate matters, their interests may differ from the interests of our Company as a whole. These shareholders could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

42

Our education business is heavily dependent on our partner’s brand recognition and market reputation.

We believe that our success is heavily dependent on the market recognition of our partner, Universiti Sains Malaysia’s brand and reputation. As we continue to expand our business and services, it may become difficult to maintain the quality and consistency of the services it offers, which in turn may undermine customers’ confidence in our brand name.

A variety of factors can potentially impact our reputation, such as customer satisfaction with USM’s educational content or syllabus, IT solutions they provide and negative press. If our reputation is damaged, our customers may stop using our services and our business could be materially and adversely affected.

We cannot assure you that we are able to monitor its promotion and marketing activities effectively and the promotion of our brand may not be successful as we expect. If we are unable to maintain or sustain our reputation and brand recognition, we may also be unable to maintain or expand our customer base, which may have a material and adverse effect on our business, financial condition and results of operations.

We may not be able to maintain or increase our fee level for educational services.

Our results of operations are affected by the pricing we charge for our services. We determine our fees with Universiti Sains Malaysia primarily based on the demand for our educational content, the cost of our operations, the fees charged by our competitors, our pricing strategy to gain market shares and general educational market’s supply and demand in Malaysia. We cannot guarantee that we will be able to maintain or increase our fee level in the future without adversely affecting the demand for our educational content services.

We cannot assure you that we will not be subject to liability claims for any inappropriate or illegal content in USM’s educational content offerings, which could cause us to incur legal costs and damages our reputation.

Although we can implement various content monitoring procedures, we cannot assure you that there will be no inappropriate or illegal content included in our educational content or applications and websites. We may face civil, administrative or criminal liability or legal or regulatory sanctions, such as requiring us to restrict or discontinue our content or services, if an individual or corporate, governmental or other entity believes that any of our educational content or content displayed on our applications and websites violates any laws, regulations or governmental policies or infringes upon its legal rights. Even if such a claim were not successful, defending such a claim may cause us to incur substantial costs. Moreover, any accusation of inappropriate or illegal content in our educational content offerings or our applications and websites could lead to significant negative publicity, which could harm our reputation, business, financial condition and results of operations.

Risks Related to Regulation

We are subject to orbital slot/spectrum access requirements of the International Telecommunication Union (“ITU”) and regulatory and licensing requirements in each of the countries in which we provide services, and our business is sensitive to regulatory changes internationally and in those countries.

The telecommunications industry is highly regulated, and our business is depending on access to orbital slots and spectrum resources to provide satellite services. The International Telecommunication Union and national regulators allocate spectrum for satellite services and may change these allocations, which could change or limit how our future satellites are able to be used. In connection with providing satellite capacity, ground network uplinks, downlinks and other value-added services to our customers, we need to maintain regulatory approvals, and to obtain new regulatory approvals of various countries from time to time. Obtaining and maintaining these approvals can involve significant time and expense. If we cannot obtain or are delayed in obtaining the required regulatory approvals, we may not be able to provide these services to our customers or expand into new services. In addition, the laws and regulations to which we are subject could change at any time, thus making it more difficult for us to obtain new regulatory approvals or causing our existing approvals to be revoked or adversely modified. Because the regulatory schemes vary by country, we may also be subject to regulations of which we are not presently aware and could be subject to sanctions by a foreign government that could materially and adversely affect our operations in that country. If we cannot comply with the laws and regulations that apply to us, we could lose our revenue from services provided to the countries and territories covered by these laws and regulations and be subject to criminal or civil sanctions.

43

We are subject to the continuous supervision by the Malaysian Communication and Multimedia Commission (MCMC) under Communication and Multimedia Act (1998).

MCMC key role was initially the regulator of the communications and multimedia industry based on the powers provided for in the Malaysian Communications and Multimedia Commission Act (1998) and the Communications and Multimedia Act (1998). Pursuant to these Acts, its role is also to implement and promote the Government’s national policy objectives for the communications and multimedia sector. The MCMC is also charged with overseeing the new regulatory framework for the converging telecommunications and broadcasting industries and on-line activities. In 2001, the MCMC’s role was expanded to include overseeing the postal service sector pursuant to the Postal Services Act 1991 and licensing of the Certification Authorities under the Digital Signature Act 1997.

Our business is highly regulated by various laws and regulations in the market we operate, such as in the Communication and Multimedia Act (1998). Various registrations, certificates and/or licenses for the conduct of our business are required under the above-mentioned law, which also contain provisions for requirements on the right to use a specific band, and operate specific kind of network facility.

The telecommunications industry in Malaysia is highly regulated, and for us to conduct our business we may require to obtain regulatory approval on our on the ground facilities to provide managed and monitored broadband, and private network services to customers. If we cannot obtain or are delayed in obtaining the required regulatory approvals, we may not be able to provide the services to our customers or expand into new services.

We are subject to stringent Malaysia export and import control laws and regulations. Unfavourable changes in these laws and regulations or Malaysia government licensing policies, our failure to secure timely Malaysia government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition, and results of operation.

Our business is subject to stringent Malaysia import and export control laws and regulations as well as economic sanctions laws and regulations. We are required to import and export our products, software, technology, equipment, and services, as well as run our operations in the Malaysia, in full compliance with such laws and regulations, which under the administration of Ministry of Trade and Industry of Malaysia (MITI) and Royal Malaysia Customs Department (RMCD). Similar laws that impact our business exist in other jurisdictions where we may expansion our business. These foreign trade controls prohibit, restrict, or regulate our ability to, directly or indirectly, export, deemed export, re-export, deemed re-export or transfer certain hardware, technical data, technology, software, or services to certain countries and territories, entities, and individuals, and for end uses. If we are found to be in violation of these laws and regulations, it could result in civil and criminal, monetary and non-monetary penalties, the loss of export or import privileges, debarment, and reputational harm.

In addition, our communication equipment is required to obtain import permit and certification carry out by SIRIM QAS International Sdn. Bhd., a registered certifying agency with MCMC before it was allowed to be imported into Malaysia. All communication and multimedia products are required to obtain certification and labelled with Certification Mark, mandatory under the Communications and Multimedia Acts (CMA) 1998, and the Communications and Multimedia Regulations 2000.

We may be subject to antitrust regulations with respect to future acquisition opportunities.

Many jurisdictions in which we intend to operate have antitrust regulations which involve governmental filings for certain acquisitions, impose waiting periods and require approvals by government regulators. Governmental authorities may seek to challenge potential acquisitions or impose conditions, terms, obligations or restrictions that may delay completion of the acquisition or materially reduce the anticipated benefits (financial or otherwise). Our inability to consummate potential future acquisitions or to receive the full benefits of such acquisitions because of antitrust regulations could limit our ability to execute on our acquisition strategy which could have a material adverse effect on our financial condition and results of operations.

44

Risks Related to Our Ordinary Shares

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company until the fifth anniversary from the date of our initial listing. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected not to “opt out” of this provision and, as a result, we will not comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

An active trading market for our Ordinary Shares may not develop and the trading price for our Ordinary Shares may fluctuate significantly.

This is no public market for our Ordinary Shares. We intend to apply for listing our Ordinary Shares on the OTC markets, but we cannot assure you that a liquid public market for our Ordinary Shares will develop. If an active public market for our Ordinary Shares does not develop following the completion of this Offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected.

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located mainly in Malaysia that have listed their securities in the United States.

In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile due to a number of factors, including the following:

●	regulatory developments affecting us or our industry;
●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;
●	changes in the market condition, market potential and competition in satellite services;
●	announcements by us or our competitors of new products, services, expansions, investments, acquisitions, strategic partnerships or joint ventures;
●	fluctuations in global and Malaysia economies;
●	changes in financial estimates by securities analysts;
●	adverse publicity about us;
●	additions or departures of our key personnel and senior management;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

45

Substantial future sales or perceived potential sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares. A significant number of our issued outstanding Ordinary Shares is held by several large shareholders and are available for sale, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Their sale or perceived sale into the market may cause the price of our Ordinary Shares to decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavourable research about our business, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Ordinary Shares to decline.

Because we do not expect to pay dividends in the foreseeable future after this Offering, you must rely on price appreciation of our Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of BVI law. Under BVI law, dividends may be declared and paid at such time, and in such an amount, as our board of directors determine subject to their being satisfied that our Company will meet the statutory solvency test immediately after the dividend. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot guarantee that our Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We are incorporated in the BVI and conduct substantially all of our operations in Malaysia through our wholly owned subsidiary. Most of our directors and substantially all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for our shareholders to bring an action against us or against these individuals in the BVI or in Malaysia in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the BVI and Malaysia may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the BVI of judgments obtained in the United States or Malaysia, although the courts of the BVI will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

46

Our corporate affairs will be governed by our memorandum and articles of association, the BVI Act and the common law of the BVI. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under BVI law are to a large extent governed by the common law of the BVI and by the BVI Act. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company and whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction.

As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

A shareholder of our Company is entitled, on giving written notice to our Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to our Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”)
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the OTC Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

47

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the BVI. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

We will incur increased costs as a result of being a public company.

Upon effectiveness of this registration statement on Form F-1, we will become a public reporting company and expect to incur significant accounting, legal and other expenses that we did not incur as a private company. We expect the relevant rules and regulations applicable to public companies to increase our accounting, legal and financial compliance costs and to make certain corporate activities more time-consuming and costly. Our management will be required to devote substantial time and attention to our public company reporting obligations and other compliance matters. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Our reporting and other compliance obligations as a public company may place a strain on our management, operational and financial resources and systems for the foreseeable future.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

U.S. buyers purchasing our Ordinary Shares may not reap the benefits of using depositary.

U.S. buyers purchasing our Ordinary Shares are doing so without a depositary and accordingly may not reap the benefits of a depositary such as proper recordkeeping, distribution of shareholder communications, payment of dividends in US dollars as opposed to our native or functional currency, reduced administrative costs, avoiding foreign taxes on each transaction and other services. Additionally, U.S. buyers may have to appoint foreign brokers to transact in our Ordinary Shares.

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such ordinary shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

48

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong.

Our auditor, JP Centurion & Partners PLT, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Kuala Lumpur, and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor and our auditor was not identified in the PACOB’s Determination Report as a firm subject to the PCAOB’s determination.

However, the recent developments would add uncertainties to our Offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the applicant’s or listed company’s auditors.

49

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the issuer uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

Furthermore, the HFCA Act, which requires that the PCAOB be permitted to inspect the issuer’s public accounting firm within three years, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time.

In addition, on June 22, 2021, the U.S. Senate passed the AHFCA Act, which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, JP Centurion & Partners PLT, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Kuala Lumpur, and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor.

However, the above recent developments may have added uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and most of our operations are conducted outside the United States.

Transferability of Shares

The OTC is not designated as a “recognised exchange” for the purposes of the Securities and Investment Business Act, any shares in our Company will not benefit from the provisions of the Securities and Investment Business Act which relate to the transferability of shares in our Company whilst listed on a recognised exchange. As such, any transfer of shares in our Company would need to be made by way of the registration if such shares with a brokerage which would take legal title to such shares and thereby allow the beneficial title in such shares to be transferred in accordance with the rules of the OTC, or, such transfer would be required to be made by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.

50

It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the BVI.

There is no statutory enforcement in the BVI of judgments obtained in the U.S., however, the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The BVI courts are unlikely:

●	to recognize or enforce against our Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against our Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to our Company and received at its registered office will be forwarded unopened to the forwarding address supplied by our Company to be dealt with. None of our Company, our directors, officers, advisors or service providers (including the organisation which provides registered office services in the BVI) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

Risks Related to Taxation

Changes in tax law and practice may reduce any net returns for shareholders.

The tax treatment of the Company, our shareholders and any subsidiary of ours any special purpose vehicle that we may establish and any other company which we may acquire are all subject to changes in tax laws or practices in the BVI, the U.S., Malaysia and any other relevant jurisdiction. Any change may reduce the value of your investment in our ordinary shares.

51

Failure to maintain our tax status may negatively affect our financial and operating results and shareholders.

We are incorporated in the BVI but, as noted below under “Tax Considerations,” we are not subject to any income, withholding or capital gains taxes in the BVI.

If we were to be considered to be resident in or to carry on a trade or business within the United States for U.S. taxation purposes or in any other country in which we are not currently treated as having a taxable presence, we could be subject to U.S. income tax or taxes in such other country on all or a portion of our profits, as the case may be, which may negatively affect our financial and operating results.

Taxation of returns from assets located outside the BVI may reduce any net return to shareholders.

Our current operations are subject to taxes in Malaysia. However, as we plan to expand our services across ASEAN, we may face increased risk in tax jurisdictions in which we may have, directly or indirectly, an economic exposure to local taxes and to changes in tax laws or practices.

To the extent that any other company or business which we acquire is established outside the BVI, it is possible that any return we receive from such company or business may be reduced by irrecoverable withholding or other local taxes and this may reduce the value of your investment in our Ordinary Shares.

We may become resident in or reincorporate in another jurisdiction in connection with any future acquisition and such a change may result in taxes imposed on shareholders.

We may become resident in or reincorporate in another jurisdiction. Such a transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not anticipate making any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of Ordinary Shares after any such reincorporation.

There can be no assurance that we will be able to make returns for shareholders in a tax-efficient manner.

We intend to structure our holding of any acquisition in a fiscally efficient manner. We have made certain assumptions regarding taxation. However, if these assumptions are not correct, taxes may be imposed with respect to our assets, or we may be subject to tax on our income, profits, gains or distributions (either on a liquidation and dissolution or otherwise) in a particular jurisdiction or jurisdictions in excess of taxes that were anticipated. This could alter the post-tax returns for shareholders (or shareholders in certain jurisdictions). The level of return for shareholders may also be adversely affected. Any change in laws or tax authority practices could also adversely affect any post-tax returns of capital to shareholders or payments of dividends. In addition, we may incur costs in taking steps to mitigate any such adverse effect on the post-tax returns for shareholders.

If any dividend is declared in the future and paid in a foreign currency, U.S. Holders may be taxed on a larger amount in U.S. Dollars than the dollar amount actually received.

U.S. Holders (as defined under “Taxation Considerations – Certain United States Federal Income Tax Considerations”, below) will be taxed on the U.S. Dollar value of dividends at the time they are received, even if they are not converted to U.S. Dollars or are converted at a time when the U.S. Dollar value of the dividends has fallen. The U.S. Dollar value of the payments made in the foreign currency will be determined for tax purposes at the spot rate of the foreign currency to the U.S. Dollar on the date the dividend distribution is deemed included in such U.S. Holder’s income, regardless of whether or when the payment is in fact converted into U.S. Dollars.

52

If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our Ordinary Shares could be subject to adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company (“PFIC”), for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such year is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income (the “assets” test). A separate determination must be made after the close of each taxable year as to whether a non-United States corporation is a PFIC for that year. Based on the current and anticipated value of our assets, we believe we may be a PFIC for United States federal income tax purposes for our taxable year ending December 31, 2022, and we may be a PFIC for United States federal income tax purposes for future taxable years, as well.

In determining whether we are a PFIC under the assets test, cash is considered by the United States Internal Revenue Service (“IRS”) to be a passive asset. During our taxable year ending December 31, 2022, we believe that the amount of cash we will have had on hand, based on a quarterly average during the year, will be greater than 50% of our total assets. The same result may occur in 2023 or later years. The composition of our assets may cause us to be classified as a PFIC during any year. The determination of whether we will be a PFIC for our current taxable year or a future year may depend in part upon how quickly we spend our liquid assets, and on the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may depend upon the market value of our Ordinary Shares from time to time). Further, while we will endeavour to use a classification methodology and valuation approach that is reasonable, the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles for purposes of determining whether we are a PFIC in the current or one or more future taxable years.

If we are a PFIC for any taxable year during which a U.S. Holder holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such U.S. Holder. See “Taxation Considerations – United States Federal Income Tax – Passive Foreign Investment Company.” As discussed under “United States Federal Income Tax – Passive Foreign Investment Company”, a U.S. Holder may be able to make certain tax elections that would lessen the adverse impact of PFIC status; however, in order to make such elections the U.S. Holder will usually have to have been provided information about the company by us, and while the company will endeavor to provide such information, there is no assurance that it will be able to do so.

53

USE OF PROCEEDS

Our Offering is being made on a self-underwritten basis: no minimum number of Ordinary Shares must be sold in order for the Offering to proceed. The Offering price per share is $2.00. We do not have an underwriter to assist us in the sale of the shares. We are dependent upon our chief executive officer, Dr. Seah Kok Wah, and chief financial officer and chief operating officer, Dr. Lim Kin Wan to offer the shares on our behalf. Dr. Seah Kok Wah and Dr. Lim Kin Wan will not receive compensation for sales of the shares. We will rely on Rule 3(a)4-11 in that both of our chief executive officer and chief financial officer have never been either a registered securities broker-dealer or an affiliate or associated person thereof. We will receive the net proceeds from the sale of the shares. You have no assurance we will be able sell all of the shares. We expect to sell the shares in transactions negotiated directly with investors or their representatives. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $24,000,000 as anticipated.

If 12,000,000 shares (100%) are sold:

Next 12 months

Description of Use	Estimate Amount of Net Proceed	Percentage
Research and Development	$3,000,000	12.5%
Talent Recruitment and Training	$1,992,000	8.3%
Capital Expenditures (for setting up a laboratory and testing equipment, launching our satellites and purchase ground station equipment)	$16,008,000	66.7%
General Working Capital and Professional Fees	$3,000,000	12.5%
Total	$24,000,000	100.0%

If 9,000,000 shares (75%) are sold:

Next 12 months

Description of Use	Estimate Amount of Net Proceed	Percentage
Research and Development	$2,250,500	12.5%
Talent Recruitment and Training	$1,494,000	8.3%
Capital Expenditures (for setting up a laboratory and testing equipment, launching our satellites and purchase ground station equipment)	$12,006,000	66.7%
General Working Capital and Professional Fees	$2,250,000	12.5%
Total	$18,000,000	100.0%

.

If 6,000,000 shares (50%) are sold:

Next 12 months

Description of Use	Estimate Amount of Net Proceed	Percentage
Research and Development	$1,500,000	12.5%
Talent Recruitment and Training	$996,000	8.3%
Capital Expenditures (for setting up a laboratory and testing equipment, launching our satellites and purchase ground station equipment)	$8,004,000	66.7%
General Working Capital and Professional Fees	$1,500,000	12.5%
Total	$12,000,000	100.0%

If 3,000,000 shares (25%) are sold:

Next 12 months

Description of Use	Estimate Amount of Net Proceed	Percentage
Research and Development	$750,000	12.5%
Talent Recruitment and Training	$498,000	8.3%
Capital Expenditures (for setting up a laboratory and testing equipment, launching our satellites and purchase ground station equipment)	$4,002,000	66.7%
General Working Capital and Professional Fees	$750,500	12.5%
Total	$6,000,000	100.0%

54

DIVIDEND POLICY

We have not declared or paid any dividends on our Ordinary Shares since our inception on January 22, 2021, and have no current plans to pay dividends on our Ordinary Shares. The declaration and payment of future dividends to holders of our Ordinary Shares will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by our board of directors. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or they may incur. See “Risk Factors—Risks Related to our Ordinary Shares— Because we do not expect to pay dividends in the foreseeable future after this Offering, you must rely on price appreciation of our Ordinary Shares for return on your investment,” and for a discussion of taxation of any dividends, see “Tax Considerations.”

MARKET PRICE OF ORDINARY SHARES

This is no public market for our Ordinary Shares. We intend to apply for listing our Ordinary Shares on the Pink Market maintained by OTC markets after the effectiveness of this registration statement on Form F-1, but we cannot assure you that we will be successful or that a liquid public market for our Ordinary Shares will develop. If an active public market for our Ordinary Shares does not develop following the completion of this Offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected.

EXCHANGE RATE INFORMATION

An entity’s functional currency is the currency of the primary economic environment in which it operates. Normally that is the currency of the jurisdiction in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Ringgit Malaysia (“MYR’). The reporting currency of these consolidated financial statements is the United States Dollar (“US Dollars” or “$”).

The financial statements of the Company, which are prepared using the MYR, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each reporting period end date. Revenue and expenses are translated using weighted average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or expense.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Foreign currency exchange gains and losses resulting from these transactions are included in results of operations.

The exchange rates used for foreign currency translation in this prospectus are as follows:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
	(USD to MYR)	(USD to MYR)
Assets and liabilities (period-end exchange rate)	1 to 4.1650	1 to 4.01700
Revenue and expenses (period weighted average)	1 to 4.1456	1 to 4.10624

55

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022.

You should read this capitalization table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

June 30, 2022
(Audited)
STOCKHOLDERS’ EQUITY:

Ordinary Shares, $0.0001 par value, 100,000,000,000 shares authorized, 229,000,001 issued and outstanding	$22,900
Share subscription	$315,213
Irredeemable convertible preference shares	$973,092
Merger reserve	$(1,726)
Accumulated deficit	$(795,802)
Accumulated comprehensive loss	$(40,653)
Non-controlling interests	$25,208
Total Stockholders’ equity	$498,232
Total Capitalization	$498,232

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the Offering Price per Ordinary Shares and the pro forma net tangible book value per Ordinary Shares after the Offering. Our pro forma net tangible book value as of June 30, 2022 was $24,430,927 or $0.10137 per share. Our net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our share stock outstanding before the offering. Our pro forma net tangible book value per share set forth below represents our total tangible assets (as adjusted to account for the net proceeds of the Offering) less total liabilities, divided by the number of shares of our share stock outstanding after the offering (using the assumed Offering Price of $2.00 per Ordinary Share).

Dilution results from the fact that the per Ordinary Share Offering Price is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. After giving effect to our issuance and sale of 12,000,000 Ordinary Shares in this Offering at an assumed Offering Price of $2.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, assuming no exercise of overallotment and after deducting the estimated underwriting discounts and offering expenses payable by us, the pro forma as adjusted net tangible book value as of June 30, 2022 would have been $24,430,927 or $0.10137 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.09949 per share. The Offering Price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares in this Offering will suffer an immediate dilution of their investment of $1.90 per share. The following table illustrates this per share dilution to the new investors purchasing shares in this Offering:

Offering
Assumed Offering Price per Ordinary Share	$2.00
Net tangible book value per Ordinary Shares as of June 30, 2022	$0.00188
Increase per Ordinary Shares attributable to this Offering	$0.09949
Pro forma net tangible book value per Ordinary Shares after the Offering	$0.10137
Dilution per Ordinary Share to new investors	$1.90

A $1.00 increase (decrease) in the assumed Offering Price of $2.00 per share would increase (decrease) the pro forma net tangible book value by $12,000,000, the pro forma net tangible book value per share after this Offering by $1.00 per share and the dilution in pro forma net tangible book value per share to investors in this Offering by $0.14928 per share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting fees and commissions and offering expenses payable by us.

56

The following chart illustrates our pro forma proportionate ownership, upon completion of this Offering by present shareholders and investors in this Offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this Offering at the assumed Offering Price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the Offering.

	Shares Purchased		Total Consideration		Average Price
	Amount (#)	Percent (%)	Amount (#)	Percent (%)	Per Share ($)
Existing shareholders	229,000,001	95%	272,800	99%	0.00119
New investors	12,000,000	5%	24,000,000	1%	2.00
Total	241,000,001	100%	24,272,800	100%	0.10072

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables present selected consolidated historical financial data as of the dates and for each of the periods indicated.

The summary consolidated historical data for the Company year ended December 31, 2021 and the year ended December 31, 2020 has been derived from our audited consolidated financial statements included in this prospectus.

All of the selected financial information included in the following tables is prepared in accordance with U.S. GAAP and denominated in US$.

The summary consolidated historical financial data included below is not necessarily indicative of future results and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” as well as our consolidated financial statements and notes thereto contained in this prospectus.

All operations are continuing and no declared or paid dividends in the periods presented.

Consolidated Statements of Operation:

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)

Revenue	$73,201	$-
Cost of revenue	$-	$-
Gross Profit	$73,201	$-

Other income
Unrealised gain from foreign exchange	$8,414	$-
Other income	$7,461	$-
	$15,875	$-

Operating expenses:
General and administrative expenses	$(413,574)	$(4,425)
Realised loss from foreign exchange	$(6,185)	$(4,577)
Total operating expenses	$(419,759)	$(9,002)

Loss from operations	$(330,683)	$(9,002)

Loss before income tax expense	$(330,683)	$(9,002)

Income tax expense	$-	$-

Net loss for the year	$(330,683)	$(9,002)

Other comprehensive (loss) - Foreign exchange translation adjustment	$(8,072)	$(107)

Total comprehensive loss for the year	$(338,755)	$(9,109)

Net loss for the year attributable to
Owners of the Company	$(333,871)	$(9,002)
Non-controlling interests	$3,188	$-
	$(330,683)	$(9,002)

Total comprehensive loss for the year attributable to
Owners of the Company	$(341,717)	$(9,109)
Non-controlling interests	$2,962	$-
	$(338,755)	$(9,019)

Weighted average number of common shares outstanding – basic and diluted	$206,846,971	$27

Net loss per common share- basic and diluted	$(0.0016)	$(333.4074)

57

Consolidated Balance Sheets

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
ASSETS

CURRENT ASSETS:
Trade receivables	$10,782	$-
Other receivables	$580,115	$-
Amount due from related party	$1,174	$-
Cash and cash equivalent	$712,624	$2,234
Total current assets	$1,304,695	$2,234

NON-CURRENT ASSETS:
Property and equipment, net	$71,998	$-
Goodwill	$71,045	$-
Total non-current assets	$143,043	$-

TOTAL ASSETS	$1,447,738	$2,234

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Amount owing to director	$17,212	$11,693
Amount due to related party	$-	$647
Accrued expenses and other payables	$775,893	$629
Share subscription	$670,897	$-
Total current liabilities	$1,464,002	$12,969

TOTAL LIABILITIES	$1,464,002	$12,969

COMMITMENTS AND CONTINGENCIES	$-	$-

STOCKHOLDERS’ EQUITY:
Share capital;
Ordinary Shares, $0.0001 par value, 100,000,000,000 shares authorized, 229,000,001 and 100 shares issued and outstanding as of Dec 31, 2021 and Dec 31, 2020 respectively	$22,900	$100
Additional paid-in capital	$315,213	$-
Merge reserve	$(1,726)	$(1,726)
Accumulated comprehensive loss	$(7,952)	$(107)
Accumulated deficit	$(342,873)	$(9,002)
Non-controlling interest	$(1,826)	$-
Total stockholders’ equity	$(16,264)	$(10,735)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,447,738	$2,234

58

Consolidated Statements of Cash Flow

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)

Cash flows from operating activities:
Net (loss) for the year	$(330,683)	$(9,002)
Adjustments to reconcile net income(loss) to net cash (used in) provided by operating activities:
Depreciation for property, plant and equipment	$1,579	$-
Changes in operating assets and liabilities:
Trade receivables	$(10,782)	$-
Other receivables	$(580,043)	$-
Trade payables	$(62,193)	$-
Accrued expenses and other payables	$659,148	$(177)
Net cash (used in) operating activities	$(322,974)	$(9,179)

Cash flows from investing activities:
Purchase of property, plant and equipment	$(72,065)	$-
Net cash inflow from acquisition of subsidiary	$96,377	$-
Net cash generated from investing activities	$24,312	-

Cash flows from financing activities:
Proceeds from share subscriptions received of VIE company	$671,208	$-
Proceeds from issuances of shares	$338,113	$-
Advance from director	$4,897	$11,315
Contributions from non-controlling interests	$3,557	$-
Net cash generated from financing activities	$1,017,775	$11,315

Effect of exchange rate changes in cash and cash equivalents	$(8,723)	$(27)

Net increase in cash and cash equivalents	$710,390	$2,136

Cash and cash equivalent, beginning of the year	$2,234	$125

Cash and cash equivalent, end of the year	$712,624	$2,234

59

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 30.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings), and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions.

Company Overview

Angkasa-X Holdings Corp. (“Angkasa-X”) is a BVI company incorporated on January 22, 2021, and conduct our businesses in Malaysia through our subsidiaries, namely AngkasaX Sdn. Bhd., Mercu Tekun Sdn. Bhd., AngkasaX Global Sdn. Bhd., AXSpace Sdn. Bhd., together with our VIE company AngkasaX Innovation Sdn. Bhd. We control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our Ordinary Shares offered in this Offering are shares of our offshore holding company instead of shares of our VIE in Malaysia.

Through our subsidiary, AngkasaX Innovation Sdn. Bhd., a satellite communication company with the vision of creating a world where connectivity is a basic affordable necessity for the betterment of mankind through two Low Earth Orbit (“LEO”) satellite constellation, A-SEANLINK and A-SEANSAT Satellite Constellation and therefore improve the standard of living and reduce poverty rate for Association of Southeast Asian Nation (“ASEAN”) population living in the rural areas.

We plan to provide internet-connectivity by offering Satellite-As-A-Service (“SAAS”) to telecommunication companies or enterprises in Southeast Asia (“ASEAN”) countries where traditional terrestrial fiber network is limited via investing and operating an A-SEANLINK and A-SEANSAT Satellite Constellation. Our revenue for the year ended December 31, 2021 is derived from the provision of design and consultancy services of network topology for satellite transmissions infrastructure and interconnectivity platform and configuration and commissioning services of network equipment and radio transmission platform provided by Mercu Tekun Sdn. Bhd. We have not generated revenue from our Satellite-As-A-Service (“SAAS”) offering.

Results of operations for the year ended December 31, 2021 and 2020

Revenues

The Company has revenue of $73,201 and Nil generated for the year ended December 31, 2021 and 2020 respectively. The increase in revenue is mainly from the provision of design and consultancy services of network topology for satellite transmissions infrastructure and interconnectivity platform and configuration and commissioning services of network equipment and radio transmission platform.

Cost of Revenue

There was no cost of revenue for the year ended December 31, 2021 and 2020.

60

Gross Profits

The Company has gross profit of $73,201 generated for the year ended December 31, 2021 and there was no gross profit generated for the year ended December 31, 2020.

General and Administration Expenses

Our general and administration expenses for year ended December 31, 2021 and 2020 was $413,574 and $4,425 respectively. The increase in general and administration expenses was primarily due to professional consultancy fees of $184,075 and salaries of $70,435 for the year ended December 31, 2021.

Finance cost

There was no finance cost for the year ended December 31, 2021 and 2020.

Income Tax Expenses

There were no income tax expenses for the year ended December 31, 2021 and 2020.

Liquidity and Capital Resource

As of December 31, 2021 and 2020 we had cash and cash equivalents of $712,624 and $2,234. We had negative operating cash flows due to operating and development activities. We expect increased levels of operating activities going forward will result in more significant cash outflows.

The Company has financed its operations since inception from the sale of Ordinary Shares, capital contributions from stockholders and cash flows from operations. We expect to continue to finance our operations by selling our ordinary shares and by generating income from the sale of our services.

The Company believes that available cash and shareholders’ and directors’ advances should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued. The Company plans to secure external financing from banks and external investments in the form of issuance of promissory notes.

Cash used in operating activities

For the year ended December 31, 2021 and 2020, net cash used in operating activities were $322,974 and $9,179 respectively, which were the result of our net loss attributable to revenues, accounts payable and accounts receivable as well as other payables and accrued liabilities.

Cash flows from investing activities

For the year ended December 31, 2021 and 2020, net cash generated investing activities were $24,312 and Nil respectively, which were the result of capital expenditure on property, plant and equipment and acquisition of subsidiaries.

Cash flows from financing activities

For the year ended December 31, 2021 and 2020, net cash generated from financing activities were $1,017,775 and $11,315, which were the result of proceed from issuance of shares, proceeds from share subscriptions received of VIE company, advance from director and contributions from non-controlling interests.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

61

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of December 31, 2021.

Going Concern Uncertainties

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2021, the Company had net loss, accumulated deficit, current liabilities exceeding current asset and negative operating cash flows. The continuation of the Company as a going concern through December 31, 2021 is dependent upon improving the profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing and revenue generated by offering, advisory services to customers will provide the additional cash needed to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

 Results of operations for the three months ended June 30, 2022 and 2021

Revenues

For the three months ended June 30, 2022 and 2021, the Company generated revenue income in the amount of $92,718 and Nil respectively. The revenue generated was the result of services rendered to clients, who are related companies and non-related companies. Our revenue is derived from the provision of design and consultancy services of network topology for satellite transmissions infrastructure and interconnectivity platform and configuration and commissioning services of network equipment and radio transmission platform provided. We have not generated revenue from our Satellite-As-A-Service (“SAAS”) offering.

Cost of Revenue and Gross Profit

For the three months ended June 30, 2022 and 2021, cost incurred in wholly and exclusively during that period by the Company in the production of revenue was $61,988 and Nil respectively. The Company generates Gross profits of $30,730 and Nil respectively.

General and Administrative Expenses

For the three months ended June 30, 2022 and 2021, we had general and administrative expenses in the amount of $149,065 and $34,182, which was primarily comprised of day-to-day operating expenses and professional fee.

Finance cost

For the three months ended June 30, 2022 and 2021, the Company has incurred of $6,977 and Nil respectively arising from movement in lease liabilities commitment.

62

Net Loss

For the three months ended June 30, 2022 and 2021, the Company has generated a net loss of $136,190 and $25,382 respectively.

Results of Operation for the six months ended June 30,2022 and 2021

Revenues

For the six months ended June 30, 2022 and 2021, the Company generated revenue income in the amount of $273,688 and Nil respectively. The revenue generated was the result of services rendered to clients, who are related companies and non-related companies. Our revenue is derived from the provision of design and consultancy services of network topology for satellite transmissions infrastructure and interconnectivity platform and configuration and commissioning services of network equipment and radio transmission platform provided. We have not generated revenue from our Satellite-As-A-Service (“SAAS”) offering.

Cost of Revenue and Gross Profit

For the six months ended June 30, 2022 and 2021, cost incurred in wholly and exclusively during that period by the Company in the production of revenue was $147,574 and Nil respectively. The Company generates Gross profits of $126,114 and Nil respectively.

General and Administrative Expenses

For the six months ended June 30, 2022 and 2021, we had general and administrative expenses in the amount of $527,132 and $157,927, which was primarily comprised of day-to-day operating expenses and professional fee.

Finance cost

For the six months ended June 30, 2022 and 2021, the Company has incurred of $7,108 and Nil respectively arising from movement in lease liabilities commitment.

Net Loss

For the six months ended June 30, 2022 and 2021, the Company has generated a net loss of $425,126 and $148,810 respectively.

Liquidity and Capital Resources

As of June 30, 2022 and 2021 we had cash and cash equivalents of $110,415 and $147,085. We had negative operating cash flows due to operating and development activities. We expect increased levels of operating activities going forward will result in more significant cash outflows.

The Company has financed its operations since inception from the sale of Ordinary Shares, capital contributions from stockholders and cash flows from operations. We expect to continue to finance our operations by selling our ordinary shares and by generating income from the sale of our services.

The Company believes that available cash should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued.

Cash used in operating activities

For the six months ended June 30, 2022 and 2021, net cash used in operating activities were $970,535 and $142,132, which were the result of our net loss attributable to revenues, accounts payable and accounts receivable as well as other payables and accrued liabilities.

63

Cash flows from investing activities

For the six months ended June 30, 2022 and 2021, net cash used in investing activities were $23,510 and $647, which were the result of capital expenditure on property, plant and equipment.

Cash flows from financing activities

For the six months ended June 30, 2022 and 2021, net cash generated from operating activities were $413,270 and $284,942, which were the result of proceeds from share subscriptions received of VIE company, advance from director, contribution from non-controlling interests and finance cost.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of June 30, 2022.

Going Concern Uncertainties

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of June 30, 2022, the Company had net loss, accumulated deficit, current liabilities exceeding current asset and negative operating cash flows. The continuation of the Company as a going concern through June 30, 2022 is dependent upon improving the profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing and revenue generated by offering, advisory services to customers will provide the additional cash needed to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Critical Accounting Estimate

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. We base our estimates on historical experience, as appropriate, and on various other assumptions that we believe to be reasonable under the circumstances. Changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ significantly from the estimates made by our management. We evaluate our estimates and assumptions on an ongoing basis. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows may be affected.

64

Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. The estimates used for, but not limited to, determining the classification of irredeemable convertible preference share. We have assessed the impact and are not aware of any specific events or circumstances that required an update to our estimates and assumptions or materially affected the carrying value of our assets or liabilities as of the date of issuance of this Form F-1. These estimates may change as new events occur and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions.

Irredeemable convertible preference share classification (“ICPS”)

The Company have issued “ICPS” which is convertible to ordinary shares of another entity with prescribed condition precedent and term and conditions to be met. The Company has made a reasonable assessment in line with ASC480 through estimate and assumption in recognising “ICPS” either as a liability or equity.

In accordance with ASC480 Distinguishing Liabilities from Equity, if the ICPS met the criteria fall under ASC480-10-25-14 it should be classified as a liability.

The estimates used to determine the classification are based on “solely and predominantly” stated in ASC480-10-25-14, the issuer must or may settle:

a) by issuing a variable number of its equity shares at a fixed monetary amount known at inception;

b) variation in something other than the fair value of the issuer’s equity shares; or

c) variation inversely related to changes in the fair value of the issuer’s equity shares shall be classified as a liability.

This determination requires significant assumptions and judgement. In making this judgement, the Board have reviewed accounting policies and estimate determined by the management. The management also evaluated the reasonableness of the significant assumption and judgement used in making the judgement about the classification of the “ICPS”.

The significant assumptions and judgement made is that Company will be issuing fix number of shares to the holder of the “ICPS”, which eventually being scope out of ASC480 and resulting the “ICPS” be classified as equity. Changes in these significant assumptions and judgement could materially affect the financial statement of the Company.

65

INDUSTRY

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Global Space Industry

According to the Satellite Industry Association and Morgan Stanley research, it is estimated that the space industry was worth about $350 billion in 2016 and will grow into an economy worth more than $1.1 trillion in the year of 2040.2 In addition, the Bank of America estimates that the space industry will triple to a $1.4 trillion market in 2030 from $469 billion in 2021, with a forecast industry revenue grow of 230%.34

Low Earth Orbit (LEO) Satellite

The LEO satellite market is projected to grow from $9.6 billion in 2021 to $19.8 billion by 2026, at a CAGR of 15.5%.5. Currently, the giant SpaceX, which has around 25% market share in 2019, is the leader in the LEO Satellite industry, followed by Boeing and Thales Alenia Space. The global LEO Satellite market is led by American manufacturers. It is expected that about 4,500 LEO Satellites will be launched for commercial use in 2025.6

With the current COVID-19 pandemic, physical distancing and work-from-home measures remain in place, the development, manufacture, and launch of large LEO satellites will be slow. But the crisis has also caused a spike in demand for internet connectivity and underscored its importance. Investment in any kind of new connectivity infrastructure will be expensive but will almost certainly be needed. Going forward, large LEO concepts could play an important role in meeting this increased demand. 7

Internet Connectivity Industry

Internet connectivity has become a necessary component of every country’s critical infrastructure given the reliance of all aspects of economic activity, governance, and social development on internet communications.

While the Morgan Stanley forecast that most of the growth will come from satellite-delivered broadband internet, the latest estimates from the International Telecommunication Union (“ITU”) show that 3.7 billion people are still not participating online (49% of the global population), and 63% of rural households are without internet access (Figure 1). Also, 1.5 billion people reside in areas without high-speed mobile data coverage (fourth generation long-term evolution or 4G LTE), while 607 million people reside in areas with no mobile data coverage at all (at least 4G or third generation [3G] coverage). Furthermore, 313 million people reside in areas with only basic voice and short messaging service (SMS) coverage (second generation [2G]), and 220 million people reside in areas with no cellular coverage. The ITU estimates that nearly $428 billion is required to achieve universal access to broadband globally, $251 billion of which is required for Asia, with approximately 75% coming from the private sector and the remainder with support from the public sector. The majority of the world’s population, over 5 billion people, live more than 10 kilometers (km) away from any fiber optic cable infrastructure (3.6 billion reside more than 25 km away). Other issues, such as affordability, digital literacy, and the lack of relevant or local language content, have resulted in 2.4 billion people who live within 4G coverage not subscribing to 4G data services. 8

2 Morgan Stanley Research, https://www.morganstanley.com/Themes/global-space-economy

3 Bank of America expects the space industry to triple to a $1.4 trillion market within a decade, https://www.cnbc.com/2020/10/02/why-the-space-industry-may-triple-to-1point4-trillion-by-2030.html

4 The Space economy grew at fastest rate in years to $469 billion in 2021, reports says https://www.cnbc.com/2022/07/27/space-economy-grew-at-fastest-rate-in-years-in-2021-report.html

5 LEO Satellite Market by Satellite Type (Small, Cube, Medium, Large satellites), Application (Communication, Earth Observation & Remote Sensing, Scientific, Technology), Subsystem, End User, Frequency, and Region (2021-2026), https://www.marketsandmarkets.com/Market-Reports/leo-satellite-market-252330251.html

6 LEO Satellite Market Size 2021 Global Leading Players, Business Prospects, Share, Future Growth, Industry Updates, Types, Application, Developments and Future Investments by Forecast to 2027, https://www.wboc.com/story/43914266/leo-satellite-market-size-2021-global-leading-players-business-prospects-share-future-growth-industry-updates-types-application-developments-and

7 Large LEO satellite constellations: Will it be different this time?, https://www.mckinsey.com/industries/aerospace-and-defense/our-insights/large-leo-satellite-constellations-will-it-be-different-this-time

8 Digital Connectivity and Low Earth Orbit Satellite Constellations Opportunities for Asia and the Pacific, https://www.adb.org/sites/default/files/publication/696521/sdwp-076-digital-connectivity-low-earth-orbit-satellite.pdf

66

Despite the rapid spread of internet use across Asia and the Pacific, almost 2.4 billion people, or 55% of the region’s population, remain offline according to the latest data from the UN International Telecommunications Union (“ITU”). More than 3 billion people live farther than 10 kilometres from high-capacity fibre optic cable infrastructure, making the prospect of accessing broadband internet even more unlikely.9

Satellite broadband is a growing, and dominant, segment of the overall satellite sector. Overall, the sector’s revenues have been growing almost 4% per year and have increased by $38 billion over the last 5 years. The space market is expected to reach between $1.1 trillion to $2.7 trillion in the next 30 years, with the provision of internet access via satellite predicted to account for 50% – 70% as the primary driver of growth.10

For instance, the Malaysia government organization, the Malaysian Communications and Multimedia Commission (MCMC) has issued an invitation for the installation and provisioning of broadband access services via satellite at 839 locations. These locations comprise of indigenous people settlements in Peninsular Malaysia, and remote areas in Sabah and Sarawak where the provisioning of public cellular services and mobile broadband will take a considerable time to deploy, given the consideration of population density and geographical terrain. Peninsular Malaysia has 178 locations (21%), whilst Sabah has 138 locations (17%) and Sarawak has 523 locations (62%).11

The coronavirus disease (COVID-19) pandemic dramatically increased the importance of internet communications infrastructure. The United Nations estimates that 1.6 billion learners were affected by school closures in 2020, affecting 94% of the world’s student population and up to 99% in low and lower middle-income countries. Access to distance learning opportunities varies greatly by country and income groups, with estimates of less than half of students in low-income countries able to access distance learning.

Internet access and adoption in the developing member countries (DMCs) of the Asian Development Bank (ADB) continue to grow, particularly as a result of public and private investment in telecommunications infrastructure, increased competition, and allocation of shared resources, such as spectrum auctions and assignment. Despite these efforts, large access gaps remain in Asia, where the most remote, difficult to reach, or sparsely populated districts remain disconnected, leaving more than half of the population without access to the internet. This lack of digital infrastructure represents a missed opportunity to accelerate economic and social development.

Satellite connectivity provides global coverage, with trade-offs in capacity and affordability.

Figure 1: Technologies Compared by Costs and Population Density

Satellite communications coverage is already global, composed of geostationary orbit (GEO) satellites (also known as geostationary Earth orbit), medium Earth orbit (MEO), and low Earth orbit (LEO) constellations. There are currently at least 775 active satellites in orbit that serve primary communications functions (excluding the new LEO constellations). However, the total satellite sellable capacity in 2020 of approximately 3 terabits per second (Tbps) is dwarfed by the roughly 2,000 Tbps of utilized terrestrial fiber capacity which still is only a fraction of the total potential capacity on existing cables (international internet capacity).

9 Five ways low earth orbit satellites will impact Asia and the Pacific, https://www.adb.org/news/features/five-ways-low-earth-orbit-satellites-impact-asia-pacific

10 Digital Connectivity and Low Earth Orbit Satellite Constellations Opportunities for Asia and the Pacific, https://www.adb.org/sites/default/files/publication/696521/sdwp-076-digital-connectivity-low-earth-orbit-satellite.pdf

11 Broadband Access Service Via Satellite 839 Locations Nationwide Under The Jendela Initiative, https://www.mcmc.gov.my/en/media/press-releases/broadband-access-service-via-satellite-839-locatio

67

As of early 2020, there were at least 406 submarine cables in service and 99% of total international internet data traffic is transmitted via fiber optic cables. Wholesale prices also differ dramatically with international internet transit (IP transit) pricing as low as $1–$3 per megabit per second (Mbps) per month on major cross-country routes against wholesale prices for dedicated satellite capacity approaching $200–$400 Mbps per month. Therefore, satellite connectivity is only cost competitive for remote and dispersed populations where fiber deployments are challenging. The new generation of LEO and high-throughput GEO satellites are expected to lower the cost structure and make satellite connectivity more competitive as shown in Figure 1.

Figure 2: Price optimization for Satellite Backhaul and Crossover Point

Particularly in situations where a high degree of data throughput is required per site, such as satellite backhaul for broadband cellular networks, the data volumes as well as the distance to the nearest backbone node play a significant role in cost comparisons between satellite connectivity versus terrestrial network deployments (microwave backhaul, in particular). (Figure 2) illustrates how higher data bandwidth requirements are more cost-effectively supplied by terrestrial ground networks; however, a crossover point occurs where satellite capacity may end up being more cost-competitive, depending on different price points of satellite bandwidth and total traffic demand per month. Satellite connectivity is also well suited to deploy in emergency situations, such as in response to natural disasters or other external shocks, that require expeditious deployment of network connectivity where terrestrial infrastructure is either non-existent or destroyed.

For many rural and remote communities, satellites are the only connectivity option.

For geographies without direct access to fiber optic cable infrastructure or at great distances from high-capacity bandwidth capacity, satellite connectivity is the only option available. Even where terrestrial network infrastructure that could be used for backhaul connectivity is available; satellite deployments may still be preferred because satellite terminals require only electrical power and a clear line of sight to the sky. However, an expansion of terrestrial infrastructure usually requires extensive civil works (underground fiber ducts, pole attachments, or tower construction for cellular base stations), which comes with challenges such as securing the rights-of-way, permits, and having to pay the related fees.

Internet Connection in Developing Countries

With the advancement of technology, internet connection has been a necessity for every individual in the world where half of the global population (3.97 billion) is currently connected to the world wide web. However, the remaining half of the global population is not catching up with this trend due to various of reasons. As according to the International Telecommunication Union (“ITU”), it is estimated that 3.7 billion individuals around the world are still not participating online. Meanwhile, estimated only 400 million out of the total 662 population are considered internet user in the South East Asia Region.12

12 Southeast Asia’s digital services surge as coronavirus pandemic kept people at home, https://www.cnbc.com/2020/11/10/southeast-asia-40-million-new-internet-users-in-2020-report-finds.html

68

According to statistics, in 2021, 63% of the population in the World did not hop into the internet trend was due to their geographic location in the rural area13. Despite big improvements in access in recent years, around half the population of ASEAN still lacks affordable, reliable high-speed Internet access. In some of the larger economies only 2 out of 5 people have access to high speed (4G) mobile internet—in the lower income economies it is only 1 out of 5. In some countries, the broadband market is dominated by one or two large firms, often state-owned. Reforms that promote competition, including in less well served rural areas, could help lower prices and increase quality of service.14

Moreover, due to the lack of facilities that provides internet connection is a major factor why rural areas are not able to access to it. ASEAN countries such as Indonesia and Philippines, are surrounded by many islands, for instance Indonesia have around 17,000 islands and Philippines have around 7,640 islands where the internet coverage is inadequate and therefore hardly to cover the whole area.15

With the statistics mentioned above, and the active initiation of ASEAN countries government policies who wish to push internet connection to rural areas shows that there is a huge market for this business area.16

Edge Cloud Computing

Edge computing is a computing infrastructure that transfers various processes from the cloud to local devices, such as user’s computer, an IoT (as defined below) device, or an edge server. It reduces the operational latency due to long-distance communication between the client and the server, thereby enhancing the process efficiency. As a result, several organizations are getting inclined towards edge computing based on its controlled bandwidth requirement, reduced operational costs, and limited server resources.17

The global edge computing market size was valued at $4.68 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 38.4% from 2021 to 2028. Edge computing introduces a great level of business complexity, as it requires an extensive range of stakeholders for IT infrastructure, connectivity, application development, traffic delivery, and service management. Edge also brings together hardware and software solutions and networking architecture that address the vast number of use cases pursued across several industry verticals. As the technology is still in the early stages of development and its implementation and operational models are yet to mature, an edge is likely to create vast growth opportunities for new entrants in the near future.18

13 Digital Connectivity and Low Earth Orbit Satellite Constellations Opportunities for Asia and the Pacific, https://www.adb.org/sites/default/files/publication/696521/sdwp-076-digital-connectivity-low-earth-orbit-satellite.pdf

14Southeast Asia can build a stronger digital economy for all its citizens, https://blogs.worldbank.org/eastasiapacific/southeast-asia-can-build-stronger-digital-economy-all-its-citizens

15 Know before you go: the Philippines, https://www.nationalgeographic.com/travel/article/partner-content-know-before-you-go-the-philippines

16 Government Initiatives To Drive Digitalisation in ASEAN, https://iotbusiness-platform.com/government-initiatives-to-drive-digitalisation-in-asean/

17 Edge Computing Market Research Report 2021, Size, Share, Trends and Forecast to 2026, https://www.einnews.com/pr_news/550367821/edge-computing-market-research-report-2021-size-share-trends-and-forecast-to-2026

18 Edge Computing Market Size, Share & Trends Analysis Report By Component (Hardware, Software, Services, Edge-managed Platforms), By Application, By Industry Vertical, By Region, And Segment Forecasts, 2021 – 2028, https://www.grandviewresearch.com/industry-analysis/edge-computing-market

69

Internet of Things (“IoT”)

The internet of things, or IoT, is a system of interrelated computing devices, mechanical and digital machines, objects, animals or people that are provided with unique identifiers (UIDs) and the ability to transfer data over a network without requiring human-to-human or human-to-computer interaction. Increasingly, organizations in a variety of industries are using IoT to operate more efficiently, better understand customers to deliver enhanced customer service, improve decision-making and increase the value of the business.

The global internet of things market size is projected to reach $1463.19 billion by 2027 while exhibiting a CAGR of 24.9% during the forecast period.19 According to market research, Asia-Pacific will be the frontline for IoT with 8.6 billion things connected, creating a $583 billion marketing opportunity by 2020 (IDC)20. Looking at the ASEAN region, the governments in ASEAN countries are putting great effort in initiating and implementing the deployment of IoT to make sure they do not lose out or fall behind the IoT bandwagon, with most likely to start small at first but poised to scale fast in the near future. For instance, in Malaysia, it estimates the IoT will contribute MYR9.5 billion to the economy in 2020, and MYR42.5 billion in 2025. Approximately 14,270 high-skilled jobs are expected to be created by 2020.21

Figure 3: Potential numbers of internet users and number of IoT devices in ASEAN region

According to our internal management estimation from Figure 3 above, the total potential number of IoT devices and internet users in the ASEAN region will exceed 1 billion and 334.06 million respectively. Half of the countries in the ASEAN region has a rural population of 50% and above resulting in 334.06 million individuals around ASEAN to be considered under rural populations which provide a huge potential market size that may increase the consumption of internet connectivity services. With the government initiation on the IoT deployment, we can expect that rural populations will enjoy the IoT benefits eventually.

Moreover, the COVID-19 pandemic has led to a severe economic downturn, impacting industries and businesses but demand for internet of things solutions have surged. People are using advanced solutions that help to detect people who have symptoms or are infected. Besides, adoption of this technology is helping government officials to efficiently monitor the areas with high infection rate. Therefore, the growing adoption of these technologies is expected to favour the growth of the market positively amid the pandemic.

19 Internet of Things (IoT) Market Worth USD 1463.19 Billion by 2027 Backed by Rising Awareness Regarding Precision Farming to Aid Market Growth, says Fortune Business Insights™, https://www.globenewswire.com/news-release/2021/05/11/2227081/0/en/Internet-of-Things-IoT-Market-Worth-USD-1463-19-Billion-by-2027-Backed-by-Rising-Awareness-Regarding-Precision-Farming-to-Aid-Market-Growth-says-Fortune-Business-Insights.html

20 Driving IoT Growth In Asia, https://sec-consult.com/blog/detail/driving-iot-growth-in-asia/

21 Internet of things gains momentum in Southeast Asia, https://www.computerweekly.com/news/450404190/Internet-of-things-gains-momentum-in-Southeast-Asia

70

Acceleration of Ecommerce

The Accelerated Switch to Online

Figure 4: Average Hour Spent online per day Before, during, after Covid 19

There was a dramatic uptake of digital technologies across key economies in Southeast Asia, with 40 million people coming online for the first time in 2020 alone, bringing the total number of internet users to 400 million, up from 250 million in 2015. More than three out of five people in these economies are now online and since the pandemic began, they have been spending more time on the internet. Time spent online per day rose by an average of one hour across ASEAN countries, with the highest spike in the Philippines (Figure 4), where consumers spent more than five hours a day online. The use of e-commerce has also surged since the start of the pandemic, with the strongest uptake in Indonesia, followed by the Philippines and Malaysia.

The spread of COVID-19 has compelled ASEAN leaders to impose social distancing measures and lock down cities from time-to-time, since the beginning of the outbreak in early 2020. While the pandemic has led to a period of extreme upheaval for brick-and-mortar stores, it has driven a dramatic uptake of digital adoption across ASEAN countries, accelerating the shift towards online retail channels that was already underway.22

Satellite Automatic Identification System

The automatic identification system (AIS) is an automatic tracking system that uses transceivers on ships and is used by vessel traffic services (VTS). When satellites are used to detect AIS signatures, the term Satellite-AIS (S-AIS) is used. AIS information supplements marine radar, which continues to be the primary method of collision avoidance for water transport.

Figure 5: Automatic Identification System Market – Growth rate by Region (2020-2025)

22 ASEAN E-commerce: Beyond the Pandemic, https://research.hktdc.com/en/article/NzY4MzkzMzg1

71

According to a research report by Modor Intelligence, the automatic identification system market was valued at $248.6 million in 2020 and expected to reach $345.3 million by 2026 and grow at a CAGR of 5.8% over the forecast period (2021-2026). An increase in world trade and growth in marine traffic resulted in the transformation of maritime transport. According to UNCTAD, the number of unloaded goods reached 11,002.2 million metric tons in 2018 compared to 8,443.83 million metric tons in 2021. Thus, over the last few years, the use of automatic identification systems (AIS) witnessed a rapid increase. The concerned government authorities worldwide have made considerable investments to integrate the AIS into ships to reduce marine accidents and enhance marine traffic management. Referring to Figure 5 above, South East Asia Region has a high regional growth rate in the industry of AIS. 23

In the South East Asia region, the South China Sea is the essential source for fish catch, marine traffic and global fish watch, where it accounts for an estimated 12 percent of global fish catch and employs as many as half of the fishing vessels in the world. In Malaysia, the Philippines, and Vietnam, sea blindness is the rule, not the exception. All three have recognized the need to improve Maritime Domain Awareness (MDA) and are making modest improvements, but none has an effective Vessel Monitoring System (VMS) or adequately incorporates surveillance tools beyond AIS, coastal radar, and surface or air patrols.

For instance, the use of remote-sensing tools for MDA is modest and hampered by unclear legal requirements, a lack of regulatory follow-through, and unequal access to information for responsible agencies in Malaysia. The Royal Malaysian Navy and MMEA use AIS to monitor commercial traffic in the country’s waters, but not in an efficient or collaborative manner. Both have access to shore-based AIS receivers. With the recent announcement by the government of Malaysia, The Southern Region Marine Department of Malaysia has informed the maritime community that it will require all vessels approved to operate to activate their Automatic Identification System (AIS) at all times.24

Figure 6: E-Commerce Adoption

The use of e-commerce has also surged since the start of the pandemic, with the strongest uptake in Indonesia, followed by the Philippines and Malaysia. (Figure 6) As consumers increasingly embrace the benefits of safety and convenience over e-commerce, the shift to online shopping is expected to stay post-pandemic. Interestingly, many ASEAN countries have seen stronger e-commerce adoption among internet users than the world average as well as many mature markets. Indonesia was found to have the highest e-commerce adoption in the world last year, with 87% of its internet users having purchased online via an electronic device, followed by the U.K. (86%), Thailand (84%) and Malaysia (83%). (Figure 6) Adoption in other ASEAN countries, such as the Philippines, Singapore and Vietnam, has also outrun mainland China, which is considered one of the world’s largest e-commerce market.

23 AUTOMATIC IDENTIFICATION SYSTEM MARKET - GROWTH, TRENDS, COVID-19 IMPACT, AND FORECASTS (2021 - 2026), https://www.mordorintelligence.com/industry-reports/automatic-identification-system-market

24 From Orbit to Ocean—Fixing Southeast Asia o Ocean—Fixing Southeast Asia’s Remote-Sensing Blind Spots, https://digital-commons.usnwc.edu/cgi/viewcontent.cgi?article=8165&context=nwc-review

72

Figure 7: Mobile E-commerce Adoption

Being late adopters to the internet, most consumers in the ASEAN region have never owned a desktop computer. Instead, with smartphones becoming increasingly more affordable and accessible, mobile devices have become the main means to stay connected and shop online. Indonesia emerged as the world’s most enthusiastic adopter of mobile e-commerce last year, with about 79% of Indonesia’s internet users purchasing something online via a mobile device, followed by Thailand (74%) and the Philippines (70%) (Figure 7)

E-commerce was previously factored by many retailers in ASEAN as a good-to-have option rather than being an essential business strategy. As Covid-19 reshapes consumers’ behaviours and accelerates transition to online shopping in ASEAN, e-commerce has become an effective channel for companies, and exporters, to reach local consumers or grow their existing footprint in ASEAN markets.

The value of ASEAN’s e-commerce has expanded almost six times in just four years’ time, increasing from $9.5 billion in 2016 to $54.2 billion in 2020. Spurned by the rise of digital consumers, the sector is set to grow at an annualised rate of 22% and reach $146 billion by 2025. Online penetration continues to rise in the ASEAN e-commerce market and is likely to grow gradually as businesses acclimatise to the new normal. In 2020, e-commerce sales as a percentage of total retail sales hit 9%, up from 4% in 2018. 25

Satellite connectivity demand in Asia and the Pacific is forecast to grow rapidly

Figure 8: Bandwidth Demand by Application for Geostationary Orbit High-Throughput Satellites in Asia and the pacific

25 ASEAN E-commerce: Beyond the Pandemic, https://hkmb.hktdc.com/en/NzY4MzkzMzg1/hktdc-research/ASEAN-E-commerce-Beyond-the-Pandemic-

73

Figure 9: Overall Shares of the High Throughput Satellites Market Supplied by Non-Geostationary Orbit (Medium Earth Orbit and Low earth Orbit) Satellites

Satellite broadband is a growing, and dominant, segment of overall satellite sector. Overall, the sector’s revenues have been growing almost 4% per year and have increased by $38 billion over the last 5 years. The space market is expected to reach between $1.1 trillion to $2.7 trillion in the next 30 years, with the provision of internet access via satellite predicted to account for 50% - 70% as the primary driver of growth. Figure 8 highlights the growth of GEO HTS bandwidth demand driven by broadband access and enterprise data traffic. Figure 9 forecasts that LEO and MEO satellites will capture half of the market for high-throughput satellite (HTS) communications by 2027.

Low-cost, high-capacity coverage over an entire country gives governments an alternative to national satellite launches.

Figure 10: Recent National Satellite Deployments in Asia

A number of governments in Asia are directly investing in launching their own national satellites (Figure 10) with capital expenditures (CAPEX) and launch costs in the hundreds of millions of dollars. LEO constellations could serve as an alternative in supporting universal access objectives of national satellites.26

26 Digital Connectivity and Low Earth Orbit Satellite Constellations https://www.adb.org/sites/default/files/publication/696521/sdwp-076-digital-connectivity-low-earth-orbit-satellite.pdf

74

Infotainment Overview

Figure 11: Perceptions on Increased Vehicle Connectivity in South East Asia

Across the board, most Southeast Asian consumers perceive vehicle connectivity to be beneficial. On average, 69% of overall Southeast Asian consumers have expressed a positive interest in increased vehicle connectivity, with consumers in Indonesia, Thailand, and Vietnam registering the highest levels of interest according to Figure 11.

The global automotive infotainment market size was valued at $6.98 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 8.7% from 2021 to 2028. The COVID-19 pandemic has negatively affected the overall automotive industry, leading to a subsequent decline in the growth of the market due to a reduction in new requirements and automotive sales. However, the growing demand for safety, improved comfort, and convenience in vehicles, which includes facilities such as smartphone integration, on-demand music, live audio streaming, and various other entertainment services; are the prominent factors driving the demand for automotive infotainment systems. Furthermore, technological proliferation such as voice recognition, advanced graphic user interface, and intuitive touchscreen in these systems is also expected to drive the market growth over the forecast period.

The demand for connected infotainment solutions is growing in the automotive market. Estimates suggest that over 90% of passenger vehicles on the road are expected to have internet connectivity with the support of 3G/4G connectivity by 2022. Cars with 5G wireless technology are in the testing phase, and with low latency and faster downloading speeds, the connected car could be one of the biggest beneficiaries of the new wireless standard. But first, local administrations and telecom companies must build the infrastructure for 5G to prosper. 5G is still a few years away for connected-car manufacturers who want to provide the technology in their vehicles, and a hybrid 4G/5G system is more likely. Looking into the ASEAN region, the ASEAN automotive market has become a dominant market for both original equipment manufacturers (OEMs) and auto parts suppliers and a major assembly hub due to the rapidly growing consumer market and comparatively low labour costs to that of developed countries. ASEAN positioned itself as the seventh largest producer of vehicles in 2015, with a compound annual growth rate of 10 per cent since 2009. In some countries, such as Indonesia and the Philippines, production has more than doubled during that period.27

27 Automotive Infotainment Market Size, Share & Trends Analysis Report By Product Type (Heads-up Display, Navigation Unit, Display Unit), By Fit Type, By Vehicle Type, By Region, And Segment Forecasts, 2021 – 2028, https://www.grandviewresearch.com/industry-analysis/automotive-infotainment-systems-market

75

Ground Station Market

Figure 12: Ground Segment Market Prospect 2021

According to Figure 12, the downstream space market has witnessed a significant increase in the number of ground stations for the commercial satcom and Earth Observation markets, with overall revenues forecast to reach $7.5 billion by 2030, driven by the rapidly expanding demand for data services and user terminals. Whilst the broadcast element has declined, this is being offset by the growth in the data services segment.

The need for more ground station facilities positioned to take advantage of the proliferating LEO satcom market, along with the historical lack of funding at mid-latitudes, resulting in a more recent large increase in ground stations at locations more diverse than previously developed. 28

Figure 13: Global Satellite Ground Equipment Revenues

28 Ground Segment Market Prospects 2021

https://news.satnews.com/2021/07/11/ground-station-segment-report-from-euroconsult-now-available/

76

Global Satellite Ground Station Equipment market size is expected to reach $5.59 billion by 2024, according to a new report is expected to expand at a CAGR of 7% from 2021 to 2024. As of current date, there are limited ground station located in the South East Asia, with the latest one being India intending to build a ground station in Vietnam mainly to provide remote sensing for ASEAN countries.

The satellite ground equipment market comprises nearly half (44%) of the total satellite industry revenues in 2016, according to the annual Satellite Industry Report issued by the Satellite Industry Association (SIA). In 2016, satellite ground equipment revenues rose by seven percent to reach $113.4 billion. The total revenues for the whole satellite industry in 2016 was $260.5 billion. (Figure 13)

Among the other satellite industry segments which included the ground segment, satellite manufacturing, satellite launch services, and satellite services markets covered by the SIA report, the ground segment market was one of the most consistent in terms of growth, posting positive growth almost every year since the SIA has been issuing the annual industry report 20 years ago. The global satellite ground station equipment market is projected to continue to post substantial growth in the coming years as new High Throughput Satellites (HTS) and Low Earth Orbit (LEO) satellite systems come on board. Some of the key drivers for these new satellite systems are demands for broadband access, cellular backhaul, and mobility applications such as aeronautical and maritime connectivity. It is estimated that some 3.9 billion people or approximately 60% of the world’s population still do not have access to basic internet connections. Satellite technology aims to play a role in promoting broadband access in the near future.

Global shipments for commercial satellite ground equipment will surpass 57 million units by 2025 across all verticals and regions. The transition to HD, Ultra-HD and smart Set Top Boxes (STBs) are generating high growth in the dominant (Direct to Home) DTH vertical. HTS is the key transformational force, opening new markets while setting new performance requirements for satellite ground platforms. The increasing demand for connectivity has prompted users of satellite services to demand capable satellite network infrastructure. The global satellite ground station equipment market is highly competitive due to the presence of numerous well-established players. 29

BUSINESS

Our Corporate History and Structure

Angkasa-X Holdings Corp. (“Angkasa-X”) is a BVI business company incorporated on January 22, 2021, and conduct our businesses in Malaysia through our subsidiaries, namely AngkasaX Sdn. Bhd., Mercu Tekun Sdn. Bhd., AngkasaX Global Sdn. Bhd., AXSpace Sdn. Bhd., together with our VIE company AngkasaX Innovation Sdn. Bhd. We control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our Ordinary Shares offered in this Offering are shares of Angkasa-X instead of shares of our VIE in Malaysia. For a description of the VIE contractual arrangements, see “Business — Our Corporate History and Structure — VIE Structure and Arrangements” in this prospectus.

On January 27, 2021, our Company acquired Angkasa-X Holdings Corp., a company incorporated in Labuan, Malaysia. In consideration of the equity interests of Angkasa-X Holdings Corp., our Chief Executive Officer and founder, Dr. Seah Kok Wah was compensated $100.

On March 22, 2021, our Company through its subsidiary in Labuan, Angkasa-X Holdings Corp., acquired AngkasaX Sdn. Bhd., a private limited company incorporated in Malaysia. In consideration of the equity interests of AngkasaX Sdn. Bhd., our Chief Executive Officer, Dr. Seah Kok Wah was compensated MYR100.

On July 8, 2021, our Company through its subsidiary in Labuan, Angkasa-X Holdings Corp., entered into a variable interest entity agreement (“VIE agreement”) with AngkasaX Innovation Sdn. Bhd.

On September 30, 2021, we invested into AngkasaX Sdn. Bhd., a private limited company incorporated in Malaysia, through our Labuan subsidiary, Angkasa-X Holdings Corp., with Silkwave Asia Sdn. Bhd. Angkasa-X Holdings Corp. owns 50% of all AXSpace Sdn. Bhd.’s issued and outstanding shares.

29 Global Satellite Ground Station Equipment Revenues

http://www.satellitemarkets.com/pdf/pdf2016/customization-marketbrief-2017.pdf

77

On November 8, 2021, we invested into AngkasaX Global Sdn. Bhd., a private limited company incorporated in Malaysia, through our Labuan subsidiary, Angkasa-X Holdings Corp., with B-Global Sdn. Bhd. Angkasa-X Holdings Corp. owns 51% of all issued and outstanding shares in AngkasaX Global Sdn. Bhd.

On December 29, 2021, our Company through its subsidiary in Labuan, Angkasa-X Holdings Corp., invested MYR260,205 and subscribed to 260,205 shares in Mercu Tekun Sdn. Bhd., a private limited company incorporated in Malaysia., representing 51% of the total issued shares in Mercu Tekun Sdn. Bhd. The remaining 49% of Mercu Tekun Sdn. Bhd. is owned by Ir. Norhizam Hamzah, who is also our Chief Technology Officer (“CTO”) in AngkasaX Innovation Sdn. Bhd.

Our present corporate structure is as follows as of the date of this prospectus and upon completion of our IPO based on a proposed number of 12,000,000 Ordinary Shares being offered:

Notes to above diagram:

1.	Investors will hold Ordinary Shares in Angkasa-X Holdings Corp. a British Virgin Islands company.
2.	The Company’s operations are carried out by all its “Onshore” entities.
3.	The entities that Angkasa-X Holdings Corp. does not hold 100% shareholdings are:

(i)	Mercu Tekun Sdn. Bhd, with 49% of the shareholding belonging to Ir. Norhizam Hamzah who is residing in Malaysia;
(ii)	AngkasaX Global Sdn. Bhd. with 49% of the shareholding belonging to B-Global Sdn. Bhd., a private limited entity incorporated in Malaysia. B-Global Sdn. Bhd is the wolly-owned subsidiary of B-Global Technology Limited. B-Global Technology Limited is a private limited entity incorporated in Hong Kong and solely owned by Matthew O’Malley;
(iii)	AX Space Sdn. Bhd. with 50% of the shareholding belonging to Silkwave Asia Sdn. Bhd., a private limited entity incorporated in Malaysia. Silkwave Asia Sdn. Bhd is wholly owned by Silkwave Asia Limited.

VIE Structure and Arrangements

AngkasaX Innovation Sdn. Bhd. (“AXI”) was incorporated in Malaysia on March 3, 2021. AngkasaX Innovation Sdn. Bhd. principal activities are research and development and satellite Intellectual Property development. Our founders, Dr. Seah Kok Wah and Dr. Lim Kin Wan, are the two shareholders and directors of AngkasaX Innovation Sdn. Bhd.. Our Labuan subsidiary, Angkasa-X Holdings Corp. controls AngkasaX Innovation Sdn. Bhd. through a series of contractual arrangements (the “VIE Agreements”). The VIE agreements include (i) an Exclusive Business Cooperation Agreement, (ii) a Loan Agreement, (iii) a Share Pledge Agreement, (iv) a Power of Attorney and (v) an Exclusive Option Agreement with the shareholder of AngkasaX Innovation Sdn. Bhd..

Set forth below is a more detailed description of each of the VIE agreements.

78

Exclusive Business Cooperation Agreement: Pursuant to the Exclusive Business Cooperation Agreement, Angkasa-X Holdings Corp. serves as the exclusive provider of information technology consulting services, management software development, computer hardware and software research, development and sales to AngkasaX Innovation Sdn. Bhd.. In consideration of such services, AngkasaX Innovation Sdn. Bhd. has agreed to pay a service fee to Angkasa-X Holdings Corp., which is based on the time of services rendered multiplied by the corresponding rate, plus amount of the services fees or ratio decided by the board of directors of Angkasa-X Holdings Corp. The Agreement has a term of 10 years but may be extended by Angkasa-X Holdings Corp. in its discretion.

Loan Agreement: Pursuant to the Loan Agreement, Angkasa-X Holdings Corp. granted interest-free loans to the shareholders of the AngkasaX Innovation Sdn. Bhd for the sole purpose of increasing the registered capital of the AngkasaX Innovation Sdn. Bhd.. These loans are eliminated with the capital of AngkasaX Innovation Sdn. Bhd. during consolidation.

Share Pledge Agreement: Pursuant to the Share Pledge Agreement, the shareholders of AngkasaX Innovation Sdn. Bhd. pledged to Angkasa-X Holdings Corp. a first security interest in all of their equity interests in AngkasaX Innovation Sdn. Bhd. to secure AngkasaX Innovation Sdn. Bhd’s timely and complete payment and performance of its obligations under the Exclusive Business Cooperation Agreement. During the term of the Share Pledge Agreement, the pledgors agreed, among other things, not to transfer, place or permit the existence of any security interest or other encumbrance on their interest in AngkasaX Innovation Sdn. Bhd. without the prior written consent of Angkasa-X Holdings Corp.. The pledge shall remain in effect until 10 years after the obligations under the principle agreement have been fulfilled. However, upon the full payment of the consulting and service fees under the Exclusive Business Cooperation Agreement and upon the termination of AngkasaX Innovation Sdn. Bhd’s obligations under the Exclusive Business Cooperation Agreement, the Share Pledge Agreement shall be terminated and Angkasa-X Holdings Corp. shall terminate this agreement as soon as reasonably practicable.

Power of Attorney: Pursuant to the Power of Attorney, Dr. Seah Kok Wah and Dr. Lim Kin Wan, as the shareholders of AngkasaX Innovation Sdn. Bhd., granted to the Angkasa-X Holdings Corp. the right to (i) attend shareholders meetings of AngkasaX Innovation Sdn. Bhd. (ii) exercise all shareholder rights (including voting rights) with respect to such equity interests in AngkasaX Innovation Sdn. Bhd. and (iii) designate and appoint on behalf of such shareholders the legal representative, directors, supervisors, and other senior management members of AngkasaX Innovation Sdn. Bhd. The Power of Attorney is irrevocable and is continuously valid from the date of execution of such Power of Attorney, so long as such persons remain shareholders of AngkasaX Innovation Sdn. Bhd.

Exclusive Option Agreement: Pursuant to the Exclusive Option Agreement, the shareholders of AngkasaX Innovation Sdn. Bhd. granted Angkasa-X Holdings Corp. an irrevocable and exclusive right and option to purchase up to 49% of their equity interests in AngkasaX Innovation Sdn. Bhd. The purchase price shall be equal to the capital paid in by the shareholders, adjusted pro rata for the purchase of less than all of the equity interests. The Agreement is effective for a term of 10 years, and may be renewed at Angkasa-X Holdings Corp’s election.

Our Private Placement

On February 01, 2021, Angkasa-X Holdings Corp., our BVI company (“the Company”) issued 148,000,000 shares of restricted Ordinary Shares, with a par value of $0.0001 per share, to See Unicorn Ventures Limited in consideration of $14,800. The $14,800 in proceeds went to the Company to be used as working capital. Dr. Seah Kok Wah is a director of and also a shareholder of See Unicorn Ventures Limited., owning 80% of the voting power of See Unicorn Ventures Limited.

On February 02, 2021, the Company issued 28,000,000 shares of restricted Ordinary Shares, with a par value of $0.0001 per share, to Greenpro Venture Capital Limited in consideration of $2,800. The $2,800 in proceeds went to the Company to be used as working capital.

On February 02, 2021, the Company issued 16,000,000 shares of restricted Ordinary Shares, with a par value of $0.0001 per share, to Fivestar Merger Sdn. Bhd. in consideration of $1,600. The $1,600 in proceeds went to the Company to be used as working capital.

On February 02, 2021, the Company issued 13,000,000 shares of restricted Ordinary Shares, with a par value of $0.0001 per share, to SEATech Ventures Corp. in consideration of $1,300. The $1,300 in proceeds went to the Company to be used as working capital. Dr. Seah Kok Wah is an Officer and Director of and also a shareholder of SEATech Ventures Corp., owning 21% of the voting power of SEATech Ventures Corp.

On February 02, 2021, the Company issued 11,000,000 shares of restricted Ordinary Shares, with a par value of $0.0001 per share, to Spacetech Investment Limited in consideration of $1,100. The $1,100 in proceeds went to the Company to be used as working capital.

79

On February 02, 2021, the Company issued 10,000,000 shares of restricted Ordinary Shares, with a par value of $0.0001 per share, to Tech Unicorn Investment Limited in consideration of $1,000. The $1,000 in proceeds went to the Company to be used as working capital.

On February 02, 2021, the Company issued 2,000,000 shares of restricted Ordinary Shares, with a par value of $0.0001 per share, to GreenPro Asia Strategic SPC-GreenPro Asia Strategic Fund SP in consideration of $200. The $200 in proceeds went to the Company to be used as working capital.

Between the period of February 15, 2021 to June 30, 2021, the Company sold shares of Ordinary Shares to 37 foreign parties, all of whom do not reside in the United States. A total of 1,000,000 shares of restricted Ordinary Shares were sold at a price of $0.25 per share. The total proceeds to the Company amounted to a total of $250,000 and went to the Company to be used as working capital.

Our Business

Angkasa-X is a Satellite-as-a-Service (“SaaS”) company that designs, develops, assembles, integrates, tests, launches and manages its proprietary Low Earth Orbit (“LEO”) satellites and operates its own ground station to control its satellites, which will downlink or uplink and process satellite data for its customers.

Our Satellite-as-a-Service consists of the following:

●	Satellite Internet-access (“S-Internet”)
●	Satellite Automatic Identification Service (“S-AIS”)
●	Satellite Earth Observation (“S-EO”)
●	Satellite Internet of Things (“S-IoT”)
●	Satellite In-Vehicle Infotainment (“S-IVI”)
●	Satellite Engineering Professional Courses
●	Satellite Ground Station Turnkey Services
●	Edge Cloud Computing Services
●	Ground Station Facility Hosting Services

Presently, we are providing turnkey services, from strategic satellite anchor station solutions, including construction and facility design, and antenna integration to fully deployable, integrated tactical platform solutions through our subsidiary company, Mercu Tekun Sdn. Bhd.

Our target customers are from three major categories, namely, governments, telecommunication companies (“telcos”) and enterprise customers such as internet service providers, maritime regulators and datacentre service providers.

In addition, we are collaborating with Universiti of Sains Malaysia (“USM”) to provide professional satellite engineering courses to engineering students and working adults to develop our pipeline of talent in the SpaceTech industry to complement our satellite businesses.

Angkasa-X is a company with a vision of creating a world where connectivity is a basic, affordable necessity for the betterment of mankind through the setting up of two Low Earth Orbit (“LEO”) satellite constellations, namely A-SEANLINK and A-SEANSAT Satellite Constellation with the goal of eradicating poverty and improving living standards in South East Asia, especially for those in the remote rural areas.

Angkasa-X’s vision is in-line with the United Nation’s Sustainable Development Goals (“SDGs”) which are the following: -

●	Goal 1, No Poverty – “End poverty in all its forms everywhere”;
●	Goal 4, Quality Education – “Ensure inclusive and equitable quality education and promote lifelong learning and opportunities for all”;

80

●	Goal 8, Decent Work and Economic Growth – “Promote sustained, inclusive and sustainable economic growth, full and productive employment and decent work for all”;
●	Goal 9, Industry, Innovation and Infrastructure – “Build resilient infrastructure, promote inclusive and sustainable industrialisation and foster innovation; and
●	Goal 11, Sustainable Cities and Communities – “Make cities and human settlements inclusive, safe, resilient and sustainable.

(Source: https://sdgs.un.org/goals)

Angkasa-X mission statements are:

●	Investment in Research & Development (“R&D”), intellection property (“IP”) creation, component sourcing, assembly-integration-testing (“AIT”), launching and maintaining state-of-the-art Low Earth Orbit (“LEO”) satellites.

●	To provide internet connectivity to rural areas in ASEAN countries and the neighbouring regions by offering Satellite-as-a-Service (“SaaS”) to telecommunication, broadcasting and data communication companies via our A-SEANLINK Satellite Constellation.

●	To form a Space Science and Tech Ecosystem by setting up an International Space Tech Park in Penang, Malaysia to create job opportunities and attract Foreign Direct Investment in Malaysia.

We have been an International Telecommunication Union (“ITU”) member since September 2021. We have filed for Advance Publication Information (“API”) approval for the spectrum and frequencies of our proprietary design satellite with ITU. We are also in the midst filing for X-band and S-band radio frequencies licensing in August 2022. Our application for Network Facilities Providers (“NFP”) and Network Service Providers (“NSP”) licences that authorizes us to operate the satellite ground station has been approved by the local Malaysia regulator, Malaysian Communications and Multimedia Commission (“MCMC”).

Our Satellite Constellations and Ground Station

We plan to launch two proprietary design Low Earth Orbit (“LEO”) satellite constellations call the A-SEANLINK and A-SEANSAT that will form our satellites infrastructure assets for providing Satellite-as-a-Service (“SaaS”) to the government, telecommunication companies, network reseller and enterprises in ASEAN countries. We have filed for approval for our first satellite spectrum for inclinations and altitudes between 400 and 600 km to meet our transmission requirements.

For A-SEANLINK constellations, we plan to launch about 500 ASEAN-focused satellites in total and expect our first launch of communication satellite from the year 2024 onward. The A-SEANLINK constellation is planned to be comprised of customized satellites that will utilize Ka-band and Ku-band frequencies in a variety of orbits. It will consist of micro to small class satellites that can provide internet connectivity to facilitate the transfer of data through the use of very small-aperture terminal (“VSAT”) networks, especially for those remote rural area.

For A-SEANSAT constellations, we expect to launch our first nanosatellite call A-SEANSAT-PG1 in year 2023 while we continue to finalize customers for A-SEANSAT. The A-SEANSAT constellation is planned to be comprised of customized satellites that will utilize S-band and X-band frequencies in a variety of orbits. We plan to launch a constellation consisting of multiple LEO nanosatellites into orbit. As our number of satellites grows, the duration and amount of data we collect including satellite revisit rate will increase substantially.

81

We are currently developing and constructing our first ground station located at Universiti of Sains Malaysia Engineering Campus in Penang, Malaysia. This ground station will provide radio frequency communication access and telemetry tracking and control (“TT&C”) mainly for our own LEO satellites. Furthermore, we plan to use this infrastructure asset of ours to provide ground station facility hosting services and support to other satellite operators around the world. This ground station also serve as our satellite control station to provide access for LEO satellite operators to operate their satellites including Angkasa-X satellite network. This mean our satellite constellation will be supported by our mission operations software and our ground station facilities. Our systems and solutions shall be developed through our discretionary internal research and development (“R&D”) funding. Having our own and self-managed ground station is a complementary to our satellite services segment and, we believe, will create significant synergies in our business and will uniquely position us to drive operational efficiency and cost effectiveness to deliver a diverse portfolio of high-speed, high-quality data communication solutions and applications to our customers.

We estimate the aggregate costs associated with the design, develop, assemble, integrate, test, and launch of A-SEANLINK constellation, A-SEANSAT constellation, our ground station and related infrastructure upgrades to be approximately $3 billion with funding needs spread over a period of 10 years. Our funding plan for these investments, R&D and operational costs shall include the revenue generated by our planned businesses which shall include our current SaaS service offerings, proceeds from our current offering and potentially credit facilities by financial institution in future.

Our Satellite as a Service ““SaaS”)

Angkasa-X, through its subsidiary AngkasaX Innovation Sdn. Bhd., plans to provide various types of satellite services in the form of Satellite-As-A-Service (“SAAS”) to telecommunication companies and enterprises in ASEAN countries as below:

82

Satellite Internet-access (“S-Internet”)

A-SEANLINK Satellite
Forward Link
Return Link
Downlink
Uplink
Satellite Gateway Antenna
Subscriber's Home or Office Network
Router
Modem
Subscriber's Remote Terminal Dish
Network Hub
Terrestrial Internet Network

One of the services is Satellite Internet-access (“S-Internet”) services via our low-latency LEO A-SEANLINK Satellite Constellation to facilitate the transfer of data through the use of very small-aperture terminal (“VSAT”) networks. S-Internet services enable telecommunication companies and enterprises in ASEAN countries to provide internet-connectivity to remote rural communities in the ASEAN region, where traditional terrestrial fiber network is very limited, and therefore shall elevate internet accessibility to people living in remote rural areas. Our target customers for this service will be telecommunication companies or network resellers in the region we operate. We will enter into contracts with our customer to provide them satellite internet-access service and derive revenue by enabling data connectivity for their end users. This is sold on a subscription basis for different data size packages. The subscription periods for this service will generally range from three to five years, The subscription fees are typically billed monthly in advance.

Satellite Automatic Identification Service (“S-AIS”)

83

Angkasa-X through its subsidiary AngkasaX Innovation Sdn. Bhd., intends to offer Satellite Automatic Identification Service (“S-AIS”) via its LEO A-SEANSAT Satellite Constellation to assist in precision vessel navigation and asset tracking to improve maritime safety. Our key target customers for this segment are those in the maritime, logistics and government. We will derive our revenue from providing data insights, and access to our cloud-based technology platform sold on a subscription basis. We will bill our customers either on a monthly or quarterly basis, and occasionally charge for on demand services (mostly in case of government customers) or based on contract pricing (shipping or app developer) entered into with our client. Some of the key applications for these services are as follows:

●	Tracking vessels globally–- Precise vessel tracking using AIS data helps owners and operators know where vessels are located;
●	Monitoring illegal activities and compliances–- Near real-time solutions help facilitate organizations to secure fishing territories, protect submarine assets, and analyze maritime incidents;
●	Analyzing commodity trading–- Fuel, grain, building materials, and precious metals are all traded by sea. We constantly track what, where, and by whom commodities are being traded. We use location data and maritime intelligence in combination with trade data to visualize the global commodity flow and identify patterns.
●	Maritime security services–- for support of security operations, vessel traffic or navigation monitoring, vessel traffic management, support of safety operations;
●	Law-enforcement services–- anti-piracy, illegal fishing, enforcement of international/ national regulations, support of enforcement operations;
●	Search and Rescue (“SAR”) services;
●	Maritime surveillance services–- monitoring of vessels in sensitive areas, anti-drug smuggling, border control;
●	Environmental services–- hazardous cargos monitoring, prevention of pollution caused by ships, pollution response; and
●	Fleet management services for commercial users (shipping companies and ship owners).

Satellite Earth Observation (“S-EO”)

Angkasa-X through its subsidiary AngkasaX Innovation Sdn. Bhd., plans to design its LEO satellites that will be integrated with high-resolution cameras for Satellite Earth Observation (“S-EO”) imaging. Our satellite optical imager has a resolution range from 0.5-meter to 5-meter ground sampling distance between 400-600 km altitude. This can be used for environment monitoring, agriculture, water resources, urban planning, rural development, mineral prospecting, forestry, ocean resources and disaster management. We plan to sell to local or foreign government or through resellers to government customers throughout Southeast Asia. Customers can rely on our proprietary satellite constellation to collect and deliver imagery over specific locations, sites, and regions that are critical to their operations. We plan to offer customers several service options that include basic plans for on-demand tasking or multi-year subscription access, where customers can secure priority access and imaging capacity over a region of interest on a take or pay basis.

84

We will derive revenue by providing our client a number of images, and in different resolutions. Some of the applications that will benefit from the image are as follows:

●	Mapping– Satellites imagery from space can be used to update topographic and thematic maps and databases.
●	Environment monitoring– Changes in the Earth’s flora, atmospheric trace gas concentration, sea status, ocean color, and ice fields may all be detected by satellites, which can help with environmental monitoring.
●	Disaster monitoring– In a wildfire situation, user can rely satellites imaginary provider to provide significant hotspot information, that is to detect fire hotspots as precisely as possible and to distinguish critical hotspots among detected hotspots. This information will then be sent to firefighters to help them in extinguishing wildfires.
●	Raw mineral prospecting– The mapping of hydrothermal alteration is based on the examination of the spectral signatures of the mineral veins. It is now known that certain minerals associated with hydrothermal alterations have unique spectral features that allow them to be remotely identified and detected.

Satellite Internet of Things (“S-IoT”)

Through AngkasaX Innovation Sdn. Bhd., Angkasa-X intends to provide Satellite Internet of Things (“S-IoT”) services via our LEO A-SEANSAT Satellite Constellation, connecting remote rural areas that lack terrestrial infrastructure or cellular access. Our S-IoT services enable solutions, including network connectivity, devices management and reporting applications software through tracking, monitoring and control of a variety of our customers’ assets and rural smart-agriculture. Our satellite will transmit and receive IoT signals from designated terminals and/or ground stations. Our services are to be sold direct as well as through a network of telecommunication companies, independent agents, dealers and resellers. We will offer customers multi-year subscription access for our service. For example, some of the key applications of our S-IoT services are as follows:

●	Unpowered assets– An example of this application is in the monitoring of halal goods in transport or other unpowered transport units as GSM networks do not provide global coverage.
●	Smart-agriculture– Through the implementation of IoT sensors, a significant amount of data can be obtained on the state and stages of soil. Information such as soil moisture, level of acidity, the presence of certain nutrients, temperature and many other chemical characteristics, help farmers control irrigation, make water use more efficient, specify the best times to start sowing, and even discover the presence of diseases in plants and soil.
●	Public infrastructure– Monitoring and controlling operations of urban and rural infrastructures like bridges, railway tracks, on- and offshore- wind-farms is a key application of the IoT. The IoT infrastructure can be used for monitoring any events or changes in structural conditions that can compromise safety and increase risk. It can also be used for scheduling repair and maintenance activities in an efficient manner, by coordinating tasks between different service providers and users of these facilities.

85

●	Energy and Utilities– Integration of sensing and actuation systems, connected to the Internet, is likely to optimize energy consumption as a whole. It is expected that IoT devices will be integrated into all forms of energy consuming devices (switches, power outlets, bulbs, televisions, etc.) and be able to communicate with the utility supply company in order to effectively balance power generation and energy usage. Such devices would also offer the opportunity for users to remotely control their devices, or centrally manage them via a cloud-based interface, and enable advanced functions like scheduling (e.g., remotely powering on or off heating systems, controlling ovens, changing lighting conditions etc.)

Satellite In-Vehicle Infotainment (“S-IVI”)

Angkasa-X has formed a joint venture company, AXSpace Sdn. Bhd. with Silkwave Asia Sdn. Bhd.(“Silkwave”), a wholly owned subsidiary company of Silkwave Holdings Limited. This joint venture company, AXSpace Sdn. Bhd. will provide GEO-LEO integrated satellite network infrastructure in the South East Asia Region. Its services to be offered will include Satellite In-Vehicle Infotainment (“S-IVI”) that combines mobile satellite broadcasting and supplemental terrestrial cellular connectivity through its innovative Converged™ network to deliver high-quality, low-cost, live, and on-demand multimedia and data services. This service is currently under development and we plan to commercialize this after completion of research and development (“R&D”) within three years. This service will be provided by the telecommunication company through their local network of resellers. We expect to derive revenue based on the number of subscriptions provided by the telco’s network of resellers, and we will bill the telecommunication companies on monthly basis. A key application of this service is to allow entertainment platforms like video on demand to deliver their content into a vehicle, even while in motion and that provides Malaysian drivers a connected experience in their cars.

Satellite Engineering Professional Courses

AngkasaX Innovation Sdn. Bhd. has entered into an agreement with the Universiti Sains Malaysia (“USM”) to jointly develop Professional Satellite Engineering Courses. AngkasaX Innovation Sdn. Bhd. shall provide licensed, certified, valid courseware and relevant satellite equipment to USM. This includes train-the-trainer program which instructors and lecturers involved are from USM, so that USM can provide the professional satellite engineering courses to their students in the future. Together with USM, Angkasa-X will jointly promote and market these satellite engineering professional courses to all qualified students and qualified working adults. USM is responsible for collecting fee from each student and qualified working adult enrolled in the Professional Satellite Engineering Course. We will derive our revenue on a revenue sharing basis with USM. Following are the main components of the course:

●	Practical Training Course on learning to program satellite on Raspberry;
●	Practical Training Course on how to work with CubeSat payload;
●	Practical Training Course on how to work with Nanosatellite Platform;
●	Practical Training Course on how to work with Radio Station & Spacecraft;
●	Practical Training Course on how to work with Satellite Design Kit & Earth Simulator;
●	Practical Training Course on how to work with Satellite Test Bench; and
●	Practical Training Course on how to work with Radio Station for Transmission

Satellite Ground Station Turnkey Services

Through Angkasa-X’s Malaysia subsidiary company, Mercu Tekun Sdn. Bhd. (“Mercu Tekun”), we are currently offering a broad range of services from turnkey, strategic satellite anchor station solutions, including construction and facility design, and antenna integration; to fully deployable, integrated tactical platform solutions. These services are typically sold to enterprise and government customers on a project basis under fixed price contracts over a period of months to years. In our commercial networks segment, we also act as both a prime contractor and subcontractor for equipment solutioning and integration services.

86

Edge Cloud Computing Services

With S-Internet services, we plan to roll out our Edge Cloud Computing Services via deployment of mobile datacentre to facilitate the setting up of infrastructures for smart-cities and digital-villages in remote rural areas in ASEAN for rapid digital economy transformation. We expect to own the mobile datacentre and lease it to the target customer in the telecommunication and/or data centre industries with a combination of one time set up fee and monthly billing for customers in the remote rural areas. Currently most hyperscale datacentres are located in highly fiberized connected areas (urban) in all countries in Southeast Asia, which give rise to a digital divide between urban and rural, resulting in lack of digital transformation in rural communities, especially in e-commerce which involves cloud services. With our Edge processing mobile datacentre located in rural areas using satellite connectivity, all issues and challenges pertaining to speed of processing and security faced by rural folks will be overcome with the incorporation of smart or digital villages powered by our edge datacentres (“Cloud”). We believe that our services to data centre operators will greatly expand their market into remote rural areas.

Ground Station Facility Hosting Services

Ground Station as a Service (or “gSaaS”) is one of the commercial services to offer for satellite services providers and operators. Based on our roll out plan, gSaaS is the first step for Angkasa-X into the space economy. The availability of ground station services is a major step in creating an affordable, global space-connected networks. Ground Station as a Service (gSaaS) is a solution for customers looking to connect to their satellites at a reasonable cost without incurring capital expenditures in building the infrastructure on the ground segment to receive and transmit satellite signals. Customers can concentrate on building the satellite and the application layer (if required) while knowing their ground station services are already available for use. The potential customers for Ground Station Service as follow:

●	Customers with Earth Observation satellites, both in commercial and public sectors; and
●	Internet Service Providers, who rely on satellite communications both for primary and backup use.

We expect to own the ground station and lease it to target customers be in the telecommunication or ground station industries. We will enter into contracts with our customers for a period of multiple years and bill our customers monthly for the rendering this hosting service. Most of the customers in this service tend to renew their contract as they cannot afford to have downtime in the connectivity to the satellite.

Our Strategy

One of our key strategies is to develop a regional presence in the ASEAN region. Angkasa-X will partner up with Telecommunication companies, Technology solution providers and applications development companies to perform research and development on the next generation solutions and applications that uses Satellite-as-a-Service. Angkasa-X will form partnerships with telecommunication companies, mobile network operators, Internet service providers and satellite services providers to market our Satellite-Services to the underserved and unserved remote rural communities in the ASEAN region.

We intend to grow our business and create shareholder value through the following strategic initiatives:

Build integrated ground station hosting facilities, satellite connectivity and related services with group of companies within ASEAN; and to develop a regional presence via company organic growth and inorganic strategic acquisitions and partnerships.

Angkasa-X plans to develop a Space Tech Ecosystem (“STE”) in Penang Malaysia, nurturing the next generation of talent and development of the first Asian satellite technology and supply-chain ecosystem. We can do this by utilizing our in-house engineering team capabilities to design and develop new technologies, products, solutions and services with technological innovation.

Angkasa-X also plans to deploy Edge mobile datacentres around the rural areas of Southeast Asia countries where internet connectivity is inadequate. These Edge mobile datacentres in the rural areas will be connected to hyperscale datacentres via Angkasa-X LEO satellites, enabling digital transformation and providing more job opportunities in the rural areas where users in the rural areas are able to enjoy the benefits of internet connection such as setting up their own online business and enjoying ecommerce services, eLearning services, eGovernment services etc. Our end goal for this development is to improve the living standards in rural areas by providing social inclusive services.

87

Angkasa-X is also collaborating with USM to build a Space Technology Centre supporting design and development of 6U CubeSat, assembly, integration and testing (“AIT”) of 6U CubeSats, including mission control for satellite operation. The professional satellite engineering course provided by Angkasa-X and USM shall utilise the Angkasa-X Ground Station antenna farm for satellite data receiving operations.

Angkasa-X has submitted applications and received certificates of approval from the Malaysian Communications and Multimedia Commission (“MCMC”) for the Network Service Providers (“NSP”) and Network Facilities Providers (“NFP”) licenses which authorizes Angkasa-X to operate the satellite ground station to receive and transmit signals to any satellites in orbit.

Angkasa-X shall be providing Ground Station as a Service (GSaaS), a solution for customers looking to connect to their satellites at a reasonable cost without incurring capital expenditures in building the infrastructure on the ground segment to receive and transmit satellite signals. Customers can concentrate on building the satellite and the application layer (if required) while knowing their ground station services are already available for use.

Through Angkasa-X’s joint venture company AXSpace Sdn. Bhd., Angkasa-X will operate a converged GEO-LEO integrated satellite network and services platform in Penang, Malaysia. This satellite network will provide innovative integrated satellite-services such as video streaming and vehicle infotainment services to be rolled out in ASEAN countries.

AXSpace targets to roll out satellite broadcasting via a combination of satellite and terrestrial cellular (supplemental) connectivity through its network to deliver high-quality, low-cost, live, and on-demand multimedia and data services in coming years. AXSpace plans to set up a GEO-LEO Joint Service Platform (“JSP”) to roll out this new satellite service.

One of Angkasa-X’s key strategies is to develop a regional presence in the ASEAN region. Our company will collaborate with Technology solution providers and applications development companies to research and develop the next generation solutions and applications that uses our Satellite-Services.

This initiative will see the formation of Penang Space Tech Hub, an initiative which aims to achieve (i) the set-up of SpaceTech Industry Ecosystem in Penang, Malaysia; (ii) to nurture Penang into a supply chain and distribution hub of global satellite technologies for the ASEAN market; (iii) recruit global satellite technology providers to set up research and development and localization of production centres in Penang which will accelerate technology transfer and foreign direct investments into Malaysia.

Leveraging on acquisition expertise, strong management team and access to capital to identify attractive growth opportunities.

Angkasa-X founders, Dr. Seah Kok Wah and Dr. Lim Kin Wan (the “Founders”), who are also our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) respectively, have over 30 years’ expertise and experience in identifying, acquiring and integrating value-added businesses in the Information and Communications Technology (“ICT”) industry. We believe that these Founders’ experience and expertise, our access to capital and the in-depth industry knowledge of our senior management team will position the Company to strategically acquire or partner with related businesses that can enhance our market position, create synergies and fully leverage our existing marketing and supply-chain capabilities, which we believe will allow us to deliver sustained profitable growth and maximize shareholder value. In analysing such opportunities. We will consider the following factors:

●	Potential for growth, indicated by new technology, anticipated market expansion or new technologies, products, solutions and services;
●	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
●	Strength and diversity of management, either in place or scheduled for recruitment;
●	Capital requirements and anticipated availability of required funds or resources, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

88

●	The cost of participation by our Company as compared to the perceived tangible and intangible values and potentials;
●	The extent to which the business opportunity can be advanced; and
●	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

Enhance our ability to attract, incentivize and retain talented professionals.

Angkasa-X believes our success greatly depends on our ability to attract, incentivize and retain talented professionals. We have hired a team of professional engineers with doctorate qualifications in space engineering, electrical and electronics engineering. Some of our engineering team members have practical experiences in the satellite system architecture design. With a view to maintaining and improving our competitive advantage in the market, we plan to implement a series of initiatives to attract additional and retain mid to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

Commitment to research and development.

We plan to invest in research and development centres focused in the satellite communication industry. We plan to increase our investment in research and development activities to ensure that the satellites we launch provide the highest throughput and longer latency that match the market demand. In order to ensure the development of the satellites that fit these criteria, we will implement a structured process through research, design, develop and test on the functionality of the satellite to final validation. Specifically, we work closely with the research and development team and monitor closely based on our requirements on satellite design.

Our Competitive Strengths

We believe that we have the following competitive strengths which differentiate us from our competitors and will contribute to our ongoing success.

We have formed strong relationships with our strategic partners

We have formed strategic partnerships in collaboration with several strategic partners from different sectors such as global technology service providers, space education providers, and non-profit organizations (“NPOs”). In addition, we have entered into collaboration with several electrical and electronics (“E&E”) ecosystem partners in sourcing satellites components in Malaysia. Further information of these partnerships is available in the section title “Business – Supply Chain Management Ecosystem” contained elsewhere in this prospectus.

Angkasa-X has entered into an understanding to collaborate with HallBru Tech, which is supported and facilitated by BIMP-EAGA via the Brunei Darussalam BIMP-EAGA Business Council (“BDBEBC”) in developing the ASEAN Space Economy. The Brunei Darussalam–Indonesia–Malaysia–Philippines East ASEAN Growth Area, or BIMP-EAGA, is a cooperation initiative established in 1994 to spur development in remote and less developed areas in the four participating Southeast Asian countries30.

We, through our subsidiary, AXSpace Sdn. Bhd. (“AX Space”), a joint venture company between Silkwave Asia Sdn. Bhd. and AngkasaX Sdn. Bhd., intend to provide GEO-LEO integrated satellite network infrastructure in the South East Asia Region. Services to be provided through AX Space includes Satellite In-Vehicle Mobile Multimedia Infotainment that combines mobile satellite broadcasting and supplemental terrestrial cellular connectivity through its innovative Converged™ network to deliver high-quality, low-cost, live, and on-demand multimedia and data services.

30 https://bimp-eaga.asia/

89

We are in discussions for a collaboration with the Malaysian Space Agency (“MYSA”), the national space agency of Malaysia, to allow us to perform Assemble, Integration and Testing (“AIT”) activities of our satellites utilizing MYSA’s AIT facilities located in Banting, Malaysia. All materials that we had sourced through our VIE company, AngkasaX Innovation Sdn. Bhd. will form the relevant satellite components in assembling of Angkasa-X’s LEO satellites. Once our satellite prototype has passed through system integration, integrity and legitimacy tests will be conducted as part of the due diligence in ensuring our satellite has fulfilled the pre-requisites before we begin mass production and launching satellites into orbit.

Experienced management team and Board with a proven track record

Our founders and management team have extensive experience in the Telecommunication, Information Technology, Computer Science and Satellite Engineering industries. Our management team is complemented by an experienced board of directors and a team of Satellite Engineering experts, which include several individuals with a proven track record in successfully acquiring and managing information and communication technology (“ICT”) businesses.

Each of our board of directors and our senior management has more than 25 years of ICT industry experiences. Both of our CEO and COO have experience in managing public-listed ICT companies during their careers. Our team of engineers has extensive satellite engineering experience.

We have strong talent team to perform research, design, develop and test of satellite

Angkasa-X has hired a team of professional engineers, consisting of multiple doctorate qualifications in space engineering and electrical and electronics engineering. Several of our engineering team members have over 10 years’ practical experiences in the satellite system architecture design under AngkasaX group. In collaboration with USM, our satellite design and engineering team officers will lead a team of experienced professors who specialize in Satellite Engineering to develop and enhance the specification of our satellite in AngkasaX Innovation Sdn. Bhd.. Our satellite design and engineering team consists of individuals who have experience in designing Malaysia’s second remote sensing satellite, Razak Sat-1 and Malaysia’s first nanosatellite, UiTMSAT-1.

Limited competition with natural barriers to entry

Entry into the Satellite as a Service (“SaaS”) market requires a significant financial investment. Angkasa-X has entered into a Financial Advisory Agreement with Bank of Asia (“BOA”) for the purpose of long term financing on the development and launching of Angkasa-X’s satellites.

In addition, acceptance as a member to International Telecommunication Union (“ITU”) is the first step before anyone can file for application of orbital slot and radio-frequency spectrum. With the endorsement of the Malaysian Communications and Multimedia Commission (“MCMC”), Angkasa-X is currently an ITU Radiocommunication (ITU-R) member accorded by ITU starting from August 23, 2021.

Talent Development for satellite and space related engineering together with leading science university collaborator

Through our VIE company AngkasaX Innovation Sdn. Bhd., Angkasa-X has entered into an understanding to collaborate with Universiti Sains Malaysia (“USM”) and Digital Penang Sdn. Bhd., a government agency owned by the State of Penang, to develop space and satellite technology talent in Penang by offering space and satellite related professional engineering course, set up a satellite research and development laboratory in USM, and jointly setting up a Space Tech & Satellite Supply-chain Ecosystem in three phases. The ultimate objectives associated with this collaboration is to develop satellite engineering talent expertise, design, research and development on satellite technology for countries in ASEAN.

90

Recent Developments

On December 23, 2021, Angkasa-X’s VIE company AngkasaX Innovation Sdn. Bhd., has successfully completed its crowdfunding fundraising exercise on the Malaysia licensed Equity Crowdfunding (“ECF”) platform and successfully raised $670,897.

We have relied on the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act for purposes of the private placements of the Ordinary Shares. The Ordinary Shares have not been registered under the Securities Act or any applicable securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) or persons in the United States absent registration or an applicable exemption from such registration requirements.

During the period of May 2022, Aerospace & Defense Review has awarded Angkasa-X as the “Top Satellite Solutions Provider in APAC 2022”. Aerospace & Defense Review is a peer-to-peer knowledge platform bringing news, trends as well as insider views and analysis of current business and technology issues affecting the commercial and military aircraft, space systems and satellites industry.

Supply Chain Management Ecosystem

Angkasa-X’s suppliers are responsible for the sourcing of raw materials for and manufacture of sub-components of our satellite. Raw components on satellite such as antenna, thermal controller, transponder, solar panel etc. For this, Angkasa-X has established a joint venture company AngkasaX Global Sdn. Bhd. with B-Global Sdn. Bhd. to develop a global supply chain management platform solution to properly manage Angkasa-X supply chain and procurement process. This platform shall help Angkasa-X in managing all its suppliers, vendors, clients, partners on purchase orders, forecast, collaboration terms, timely material and components deliveries, invoices, and any settlements.

Competition

As of the date hereof, we are not aware of any filing by similar satellite services providers for Network Service Provider (“NSP”) and Network Facilities Provider (“NFP”) licenses with Malaysia regulator, Malaysian Communications and Multimedia Commission (“MCMC”), as well as in the South-East Asia (“SEA”) region. Angkasa-X is a company that plans to designs, develops, assembles, integrates, tests our own LEO satellite and operate our Ground Station to provide LEO satellite services to our potential clients. At the present moment, we believe that Angkasa-X is the only company in Southeast Asia region that is a member of International Telecommunication Union (“ITU”) and is filing for LEO orbital slot. We plan to start roll out our satellite-as-a-services upon completion of construction of Angkasa-X Ground Station and launching of our LEO satellites targeted in the year of 2023.

In addition, we do have global satellite competitors which provide similar satellite connectivity services such as Starlink from United States, One Web from United Kingdom, Gilmour Space Technologies from Australia, Hanwha Systems from South Korea.

91

Sales and Marketing

We plan to form reseller partnerships in the forms of joint ventures with telecommunication companies, mobile network operators, satellite services providers to market our satellite broadband and all other satellite communication related services. In addition, we will continue assess the potential acquisitions that may be complementary to our business, expand our range of solution offerings, open up local market assess and build partnerships with local network operators or governments.

Property

Our corporate headquarters is located at 11-06, Tower A, Ave 3, Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur Malaysia. Our office space is provided to us rent free by our Chief Executive Officer, Dr. Seah Kok Wah.

Our VIE company AngkasaX Innovation Sdn.Bhd. has two physical office space. One of the offices is located at 15A-16A Wisma Yeap Chor Ee, 10350 GeorgeTown, Penang and provided to us rent free by Digital Penang, a government agency of the Penang State Government. Second office space of approximately 1,552 square feet lease from an external party for a monthly rental of MYR4,035.20. The lease term starts from March 15, 2022 and AngkasaX Innovation Sdn. Bhd. may extend the agreement for an additional 3 years upon its expiration.

Mercu Tekun Sdn. Bhd., lease an office space from an external party, with an area of approximately 466 square feet. The lease term starts from September, 2022 with monthly rental of MYR1,398.00. Mercu Tekun Sdn. Bhd., may extend the agreement for an additional 3 years upon its expiration.

On April 8, 2022, AngkasaX Innovation Sdn. Bhd. has entered into a collaboration agreement with University Science Malaysia (USM) that’s allow AngkasaX Innovation Sdn. Bhd. to lease a 51,667 square foot of land to build a ground station for a period of 20 years.

We believe that the offices and properties that we currently lease are adequate to meet our needs for the immediate future.

Intellectual Property, Registered Trademark and Logo

We believe that our business success dependent on the combination of protections afforded by patent, copyright, trademark and trade secret laws and contractual rights. As of the date of this prospectus, we are the registered owner of two domain names, namely “angkasa-x.com” and “angkasax-innovation.com”. The intellectual property information that we have are as follows:

Trademark Image	Trademark Classes	Description	Application Date	Status
	Class 42	Company Logo	3 May 2021	Registered on October 22, 2021
	Class 42	Company Logo	3 May 2021	Registered on October 22, 2021
	Class 42	A-SEAN Link Satellite Constellation Logo	3 May 2021	Registered on October 22, 2021

92

Trademark Class 42 is a trademark class used by the United States Patent and Trademark Office (USPTO). This category includes technical or scientific services in relation to the practical and theoretical aspects of complex fields. These services would include those provided by engineers, chemists, computer programmers, physicists, and similar occupations. Class 42 also includes services provided by engineers undertaking research, estimates, evaluations, and reports in the technological and scientific fields as well as scientific medical research purposes.

Trademark Class 42 services include but are not limited to:

●	Architectural consultation or services
●	Oil-field exploitation analysis
●	Artwork authenticating
●	Biological research
●	Bacteriological research
●	Calibration
●	Chemical analysis and research
●	Cartography
●	Chemistry services
●	Clinical trials
●	Cloud computing and seeding
●	Computer rental services
●	Computer programming, system analysis, and design
●	Computer virus protection services
●	Computer technology consulting
●	Construction drafting
●	Computer design and development consultancy
●	Energy-saving consultancy
●	Data or document conversion services
●	Cosmetic research
●	Interior décor design
●	Dress designing
●	Computer program duplication
●	Electronic data storage
●	Graphic arts design
●	Geological research and prospecting
●	Handwriting analysis
●	Computer hosting sites
●	Industrial design
●	IT consultancy
●	Computer software installation
●	Land surveying
●	Computer software maintenance
●	Computer system monitoring
●	Off-site data backup
●	Oil-field surveys
●	Oil-well testing

93

●	Packaging design
●	Information technology outsourcing
●	Physics research
●	Quality control
●	Quality evaluation of timber or wool
●	Computer data recovery
●	New product research and development services
●	Environmental protection research
●	Scientific information consultancy
●	Scientific laboratory services
●	Providing online search engines
●	Server hosting
●	Service software
●	Industrial design styling
●	Surveying
●	Technical research
●	Technical project studies
●	Telecommunications consultancy
●	Technological consultancy
●	Textile testing
●	Material testing
●	Underwater exploration
●	Computer software updating services
●	Urban planning
●	Weather forecasting
●	Water analysis
●	Web server rental services
●	Website design consultancy

Material Contracts

Each material contract to which Angkasa-X has been a party for the preceding one year, other than those entered into in the ordinary course of business, is listed as an exhibit to the registration statement to which this prospectus is a part and is summarized elsewhere herein.

●	Service Agreement between Mercu Tekun Sdn. Bhd. and SECM Sdn. Bhd. August 9, 2021;

●	Financial Advisory Agreement by and between Angkasa-X Holdings Corp. and Bank of Asia (“BOA”) Investment Services Limited dated October 5, 2021;

●	Project Management and Engineering Consultancy Service Agreement by and between Mercu Tekun Sdn. Bhd. and D’amante (M) Sdn. Bhd. dated July 1, 2021;

●	Collaboration Agreement by and between Angkasa-X Holdings Corp. and B-Global Sdn. Bhd. dated January 25, 2022;

94

Employees

As of October 30, 2022 we have a total of 22 employees, all of whom are full time. These employees are Malaysians and are all located in Malaysia. None of our employees are represented by a labor union or covered by a collective bargaining agreement with respect to their employment with us. Many of our employees bring significant experience from prior positions working for satellite manufacturers, other commercial aerospace companies, and government agencies. The following table sets forth breakdown of our employees by functional area and company:

Company Name	Employees	Position

Angkasa-X Holdings Corp. (a BVI company)	Dr. Seah Kok Wah	Chairman, Chief Executive Officer and Director
	Dr. Lim Kin Wan	Chief Financial Officer, Chief Operating Officer, and Director

AngkasaX Innovation Sdn. Bhd.	Dr. Zulkifli Abdul Aziz	Director, Engineering, Mission & System
	Dr. Syazana Basyirah Binti Mohammad Zaki	Head, Mission Administration, Regulatory & Compliance
	Mr. Chew Vee Kuan ““Davi”“)	Head, Satellite Mission, Flight & Launch
	Ir. Mohd Izzed Bin Mustaffa	Head, AIT Centre Management & Coordination
	Ahmad Faisal Bin Hartono	Engineer, Satellite Mission & Systems
	Au Yong Wei Qing	Engineer, Systems & Project Management
	Muhammad Aadam Bin Abdul Latiff	Asst. Engineer, AIT Centre & Ground Station
	Siti Kamaliah Binti Mohamed Bashir	Systems Engineer, Regulatory & Satellite Mission
	Dr. P.M. Kalai Vaanan Maniam	Head, Radiofrequency & Network Infrastructure

AngkasaX Sdn. Bhd.	Ibrahim Shah Bin Taarif Shah	Director, Business Development
	Leong Mun Cheng	Director, Solution & Services
	Lim Yu Jin	Head, Legal & Corporate Affairs
	Ong Yik Chen	Manager, Admin & Finance
	Dr. Siti Harwani Binti Md Yusoff	Head, Project Mangement Office
	Koh Shin Yee	Admin Executive

Mercu Tekun Sdn. Bhd.	Ir. Norhizam Bin Hamzah	Director, Chief Executive Officer (CEO) & Chief Technology Officer
	Kamal Irfan Bin Ahmad Shakir	Project Manager
	Norazehan Binti Mohd Radzuan	Assistant Manager, Operations
	Muhammad Farizdwan Bin Mohamad Yusoff	Engineer, Project & Sales
	Muhammad Iman Bin Norhizam	Marketing Manager

Total	22

95

Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Start-ups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
●	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares;
●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We are choosing not to “opt out” of such extended transition period, and, as a result, we will not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies.

Regulatory Matters

We have activities and operations in Malaysia and our activities are subject to laws and regulations regarding data communication, the environment, employment and occupational health and safety there. Finally, we are organized under the laws of the BVI and are subject to the BVI Business Companies Act 2004 (as amended).

Malaysia Regulations on Communication and Multimedia (MCMC)

Our Malaysia operation in this telecommunication business is govern by the body of Malaysian Communication and Multimedia Commission (“MCMC”) under the Communication and Multimedia Act 1998. The Act is designed to regulate communications over networked electronic media, including telecommunication networks, traditional broadcasting and online services, in anticipation of convergence in the communication market.

MCMC role is to implement and promote the Government’s national policy objectives for the communications and multimedia sector. MCMC is also charged with overseeing the new regulatory framework for the converging telecommunications and broadcasting industries and online activities.

Our services include providing vehicle-infotainment relates to multimedia broadcasting services and the provision of infrastructure on satellite ground stations in Malaysia is subjected to the law under Malaysia Communication and Multimedia Commission (“MCMC”) which require licensing. The following are the licenses required:

License required by AngkasaX Innovation Sdn. Bhd.

●	Network Facilities Providers (“NFP”) licence – The license holder will allow the holder to provision network facilities, namely infrastructure such as, cables, towers, satellite Ground Stations, broadband fibre optic cables, telecommunications lines and exchanges, radiocommunications transmission equipment, mobile communications base stations and broadcasting transmission towers and equipment.

●	Network Service Providers (“NSP”) licence – The license holder will allow the holder to provide the basic connectivity and bandwidth to support a variety of applications including network services to enable connectivity or transport between different networks. A network service provider usually owns or deploys the said network facilities. However, a licensee providing connectivity services may use the network facilities owned by another licensee.

96

International Telecommunication Union (“ITU”)

International Telecommunication Union (“ITU”) is an agency of the United Nations (“UN”) whose purpose is to coordinate telecommunication operations and services throughout the world.

It consists of three sectors,

(i)	Radiocommunication (“ITU-R”) — ensures optimal, fair and rational use of the radio frequency (“RF”) spectrum.

(ii)	Telecommunication Standardization (“ITU-T”) — formulates recommendations for standardizing telecommunication operations worldwide.

(iii)	Telecommunication Development (“ITU-D”) — assists countries in developing and maintaining internal communication operations.

The ITU sets and publishes regulations and standards relevant to electronic communication and broadcasting technologies of all kinds including radio, television, satellite, telephone and the Internet. The organization conducts working parties, study groups and meetings to address current and future issues and to resolve disputes. ITU’s mandate is helping emerging countries to establish and develop telecommunication systems of their own.

Our business requires us to receive approval of International Telecommunications Union spectrum licensing for the use of different frequencies band to avoid interference to or from other satellites. The ITU is the specialized agency responsible for principles and licensing of the use of orbit and spectrum. Before a satellite uses the spectrum and orbital resources it needs to fulfil its mission, it requires an associated ‘satellite filing’. The filing is a tool to obtain international recognition of these resources.

Import and Export

The export of United States-manufactured satellites and technical information related to satellites, Ground Station equipment and provision of services to certain countries are subject to State Department, Commerce Department and Treasury Department regulations.

In 1999, the United States State Department published amendments to the International Traffic in Arms Regulations (“ITAR”), which included satellites on the list of items requiring export licenses. Effective November 2014, further amendments to the ITAR transferred jurisdiction of certain satellites and related technology to the Export Administration Regulations administered by the Commerce Department, which also impose license requirements in specified circumstances. Accordingly, importation or exportation of satellite and telecommunication facilities or equipment is subject to licensing control and must be covered by a proper export license.

SIRIM is a product type of approval in Malaysia for import. All communication and multimedia products are required to obtain certification and labelled with Certification Mark, mandatory under the Communications and Multimedia Acts (CMA) 1998, and the Communications and Multimedia Regulations 2000.

Employment Act 1955 (Act 265)

The Employment Act 1955 (Act 265) (“the 1955 Act) is the primary legislation on labour matters in Malaysia. The 1955 Act provides for minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection and termination benefits. The 1955 Act applies only to employees earning a monthly wages of not more than RM2,000.00 or to employees, irrespective of their monthly wages, who are engaged in manual labour, including artisan or apprentice, or who are engaged in the operation of maintenance of mechanically propelled vehicles operated for the transport of passengers or goods or for commercial purposes, or who supervise or oversee other employees engaged in manual labour or who are engaged in any capacity in any vessel registered in Malaysia or who are engaged as domestic servant.

Employee Provident Fund Act 1991 (EPF)

The Employees’ Provident Fund Act 1991 (Act 452) (“the 1991 Act”) imposes the statutory obligations on employers and employees to make contribution towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for the retirement purposes. Under the 1991 Act, any employer who fails to pay the necessary contributions shall be liable to imprisonment for a term not exceeding three years or to a fine not exceeding ten thousand ringgit or to both.

Employee Social Security Act 1969

The Employee’s Social Security Act 1969 (Act 4) (“the 1969 Act’) was implemented to provide protection for employees and their families against economic and social distress in situations where the employees sustain injury or death. The schemes of social security under the 1969 Act are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. Under the 1969 Act, any person who fails to make contribution shall be all be punishable with imprisonment for a term which may extend to two years, or with fine not exceeding ten thousand ringgit, or with both.

Taxation

AngkasaX profits arising in or derived from Malaysia is subject to Malaysia Corporate Tax, which is charged at the statutory income tax rate range from 17% to 24% on its assessable income. As of December 31, 2021 and 2020, the operations in the Malaysia incurred $330,683 and $9,002 respectively, of cumulative net operating losses which can be carried forward to offset future taxable income, at the tax rate of 17%.

97

Permissions and Approvals

Set forth below is a table summarizing all the permissions/approvals we have obtained or will have to obtain in order to carry out our business and implement our business plans:

Approvals or Permissions Required	For	Expected Timeline to Obtain Such Approvals or Permissions	Factors That Might Impact the Timeline to Obtain These Approvals
International Telecommunication Union (“ITU”) Orbital Slot & Spectrum Access	Allow for Orbital slot of satellites and spectrum licensing for the use of different frequencies band to avoid interference to or from other satellites.	May 2023

Potential objections by ITU member countries to the Company’s use of a specific Orbital Slot or Spectrum Access might affect the timeline for the Company to obtain such approvals.

The Company might be required to select a different Orbital Slot or Spectrum Access to obtain such approvals.

Network Facilities Providers (“NFP”)

Allows the holder to provision network facilities, namely infrastructure such as, cables, towers, satellite Ground Stations, broadband fibre optic cables, telecommunications lines and exchanges, radio communications transmission equipment, mobile communications base stations and broadcasting transmission towers and equipment.

		Obtained in 2022.	When the time comes for a renewal of this license, non-maintenance of network equipment leading to less than satisfactory performance can lead to the MCMC’s reluctance in renewing this license.
Network Service Providers (“NSP”)

Allows the holder to provide basic connectivity and bandwidth to support a variety of applications including network services to enable connectivity or transport between different networks. A network service provider usually owns or deploys the said network facilities.

		Obtained in 2022.	When the time comes for a renewal of this license, non-maintenance of network equipment leading to less than satisfactory performance can lead to the MCMC’s reluctance in renewing this license.
Import & Export Permission	All communication and multimedia products are required to obtain certification and labelled with Certification Mark, mandatory under the Communications and Multimedia Acts (CMA) 1998, and the Communications and Multimedia Regulations 2000.	Obtained SIRIM approval for importing communication equipment in 2022	Permission must be applied for new equipment brought in. The approval to the application is subject to equipment specifications meeting the minimum standards required by the authorities.

Insurance

We will obtain launch insurance for our satellites before launch for risk mitigation of launch failure, satellite malfunction, loss of transmission and etc. As our business grow, we may require to consider to have our satellites covered by in-orbit insurance for coverage against the risk of loss of or damage to the satellite. We undertake periodic risk reviews to assess whether our insurance is in line with our business risks and whether it is adequate. Our consideration would involve weighing the costs of such insurance against the benefits of coverage it provides.

Legal Proceedings

We are not currently subject to any legal proceedings, and to the best of our knowledge, no such proceeding is threatened, the results of which would have a material impact on our properties, results of operation, or financial condition nor, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.

DIRECTORS, MANAGEMENT AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table lists each of our executive officers and directors and their respective ages and positions as of the date of this prospectus. Unless otherwise indicated, the address of each person named in the table below is c/o 11-06, Tower A, Ave 3, Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur, Malaysia.

98

Name	Age	Position

Angkasa-X Holdings Corp. (a BVI company)

Directors
Dr. Seah Kok Wah (“Sean”)	56	Chairman, Chief Executive Officer and Director
Dr. Lim Kin Wan (“William”)	57	Chief Financial Officer, Chief Operating Officer and Director
Mr. Ching Kian Hoe (“Andy”)	57	Independent Non-Executive Director
Dr. James H. Poisant	76	Independent Non-Executive Director
Dato’ Ng Wan Peng	60	Independent Non-Executive Director

Set forth below is a brief biography of each of our executive officers and directors.

Directors of Angkasa-X Holdings Corp. (a BVI company)

Dr. Seah Kok Wah (“Sean”)

Dr. Seah, aged 56, a Malaysian, currently serves as the Chairman, Chief Executive Officer and director of Angkasa-X Holdings Corp. He is also the director of Angkasa-X Holdings Corp, Labuan, Malaysia; AngkasaX Sdn. Bhd.; AXSpace Sdn. Bhd. and AngkasaX Innovation Sdn. Bhd.

Dr. Seah graduated from California State University, Chico, United States of America with a Bachelor Degree in Computer Engineering and a Master Degree in Computer Science (with Distinction). He also holds a doctorate in Business Administration. In 1994, Dr. Seah began his tech-career in Silicon Valley California as a software developer for Software Publishing Corporation and Netscape Communications Corporation. He returned to Malaysia in 1997, recruited by Sun Microsystems Malaysia to provide consultancy to the MSC Smart Schools and Telemedicine flagship projects.

Dr. Seah started his entrepreneurship journey in 2001. He co-founded several companies including Afor Pte Ltd Singapore in 2002 which floated on the Singapore Stock Exchange in 2008 and subsequently rebranded as Epicenter Holdings Ltd (SGX:5MQ). In 2010, Dr. Seah co-founded Galasys PLC (LSE: GLS), a company that was floated on the London Stock Exchange in 2014. During his time in Galasys PLC, Dr. Seah served as its Chief Executive Officer. In 2018, he co-founded SEATech Ventures Corp. (OTC-PINK: SEAV) and it was floated on the OTC Markets in late 2020. In June 2019, he co-founded AsiaFIN Holdings Corp. (OTC-PINK: ASFH) and it was floated on the OTC Markets in August 2022. Dr. Seah is the director of SEATech Ventures Corp. and AsiaFIN Holdings Corp. He holds 80% of voting rights in See Unicorn Ventures Limited which, in turn holds 65% of the Company’s shares. Dr. Seah currently devotes up to 45 hours per week to the Company, but are prepared to devote more time if necessary.

Dr. Seah is the Chairman of the National Tech Association of Malaysia (PIKOM) and also elected as the Chairman of The World Information Technology and Services Alliance (WITSA), a leading consortium of tech industry association-members from over 80 global economies and countries. WITSA members represent over 90% of the world IT market.

Dr. Lim Kin Wan (“William”)

Dr. Lim, aged 57, a Malaysian, who currently serves as the Chief Financial Officer, Chief Operating Officer and director of Angkasa-X Holdings Corp. He is also the director of Angkasa-X Holdings Corp., Labuan, Malaysia; AngkasaX Sdn. Bhd.; AngkasaX Global Sdn. Bhd.; Angkasa-X Innovation Sdn. Bhd. and Mercu Tekun Sdn. Bhd.

Dr. Lim has graduated from Chartered Institute of Management Accountants (CIMA), United Kingdom, with a professional degree in management accounting in 1991. He also holds a doctorate in data centre and network security from Riviera University, France in 2020.

In 1989, Dr. Lim began his career in Kuala Lumpur, Malaysia as a sales manager for Eastern Office Machine Sdn. Bhd. He was then employed by GES International Ltd, an IT distribution company listed in Singapore (SGX: G01) as a sales manager in 1991. Subsequently, he was appointed as the sales and marketing director for Alpha Data Sdn. Bhd. in 1996. With his leadership and expertise in sales and marketing, he was then recruited by CSF Group Plc., a data centre builder and operator company (LSE: CSFG), in 2008 as a business development and strategy director, overseeing the group’s business cooperation, partnerships and strategic development. He holds 20% of voting rights in See Unicorn Ventures Limited which, in turn holds 65% of the Company’s shares.

Dr. Lim currently devotes up to 45 hours per week to the Company, but are prepared to devote more time if necessary.

99

As the vice president of Malaysian Cross Border E-Commerce Association (MCBEA), Dr. Lim has helped e-commerce companies by facilitating networking events, providing business matching opportunities, offering promotional roadshows, etc.

Dr. Lim is well versed in operations and business reviews, business development, financial management, fund raising and budgetary controls implementations. He is familiar and experienced in various IT platforms such as AI, Big Data Analytics, Cloud Computing IoT and Security.

Mr. Ching Kian Hoe (“Andy”)

Mr. Ching, aged 57, a Malaysian, who is currently serving as the Independent Non-Executive Director (INED) of Angkasa-X Holdings Corp.

Mr. Ching has graduated from Tunku Abdul Rahman College, Malaysia in 1990 with a diploma in commerce, specialising in management accounting. He later received an Honor Degree in management accounting from Chartered Institute of Management Accountant (CIMA).

Mr. Ching has more than 30 years of practical working experience in accounting and finance. He has held numerous positions as a member of top executive management teams of many corporate companies which specialized in manufacturing, trading, airline catering, food & beverage, logistics, supply chain and laundry business.

In 2016, Mr Ching was the group financial controller of Brahim’s Holdings Berhad, a company operating in the logistics and food and beverages industries. In 2018, Mr Ching was recruited as the group chief financial officer of Flytech Engineering Sdn. Bhd., a leading provider in flexible hose and fitting solutions in various industries, including marine and shipbuilding, semiconductor and water treatment, etc.

His skills and expertise ranges from accounting, financial management, training, public speaking, sales & marketing, food & beverage, logistics operations and general insurance as well as vast experiences in public listed companies and Bursa Malaysia’s (the stock exchange of Malaysia) reporting and regulations.

He is currently an Associate Member of The Chartered Institute of Management Accountants, U.K. (CIMA) and also a Chartered Global Management Accountant (CGMA).

Dr. James H. Poisant

Dr. Poisant, aged 76, an American, who is currently serving as the Independent Non-Executive Director (INED) of Angkasa-X Holdings Corp.

Dr Poisant has a doctorate and master’s degrees in Public Administration, as well as a master’s degree in Urban Education, form the University of Massachusetts, Amhurst, MA. And bachelor’s degree in Science and Secondary Education from Worcester State College, MA.

Dr. Poisant is appointed as the Secretary-General of the World Information Technology and Services Alliance (WITSA) in 2006. He directs the day-to-day operations of the alliance. The WITSA alliance consists of over 80 leading ICT associations from around the globe. WITSA’s signature event, the World Congress on Information Technology (WCIT) has been hosted in different countries 22 times over the past 40 years. It is now an annual event. The congress attracts over 2500 delegates from over 80 countries. WITSA is actively involved in public policy issues affecting the growth of ICT around the globe. As such, the organization produces numerous policy/principal papers designed to guide responsible policy.

Prior to joining WITSA, Dr Poisant was the founder and CEO of Poisant International LLC, a recognised ICT related event planning, fund raising, marketing and business development consulting firm. The firm has managed numerous successful annual events, such as the Networked International Summit in 2000-2003 and Global Internet Summits in 2001-2003, with over 200 media outlets covering them.

Throughout 1988 to 1998, Dr. Poisant held a number of senior-level positions at Electronic Data Systems (EDS), world’s premier provider of Information Technology Services. At EDS he was responsible for the 1992 Barcelona Olympics, 1994 World Cup (USA) and the 1996 Goodwill Games, St. Petersburg, Russia.

100

In 1986, Dr. Poisant was the Manager of the Walt Disney Company’s Business Seminar Division, where he was responsible for the design, administration and presentation of external Disney business, people management, quality service seminars, speeches, and presentations. Business presentations were given to over 100,000 business executives.

Dato’ Ng Wan Peng

Dato’ Ng, aged 60, a Malaysian, who is currently serving as the Independent Non-Executive Director (INED) of Angkasa-X Holdings Corp.

Dato’ Ng graduated from Universiti Sains Malaysia with a Bachelor Degree in Computer Science in 1988. She also participated in the Senior Executive Leadership Program hosted by Harvard Business School in June 2019.

Currently, Dato’ Ng Wan Peng is the President of Big Bad Wolf Ventures, an international reading advocate providing public access to brand-new affordable books via mega book fairs and retail chain stores. She has provided advice and guidance to all business units under Big Bad Wolf Ventures to ensure all programs planned and executed are aligned with the group’s strategy.

She was the Chief Operating Officer of Malaysia Digital Economy Corporation (MDEC), the lead agency in driving the digital economy in Malaysia. MDEC’s efforts are centred on driving investments, building local tech champions, catalysing digital innovation ecosystems and propagating digital inclusivity. MDEC is also responsible to ensure that Malaysia plays an integral part in developing and nurturing talent to drive digital innovation around the world, while attracting participation from global ICT companies to invest and develop cutting edge digital and creative solutions in the country. As COO, she was responsible for Resource Planning, Strategy Execution, and Operational Quality. She has formulated policies and SOPs to drive effective decision making and execution.

Prior to the appointment to COO, she was the VP of Capacity Development Division in MDEC. During which she guided the rolling out of the Multimedia Super Corridor to extend its benefits and enabling environment nation-wide, including providing world class infrastructure, telecom services, and creating conducive environment through promoting Cyberlaws and IP protection in the country.

Dato’ Ng was selected to serve on our board of directors because she has more than 30 years’ experience in the ICT field with extensive experience in managing large-scale projects. She has consulted for both private and public sector organizations in IT policy and project implementation in government, defense and education sectors in Malaysia and abroad.

Term of Office

Our directors serve at the pleasure of our shareholders. Our memorandum and articles of association and BVI law do not provide for fixed terms of office. Accordingly, our directors are not subject to a term of office and hold office until such time as they resign or are removed from office by ordinary resolution of our shareholders. A director will be removed from office automatically if, among other things, the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) dies or is found by our Company to be of unsound mind or (3) all the other directors (being not less than two in number) determine that he or she should be removed as a director by board resolution.

Board Composition and Election of Directors

Our board of directors currently consists of five members. Our memorandum and articles of association provide that our board of directors must be composed of at least one director. The number of directors is determined from time to time by resolution of our shareholders. Dr. Seah Kok Wah serves as Chairman of our board of directors. The Chairman has primary responsibility for providing leadership and guidance to our board and for managing the affairs of our board.

Pursuant to our amended and restated memorandum and articles of association, our directors are appointed either by ordinary resolution of our shareholders or by board resolution provided that such appointment does not cause the number of directors to exceed any number fixed in accordance with the articles of association as the maximum number of directors.

101

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K Our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Duties of Directors

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our Memorandum and Articles or the BVI Act.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors, or by a resolution of our shareholders. Each of our directors will hold office until the expiration of his or her term fixed by the resolution of shareholders or the resolution of directors appointing him or her, if any, or until his or her death, resignation or removal. A director may be removed from office: (i) with or without cause, by a resolution of our shareholders passed at a meeting of our shareholders called for the purposes of removing the director or for the purposes including the removal of the director by a written resolution passed by at least seventy-five per cent of our shareholders entitled to vote; or (ii) with cause, by a resolution of our directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director. In addition, a director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated. Our officers are elected by and serve at the discretion of the board of directors.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director shall forthwith disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to all other directors that a director is a member, director, or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure in relation to that transaction.

102

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. Our board of directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Employment Agreements with Named Executive Officers and Directors

We have entered into employment agreements with each of the named executive officers. Under these agreements, each of the named executive officers is employed for a specified time period and is entitled to receive monthly salary plus other remuneration, employment provident funds and other benefits pursuant to Malaysia law. We and the named executive officers may terminate the employment upon mutual agreement. The named executive officers may terminate the employment by giving six months advance written notice. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses to the Company, damaging the Company’s image through defamation or disseminating rumors about the Company or its employees outside the Company, We may also terminate the employment for cause, with thirty days advance written notice and one month’s salary, for certain acts of the executive officer, such as illness, non-work related injury resulting in inability to work in the previous position or a newly assigned position after recovery, and inability to perform the assigned work and failure to perform the assigned tasks even after training or adjustment of position. The employment agreements will be terminated upon (1) expiry of the employment, (2) meet the official retirement age of Malaysia, (3) the death of the named executive officers, (4) the bankruptcy of the Company pursuant to law, and (5) revocation of the Company’s business license, shutdown of the business pursuant to the order issued by the relevant authority, or earlier dissolution of the Company.

Each named executive officer has agreed not to be involved in a second occupation during the period of employment. Without our prior written consent or related mutual agreement, he shall not, directly or indirectly, hold any position in any other enterprises providing same or similar products or services.

Each named executive officer has agreed to be bound by non-competition restrictions during the term of his employment and for five years following termination of the employment. The executive officers are not allowed to contact our customers for business after termination of the employment and we have the right to bring legal action against them in the event of any losses so caused by their breach of said restrictions.

In addition, each named executive officer has agreed that the title to the intellectual property, including but not limited to patents and copyrights, created by him during the course of his employment, is vested in the Company. In exchange, the Company will compensate him based on the economic returns so derived.

We have entered into confidentiality agreements with each of the named executive officers. Each named executive officer has agreed (1) not to inquire about the trade secrets which are unrelated to the performance of his work; (2) not to disclose the trade secrets of the Company to any third party; (3) not to allow any third party to use or acquire the trade secrets of the Company, except as required in the performance of his or her duties in connection with the employment or pursuant to the instruction of the Company; (4) not to use the trade secrets of the Company for its own benefits; (5) to hold the trade secrets in strict confidence during and after termination of employment in perpetuity, for as long as until such trade secrets are permitted to be disclosed and are in public domain ; and (6) to keep other confidential obligations.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law or the Company’s instruction, any of our trade secrets, the trade secrets of our business partners and customers received by us and for which we have confidential obligations.

103

We have entered into director agreements with each of our independent director appointees. Their appointments will be effective on the date of close of our Offering and the listing of our Ordinary Shares on the Pink Market maintained by OTC Market. These agreements set forth the services to be provided and compensation to be received by our independent directors, as well as the independent directors’ obligations in terms of confidentiality, non-competition and non-solicitation. Pursuant to these agreements, the directorship of our independent director appointees will last until the earlier of (i) the date on which the director ceases to be a member of our board of directors for any reason or (ii) the next annual meeting of shareholders if the director is not re-elected.

Code of Ethics

Because we are still at our infancy, we have not yet adopted a Code of Business Conduct and Ethics that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees.

EXECUTIVE COMPENSATION

We were incorporated on January 22, 2021 as a BVI business company. Prior to our acquisition of AngkasaX Sdn. Bhd. on March 23, 2021, we had no business operation and employees. We only began paying executive compensation to our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, Dr. Seah Kok Wah and Dr. Lim Kin Wan, from February 1, 2022 onwards. We have never paid any cash or non-cash compensation to our executive for the fiscal year December 31, 2021 and 2020.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

Director Compensation

Employee directors will not receive any additional remuneration for serving as directors other than their remuneration as employees of us. Further pursuant to our employment agreements, we do not provide benefits to these directors upon termination of employment.

We have never paid any cash compensation to our non-executive directors.

PRINCIPAL SHAREHOLDERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our Ordinary Shares by:

●	each person known by us to beneficially own 5% or more of our outstanding Ordinary Shares;
●	each named executive officer;
●	each of our directors; and
●	all executive officers and directors as a group.

104

The percentage of Ordinary Shares beneficially owned is based on 229,000,001 Ordinary Shares issued and outstanding on March 31, 2023. Unless otherwise indicated, the address of each person named in the table below is 11-06, Tower A, Ave 3, Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur, Malaysia. Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned Number	Percentage

See Unicorn Ventures Limited (1)	148,000,000	65%
GreenPro Venture Capital Limited (2)	28,000,000	12%
Fivestar Merger Sdn. Bhd. (3)	16,000,000	6%
SEATech Ventures Corp. (4)	13,000,000	6%

Directors and Executive Officers:
Dr. Seah Kok Wah (“Sean”) (5)	118,400,000	52%
Dr. Lim Kin Wan (“William”)	29,600,000	13%
Mr. Ching Kian Hoe (“Andy”)	100,000	* %
Dr. James H. Poisant	150,000	* %
Dato’ Ng Wan Peng	140,000	* %

(1) Dr. Seah Kok Wah and Dr. Lim Kin Wan are directors and shareholders of See Unicorn Ventures Limited, owning 80% and 20% of voting power of See Unicorn Ventures Limited respectively.

(2) GreenPro Venture Capital Limited is wholly owned by GreenPro Capital Corp (NASDAQ: GRNQ).

(3) Fivestar Merger Sdn. Bhd. is equally owned by San Wai Lik and Michael Kang Kok Seng.

(4) Dr. Seah Kok Wah is an officer, director and shareholder of SEATech Ventures Corp, owning 21% of voting of power of SEATech Venture Corp. The remaining voting powers are held by GreenPro Asia Strategic SPC at 32% and Mr. Chin Chee Seong at 22%.

(5) The values within the row above under the subsection titled, “Directors and Executive Officers” for Dr. Seah Kok Wah, are computed accounting for Dr. Seah Kok Wah’s indirect ownership in the Company via his control of “See Unicorn Ventures Limited” This row does not, however, account for his ownership in the Company via his ownership stake of approximately 21.7% in SEATech Ventures Corp.

* Denotes less than 1% of shares outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 27, 2021, our Company acquired 100% of the equity interests of Angkasa-X Holdings Corp. (herein referred to as the “Labuan Company”), a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of Angkasa-X Holdings Corp., our Chairman, Chief Executive Officer and Director, Dr. Seah Kok Wah was compensated $100.

On February 01, 2021, our Company issued 148,000,000 shares of restricted Ordinary Shares, with a par value of $0.0001 per share, to See Unicorn Ventures Limited in consideration of $14,800. The $14,800 in proceeds went to the Company to be used as working capital. Dr. Seah Kok Wah is a director of and also a shareholder of See Unicorn Ventures Limited., owning 80% of the voting power of See Unicorn Ventures Limited. Dr. Lim Kin Wan owns the remaining 20% of the voting power of See Unicorn Ventures Limited.

On February 02, 2021, our Company issued 13,000,000 shares of restricted Ordinary Shares, with a par value of $0.0001 per share, to SEATech Ventures Corp. in consideration of $1,300. The $1,300 in proceeds went to the Company to be used as working capital. Dr. Seah Kok Wah is an Officer and Director of and also a shareholder of SEATech Ventures Corp., owning 21% of the voting power of SEATech Ventures Corp.

105

Greenpro Capital Corp., through its wholly owned subsidiary, Greenpro Venture Capital Limited, is a 12.23% shareholder in the Company, and provides consultancy services to the Company. Dr. Lee Chong Kuang is a shareholder, serving director, and Chief Executive Officer of Greenpro Capital Corp. In addition, Dr. Lee Chong Kuang owns a total of 73,000 Ordinary Shares of the Company under his personal capacity.

On March 22, 2021, our Company through its Labuan subsidiary company, Angkasa-X Holdings Corp. acquired 100% of AngkasaX Sdn. Bhd., a private limited company incorporated in Malaysia. In consideration of the equity interests of Angkasa-X Holdings Corp., our Chief Executive Officer, Dr. Seah Kok Wah was compensated MYR100.

On December 29, 2021, our Company invested MYR260,205 and subscribed for 260,205 Ordinary Shares in Mercu Tekun Sdn. Bhd., a private limited company incorporated in Malaysia., representing 51% of the total issued shares of Mercu Tekun Sdn. Bhd. Meanwhile, Ir. Norhizam Hamzah is the serving director and Chief Executive Officer of Mercu Tekun Sdn. Bhd., owning the remaining 49% of the total issued shares in Mercu Tekun Sdn. Bhd. In addition, Ir. Norhizam Hamzah is the Chief Technology Officer of AngkasaX Innovation Sdn. Bhd. and he owns a total of 145,125 Ordinary Shares of the Company.

Dato’ Ng Wan Peng is the serving Independent Non-Executive Officer of Angkasa-X Holdings Corp. whom owns a total of 140,000 Ordinary Shares of the Company.

Dr. James H. Poisant is the serving Independent Non-Executive Officer of Angkasa-X Holdings Corp. whom owns a total of 150,000 Ordinary Shares of the Company.

Mr. Ching Kian Hoe is the serving Independent Non-Executive Officer of Angkasa-X Holdings Corp. whom owns a total of 100,000 Ordinary Shares of the Company.

Mr. Lim Yu Jin is the serving Head of Legal and Corporate Affairs of Angkasa-X Sdn. Bhd. and owns a total of 20,000 Ordinary Shares of the Company. Mr. Lim Yu Jin is the son of the Dr. Lim Kin Wan, who is currently the serving director, Chief Financial Officer and Chief Operation Officer of the Company.

Our corporate headquarter is located at 11-06, Tower A, Ave 3, Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur Malaysia. Ours headquarter office space is provided to us rent free by our Chief Executive Officer, Dr. Seah Kok Wah.

SELLING SHAREHOLDERS

This prospectus covers the public resale of the Ordinary Shares owned by the Selling Shareholders named below. Such Selling Shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Ordinary Shares owned by them. The Selling Shareholders, however, make no representations that the Ordinary Shares will be offered for sale. The table below presents information regarding the Selling Shareholders and the Ordinary Shares that each such selling shareholder may offer and sell from time to time under this prospectus.

The following table sets forth:

●	the name of each Selling Shareholder;
●	the number of Ordinary Shares beneficially owned by each Selling Shareholder prior to the sale of the Ordinary Shares covered by this prospectus;
●	the number of Ordinary Shares that may be offered by each Selling Shareholder pursuant to this prospectus;
●	the number of Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of any Ordinary Shares covered by this prospectus; and
●	the percentage of our issued and outstanding Ordinary Shares to be owned by each Selling Shareholder before and after the sale of the Ordinary Shares covered by this prospectus (based on 229,000,001 Ordinary Shares issued and outstanding as of March 31, 2023).

Generally, the Ordinary Shares being registered by the Selling Shareholders represent Ordinary Shares issued in the 2021 private placements between February and June 2021, who are all non-U.S. Persons.

All information with respect to ownership of our Ordinary Shares of the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders and, unless otherwise indicated, is as of March 31, 2023. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the Ordinary Shares reported as beneficially owned by them. Because the Selling Shareholder identified in the table may sell some or all of the Ordinary Shares owned by them which are included in this prospectus, and because, except as set forth herein, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Ordinary Shares, no estimate can be given as to the number of Ordinary Shares available for resale hereby that will be held by the Selling Shareholders upon termination of this Offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Shareholders will sell all of the Ordinary Shares owned beneficially by them that are covered by this prospectus. Unless otherwise indicated in the footnotes, shares in the table refer to our Ordinary Shares.

106

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering	Percent of Outstanding Shares Beneficially Owned Before Sale of Shares	Number of Shares to be Offered	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Shares Beneficially Owned After Sale of Shares
See Unicorn Ventures Limited (1) @	148,000,000	64.63%	2,000,000	146,000,000	63.76%
GreenPro Venture Capital Limited (2) #	28,000,000	12.23%	2,000,000	26,000,000	11.35%
Fivestar Merger Sdn. Bhd. (3) %	14,632,074	6.39%	3,000,000	11,632,074	5.08%
SEATech Ventures Corp. (4) ^	13,000,000	5.68%	2,000,000	11,000,000	4.80%
Spacetech Investment Limited (5) &	11,000,000	4.80%	2,500,000	8,500,000	3.71%
Tech Unicorn Investment Limted (6) `	5,000,000	2.18%	2,500,000	2,500,000	1.09%
Angkasa-X (L) Foundation (7) =	5,000,000	2.18%	2,500,000	2,500,000	1.09%
Greenpro Asia Strategic SPC-GreenPro Asia Strategic Fund SPC (8) ~	2,000,000	*	1,000,000	1,000,000	*
James Henry Poisant (9)	150,000	*	-	150,000	*
Norhizam bin Hamzah (10)	145,125	*	-	145,125	*
Ng Wan Peng (11)	140,000	*	40,000	100,000	*
Ooi Eng Hong (12)	139,500	*	30,000	109,500	*
San Wai Lik (13)	104,000	*	10,000	94,000	*
Ching Kian Hoe (14)	100,000	*	-	100,000	*
Yap Kuan Eng (15)	100,000	*	-	100,000	*
Lee Chong Kuang (16)	73,000	*	48,000	25,000	*
Micheal Kang Kok Seng (17)	72,000	*	22,000	50,000	*
Liu QingSong (18)	65,000	*	40,000	25,000	*
Wang Sze Yao @ Wang Ming Way (19)	65,000	*	40,000	25,000	*
Stephano Wang Tuck Shan (20)	60,000	*	10,000	50,000	*
Terence Cheng Chee Choong (21)	60,000	*	60,000		*
Chai Chen Hioong (22)	40,000	*	40,000	-	*
Eng Ging Kiat (23)	40,000	*	40,000	-	*
Jeffrey Foo (24)	40,000	*	40,000	-	*
Lennar Soon (25)	40,000	*	40,000	-	*
Liew Yoon Kit (26)	40,000	*	40,000	-	*
Phoon Wai Leong (27)	40,000	*	40,000	-	*
San Hue Yie (28)	40,000	*	40,000	-	*
San Jun Hoe (29)	40,000	*	40,000	-	*
Seaw Keng Seng (30)	40,000	*	40,000	-	*
Seow San Ying (31)	40,000	*	40,000	-	*
Wee Mei Yeng (32)	40,000	*	40,000	-	*
Yeoh Wei Teng (33)	40,000	*	40,000	-	*
Yong Kwet On (34)	40,000	*	40,000	-	*
Ibrahim Shah Bin Taarif Shah (35)	30,000	*	10,000	20,000	*
Leong Mun Cheng (36)	29,301	*	-	29,301	*
Choo Chi Han (37)	25,000	*	-	25,000	*
Kang Hua Keong (38)	25,000	*	-	25,000	*
Loke Yu (39)	25,000	*	-	25,000	*
Mohamed Hata Bin Ali (40)	25,000	*	-	25,000	*
Omelchuk Mikhail (41)	25,000	*	-	25,000	*
Shahrul Nizam Bin Abdul Aziz (42)	25,000	*	-	25,000	*
Zulkifli Bin Abdul Aziz (43)	25,000	*	-	25,000	*
Chew Vee Kuan (44)	20,000	*	-	20,000	*
Chong Fon Min (45)	20,000	*	-	20,000	*
Lim Yu Jin (46)	20,000	*	-	20,000	*
Mohd Izzed Bin Mustaffa (47)	20,000	*	-	20,000	*
Mu Joon Fei (48)	20,000	*	20,000	-	*
Ng Chin Soon (49)	20,000	*	20,000	-	*
Ng Wooi Kong (50)	20,000	*	20,000	-	*
Siti Harwani Binti Md.Yusoff (51)	20,000	*	-	20,000	*
Ong Yik Chen (52)	15,000	*	-	15,000	*
Syazana Basyirah Binti Mohammad Zaki (53)	15,000	*	-	15,000	*
Ahmad Faisal Bin Hartono (54)	10,000	*	-	10,000	*
Au Yong Wei Qing (55)	10,000	*	-	10,000	*
Brian Leow Boon Guan (56)	10,000	*	10,000	-	*
Kuan Khian Leng (57)	10,000	*	10,000	-	*
Lim Ah Guat (58)	10,000	*	10,000	-	*
Lim Kian Thong (59)	10,000	*	10,000	-	*
Lim Wai Kuok (60)	10,000	*	10,000	-	*
Loh Chun Hoe (61)	10,000	*	10,000	-	*
Ng Zhen Yu (62)	10,000	*	10,000	-	*
Nikki Ong Rui Qi (63)	10,000	*	10,000	-	*
Ruslan Bin Mohd Yatim (64)	10,000	*	-	10,000	*
Sam Soon Hong (65)	10,000	*	10,000	-	*
Tan Kok Hui (66)	10,000	*	10,000	-	*
Yua Siew Lon (67)	10,000	*	10,000	-	*
Muhammad Aadam Bin Abdul Latif (68)	5,000	*	-	5,000	*
Siti Kamaliah Binti Mohamed Bashir (69)	5,000	*	-	5,000	*
Seah Kok Wah (70)	1	*	-	1	*

*	Denotes less than 1% of shares outstanding.

107

@	See Unicorn Ventures Limited is jointly owned by Dr. Seah Kok Wah and Dr. Lim Kin Wan with shareholdings of 80% and 20% respectively.
#	GreenPro Venture Capital Limited is wholly owned by GreenPro Capital Corp (NASDAQ: GRNQ). The controlling shareholders of Greenpro Capital Corp. are Mr. Lee Chong Kuang and Mr. Loke Che Chan.
%	Fivestar Merger Sdn. Bhd. is equally owned by San Wai Lik and Michael Kang Kok Seng.
^	SEATech Ventures Corp. (OTC PINK: SEAV) is owned by GreenPro Asia Strategic SPC with an equity stake of 32%; Chin Chee Seong with an equity stake of 22%; and Seah Kok Wah with an equity stake of 22%.
&	Spacetech Investment Limited is wholly owned by Stephano Wang Tuck Shan.
`	Tech Unicorn Investment Limited is wholly owned by Ooi Eng Hong.
~	GreenPro Asia Strategic SPC is wholly owned by GC Investment Management Limited.
=	Angkasa-X (L) Foundation is founded and owned by Dr. Seah Kok Wah.

(1)	The address of the Selling Shareholder is OMC Chambers Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(2)	The address of the Selling Shareholder is OMC Offices, Babrow Building, The Valley, AI-2640, Anguilla,BW.
(3)	The address of the Selling Shareholder is 5-3-3, Plaza Danau 2, Jalan 2/109F, Taman Danau Desa, Taman Desa, 58100 Kuala Lumpur, Malaysia.
(4)	The address of the Selling Shareholder is 11-05, Tower A, Ave 3 Vertical Business Suite, Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia.
(5)	The address of the Selling Shareholder is OMC Chambers Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(6)	The address of the Selling Shareholder is OMC Chambers Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(7)	The address of the Selling Shareholder is Office Suite 1677, Level 16(A), Main Office Tower, Financial Park Complex Labuan, Jalan Merdeka, 87000 W.P. Labuan, Malaysia.
(8)	The address of the Selling Shareholder is Harneys Service Cayman Limited, 4th Floor, Harbour Place 103, South Church Street, PO Box 10240, Grand Kayman Island KYI-1002 Cayman Islands.
(9)	The address of the Selling Shareholder is 21356 Clappertown DR, Ashburn VA 20147-4862, USA.
(10)	The address of the Selling Shareholder is 1, Jalan BJ/2, Taman Bukit Jaya, Bukit Antarabangsa Malaysia, 68000 Ampang, Selangor, Malaysia.
(11)	The address of the Selling Shareholder is 168, One Central Park, Desa Park City, 52200 Kuala Lumpur, Malaysia.
(12)	The address of the Selling Shareholder is 52, Jalan 14/24, 46100 Petaling Jaya, Selangor, Malaysia.
(13)	The address of the Selling Shareholder is 5, Reed, Jalan Tasik Damai, Lake Fields, Sungai Besi, 57000 Kuala Lumpur, Malaysia.
(14)	The address of the Selling Shareholder is 18, Lebuh Sembilang 2, Kawasan 7 Teluk Pulai, 41100 Klang, Selangor, Malaysia.
(15)	The address of the Selling Shareholder is 7, Jalan SU 52, Taman Selayang Utama, 68100 Batu Caves, Selangor, Malaysia.
(16)	The address of the Selling Shareholder is D-6-3A, D’alamanda Pudu Impian IV, No 2, Jalan Pudu Ulu, 56100 Kuala Lumpur, Malaysia.
(17)	The address of the Selling Shareholder is 55, Jalan 14/36, 46100 Petaling Jaya, Selangor, Malaysia.
(18)	The address of the Selling Shareholder is Menara Star 1, Star Residences, No.1, 37-4A, Jalan Yap Kwang Seng, 50450 Kuala Lumpur, Malaysia.
(19)	The address of the Selling Shareholder is 40, Jalan Puyoh, 3 Miles Off Jalan Ipoh, 51100 Kuala Lumpur, Malaysia.
(20)	The address of the Selling Shareholder is 40, Jalan Puyoh, 3 Miles Off Jalan Ipoh, 51100 Kuala Lumpur, Malaysia.
(21)	The address of the Selling Shareholder is 5, Jalan Ukay 2, Ukay Height, 68000 Ampang, Selangor, Malaysia.
(22)	The address of the Selling Shareholder is L6-5, Menara MBMR, 1, Jalan Syed Putra, 58000 Kuala Lumpur, Malaysia.
(23)	The address of the Selling Shareholder is 23, Seri Pilmoor Bayur Timur, Jalan PJU 1A/1, Ara Damansara, 47301 Petaling Jaya, Selangor, Malaysia.

108

(24)	The address of the Selling Shareholder is CT 10 Adiva, Desa Park City, 8 Persiaran Residen, 52200 Kuala Lumpur, Malaysia.
(25)	The address of the Selling Shareholder is 5, Reed, Jalan Tasik Damai, Lake Fields, Sungai Besi, 57000 Kuala Lumpur, Malaysia.
(26)	The address of the Selling Shareholder is 13, Jalan Kemuning Permai 33/43A, Kemuning Utama, 40400 Shah Alam, Selangor, Malaysia.
(27)	The address of the Selling Shareholder is Block 251, Bishan Street 22 #11-400, Singapore 570251.
(28)	The address of the Selling Shareholder is 5, Reed, Jalan Tasik Damai, Lake Fields, Sungai Besi, 57000 Kuala Lumpur, Malaysia.
(29)	The address of the Selling Shareholder is 5, Reed, Jalan Tasik Damai, Lake Fields, Sungai Besi, 57000 Kuala Lumpur, Malaysia.
(30)	The address of the Selling Shareholder is 2, Jalan PJU 1A/25C, Ara Damansara, 47301 Petaling Jaya, Selangor, Malaysia.
(31)	The address of the Selling Shareholder is 17th Floor, Ascot Tower, 45-47, Village Road, Happy Valley, Hong Kong.
(32)	The address of the Selling Shareholder is 2, Lorong Bukit Pantai 4, Bangsar, 59100 Kuala Lumpur, Malaysia.
(33)	The address of the Selling Shareholder is C-25-3A, Pavillion Hilltop Mont Kiara, No.5, Changkat Duta Kiara, 50480 Kuala Lumpur, Malaysia.
(34)	The address of the Selling Shareholder is 32-2, Izen Kiara 2, Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia.
(35)	The address of the Selling Shareholder is B-3-10, Tiara Duta Condiminium, Taman Putra Sulaiman, 68000 Ampang, Selangor, Malaysia.
(36)	The address of the Selling Shareholder is 67, Jalan PJU 7/30, Mutiara Damansara, 47810 Petaling Jaya, Selangor, Malaysia.
(37)	The address of the Selling Shareholder is 230, Taman Labu Jaya, Jalan Sungei Ujong, 70200 Seremban, Negeri Sembilan, Malaysia.
(38)	The address of the Selling Shareholder is 19, Jalan Anggerik Doritis 31/127, Kota Kemuning, 40460 Shah Alam, Selangor, Malaysia.
(39)	The address of the Selling Shareholder is 17th Floor, Ascot Tower, 45-47 Village Road, Happy Valley, Hong Kong.
(40)	The address of the Selling Shareholder is 48, Jalan Air Embun, Tasik Titiwangsa, Off Jalan Pahang, 53200 Kuala Lumpur, Malaysia.
(41)	The address of the Selling Shareholder is Cyprus, 4525, Limassol, Moni, Kanike Project Moni, Foti Pitta 1.
(42)	The address of the Selling Shareholder is 20, Jalan Kenyalang 11/4A, Seksyen 11, Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia.
(43)	The address of the Selling Shareholder is 72, Jalan Pulau Lumut U10/76H, Alam Budiman, Seksyen U10, 40170 Shah Alam, Selangor, Malaysia.
(44)	The address of the Selling Shareholder is 59, Jalan S2 D5, Garden City Homes, Seremban, 70300 Negeri Sembilan, Malaysia.
(45)	The address of the Selling Shareholder is 22A, Lorong PJU 3/15B, Tropicana Indah, 47410 Petaling Jaya, Selangor, Malaysia.
(46)	The address of the Selling Shareholder is 20, Jalan BU 12/4, Bandar Utama, 47800 Petaling Jaya, Selangor, Malaysia.
(47)	The address of the Selling Shareholder is 59, Jalan Teratai 2/7G, Taman Bukit Teratai, Ampang, 56100 Kuala Lumpur, Malaysia.
(48)	The address of the Selling Shareholder is 1, Lorong Bukit Indah 2, Taman Bukit Indah, 43000 Kajang, Selangor, Malaysia.
(49)	The address of the Selling Shareholder is 4, Lorong Seri Teruntum 151, Jalan Darat Makbar, 25100 Kuantan, Pahang, Malaysia.
(50)	The address of the Selling Shareholder is 7, Lingkaran Pinggiran Tasik 1, Taman Tasik Pinggiran, Lakefields, Sungai Besi, 57000 Kuala Lumpur, Malaysia.
(51)	The address of the Selling Shareholder is 2, Solok Ilmu 3, Taman Ilmu, 14300 Nibong Tebal, Pulau Pinang, Malaysia.
(52)	The address of the Selling Shareholder is 23-13-05, Winner Court A, Jalan 2/126, Taman Desa Petaling, 57100 Kuala Lumpur, Malaysia.
(53)	The address of the Selling Shareholder is 3, Jalan Tepuan Dua 8/4B, Seksyen 8, 40000 Shah Alam, Selangor, Malaysia.
(54)	The address of the Selling Shareholder is L-02-07, Seri Maya Condominium, Jalan Jelatek, 54200 Kuala Lumpur, Malaysia.
(55)	The address of the Selling Shareholder is C-36-6, Residensi Park Bukit Jalil, Persiaran Jalil Utama, Bandar Baru Bukit Jalil, 57000 Kuala Lumpur, Malaysia.
(56)	The address of the Selling Shareholder is 1, Lorong SS7/4E Kelana Jaya, 47301 Petaling Jaya, Selangor, Malaysia.

109

(57)	The address of the Selling Shareholder is A2-8-1, 28 Mont Kiara, No. 32 Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia.
(58)	The address of the Selling Shareholder is 413, Jalan Besar, Pasir Penampang, 45000 Kuala Selangor, Selangor, Malaysia.
(59)	The address of the Selling Shareholder is 3, Jalan Bukit Permai 2/2, Taman Bukit Permai 2, 56100 Cheras, Selangor, Malaysia.
(60)	The address of the Selling Shareholder is 11, Jalan PR2/4, Taman Perdana Residence 2, 68100 Batu Caves Selangor, Malaysia.
(61)	The address of the Selling Shareholder is 7, Jalan Teratai J4/3, Taman Indah Jaya, Jalan Sultan Abdullah, 36000 Teluk Intan, Perak, Malaysia.
(62)	The address of the Selling Shareholder is 18, Jalan 20/3, Paramount Garden, 46300 Petaling Jaya, Selangor, Malaysia.
(63)	The address of the Selling Shareholder is 8-2, Prima Ria, 14 Jalan Dutamas Raya, 51200 Kuala Lumpur, Malaysia.
(64)	The address of the Selling Shareholder is 35, Jalan PJU 10/7A, Taman Desa Riang, Damansara Damai, 47830 Petaling Jaya, Selangor, Malaysia.
(65)	The address of the Selling Shareholder is 39, Jalan 1/149K, Bandar Baru Sri Petaling, 57000 Kuala Lumpur, Malaysia.
(66)	The address of the Selling Shareholder is 12, Jalan 18/9, 46000 Petaling Jaya, Selangor, Malaysia.
(67)	The address of the Selling Shareholder is 12, Senja Residence, Jalan SR4, The Mines Resort City, 43300 Seri Kembangan, Selangor, Malaysia.
(68)	The address of the Selling Shareholder is 64, Jalan 2/23B, Danau Kota, 53300 Kuala Lumpur, Malaysia.
(69)	The address of the Selling Shareholder is B-17-6, Selangorku Pr1ma Lakefront Homes, 63000 Cyberjaya, Selangor, Malaysia.
(70)	The address of the Selling Shareholder is B-13-3, Pappilon Desahill, Jalan Morib, Taman Desa, 58100 Kuala Lumpur, Malaysia.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table, we believe that the shareholder identified in the table above possesses sole voting and investment power over all the Ordinary Shares shown as beneficially owned by the shareholder.

Except for being holders of our securities listed in the table above, none of the Selling Shareholders has had any position, office or other material relationship with us since our inception in January 22, 2021.

The Selling Shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Ordinary Shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional Selling Shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified Selling Shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its Ordinary Shares from holders named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

The Selling Shareholders, as used herein includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares or interests in Ordinary Shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Ordinary Shares on any stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

110

The Selling Shareholders may use any one or more of the following methods when disposing of Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately- negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Ordinary Shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of such Ordinary Shares less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the Ordinary Shares.

Once we have been subject to public company reporting requirements for at least 90 days, some of the Selling Shareholders also may resell all or a portion of their Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Ordinary Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

111

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF SHARE CAPITAL

We are a BVI business company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the BVI Business Companies Act of 2004, as amended, which is referred to as the BVI Act below and the common law of the BVI.

We are authorized to issue up to 100,000,000,000 shares with a par value of $0.0001 each divided into two classes of shares as follows: Ordinary Shares and Class A preferred shares. As of December 31, 2021, there were 229,000,001 Ordinary Shares issued and outstanding. There are no Class A preferred shares outstanding. The following are summaries of material provisions of our current memorandum and articles of association which are currently effective and the BVI Act insofar as they relate to the material terms of our Ordinary Shares. The following description of our authorized shares and our constitutional rules under our memorandum and articles is qualified in its entirety by reference to our memorandum and articles, which have been filed as an exhibit to the registration statement of which this prospectus is a part.

Ordinary Shares

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If  (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

112

Objects and Purposes, Register, and Shareholders

Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members will be maintained by our transfer agent, Vstock Transfer, LCC. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI Law, where a shareholder’s shares are registered in the name of a nominee such as Cede & Co, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Dividends

Shareholders holding Ordinary Shares in the Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the memorandum and articles of association. Our memorandum and articles of association provide that dividends may be declared and paid at such time, and in such an amount, as our board of directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the memorandum and articles of association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Appointment and Removal of Directors

In accordance with, and subject to, our memorandum and articles of association, (a) the first directors of our Company shall be appointed by the first registered agent within 6 months of the date of the incorporation of our Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal; (c) a director may be removed from office: (i) with or without cause, by a resolution of shareholders passed at a meeting of our shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five per cent of our shareholders entitled to vote; or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director resolution of directors or resolution of shareholders; (d) a director may resign his office by giving written notice of his resignation to our Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold shares in our Company as a qualification to office.

Meetings of Directors

In accordance with, and subject to, our memorandum and articles of association, (a) any one director of our Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of our Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is two; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of our Company or of a committee of directors of our Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by all directors or by all members of a committee of directors of our Company, as the case may be, unless (in either case) the BVI Act or our memorandum and articles of association require a different majority.

113

Indemnification of Directors

In accordance with, and subject to, our memorandum and articles of association (including the limitations detailed therein), our Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of our Company; or (b) is or was, at the request of our Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

In accordance with, and subject to, our memorandum and articles of association (including the limitations detailed therein), (a) the indemnity referred to above only applies if the person acted honestly and in good faith with a view to the best interests of our Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful; (b) the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of our Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the articles of association, unless a question of law is involved; and (c) the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

In accordance with, and subject to, our memorandum and articles of association, our Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of our Company, or who at the request of our Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not our Company has or would have had the power to indemnify the person against the liability as provided in the articles of association.

Directors and Conflicts of Interest

As noted above, pursuant to the BVI Act and our memorandum and articles of association, a director of a company who has an interest in a transaction entered into or to be entered into by our Company and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of our Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the BVI Act shall not, by reason of his office be accountable to our Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

In accordance with, and subject to, our memorandum and articles of association, (a) a director of our Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by our Company, disclose the interest to all other directors of our Company; and (b) for the purposes noted foregoing, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

114

Variation of the Rights of Shareholders

Pursuant to our memorandum and articles of association, the rights conferred upon the holders of the shares of any class of our Company may only be varied, whether or not our Company is being wound up, with the consent in writing of or by resolution passed at a meeting by the holders of more than 50 per cent of the issued shares of that class.

Shareholder Meetings

In accordance with, and subject to, our memorandum and articles of association, (a) any director of our Company may convene meetings of our shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI Law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our memorandum and articles of association, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the shares that that shareholder holds; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares or, where there exists more than one class of shares, not less than 50 per cent of each class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

Protection of minority shareholders

BVI law permits a minority shareholder to commence a derivative action in our name, or an unfair prejudice claim, or seek a restraining or compliance order, as appropriate, to challenge, for example (1) an act which is ultra vires or illegal, (2) an act which is likely to be oppressive, unfairly discriminatory or unfairly prejudicial to a shareholder, (3) an act which constitutes an infringement of individual rights of shareholders, such as the right to vote, (4) conduct of the Company or a director which contravenes the BVI Act or our memorandum and articles of association or (5) an irregularity in the passing of a resolution which requires a majority of the shareholders.

Pre-emptive rights

Our memorandum and articles of association disapply the pre-emptive rights provisions of the BVI Act and do not provide for any other pre-emptive rights. Accordingly, there are no pre-emptive rights applicable to the issue by us of new shares.

Transfer of Shares

Under the BVI Act, shares that are not listed on a recognized exchange may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. As referenced in the Risk Factors, the OTC is not considered a recognised exchange for these purposes and so any transfer of shares must be made in this manner.

115

Liquidation

As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among the shareholders. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may, on the terms established at the time of the issuance of such Ordinary Shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen (14) days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of shares

Subject to the provisions of the BVI Act, we may issue Ordinary Shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the OTC Market, or by any recognized stock exchange on which our securities may be listed.

Modifications of class rights

If at any time, the Company is authorized to issue more than one (1) class of Ordinary Shares, all or any of the rights attached to any class of Ordinary Shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than fifty percent (50%) of the shares of the class to be affected.

Changes in the number of Ordinary Shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors, subject to our memorandum and articles of association:

●	amend our memorandum and articles of association to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;
●	divide our authorized and issued Ordinary Shares into a larger number of shares;
●	combine our authorized and issued Ordinary Shares into a smaller number of shares; and
●	create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization.

116

Inspection of books and records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any liquidation plan, articles of merger or consolidation and any particulars of charges if either the company or chargee have elected to file particulars of such charges.

A member of our Company is also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find More Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional shares

Our memorandum and articles of association authorizes our board of directors to issue additional shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Preferred Shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval preferred shares up to the maximum number of authorized but unissued shares, divided into a single class, Class A preferred shares, with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. Under BVI law, all shares of a single class must be issued with the same rights and obligations. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of Ordinary Shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least thirty percent (30%) of the voting rights in respect of the matter (or class) for which the meeting is requested. Under BVI law, we may not increase the required percentage to call a meeting above thirty percent (30%).

Differences in Corporate Law

The BVI Act differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BVI Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the BVI Act, negated or modified in our memorandum and articles of association in accordance with the BVI Act).

117

Mergers, Consolidations and Similar Arrangements

Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger.

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective:

a.	the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;

b.	the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;

c.	assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;

d.	the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;

e.	no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and

f.	no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director or officer, or agent thereof, are abated or discontinued by the merger; but

(i)	the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof, as the case may be; or

(ii)	the surviving company may be substituted in the proceedings for a constituent company.

The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

The BVI Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position in respect of dissenters rights in the event of a merger under the BVI Act.

118

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Squeeze-out Provisions

Members of a company holding 90% of the votes of the outstanding shares entitled to vote and members of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

Shareholders’ Suits

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

119

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

In certain circumstances, a member has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the BVI may, on application of a member or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a member of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the BVI for an order which, inter alia, can require the company or any other person to pay compensation to the members.

Continuation into a Jurisdiction Outside the BVI

In accordance with, and subject to, our memorandum and articles of association, the Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company that wishes to continue as a company incorporated under the laws of a jurisdiction outside the BVI has a charge registered in respect of the property of the company under section 163 of the BVI Act which has not been released or satisfied, it shall, before continuing and provided that the charge does not contain a covenant prohibiting continuation of the company outside the BVI, provide a written declaration addressed to the Registrar specifying that: (a) a notice of satisfaction or release in respect of the charge has been filed and registered under section 165 of the BVI Act; (b) where paragraph (a) has not been complied with, the chargee to whom the registered charge relates has been notified in writing of the intention to continue the company as a company incorporated under the laws of a jurisdiction outside the BVI and the chargee has given his or her consent or has not objected to the continuation; or (c) where paragraph (a) has not been satisfied and the chargee, after notification under paragraph (b), has not given his or her consent or objected to the continuation, the chargee’s interest secured by the registered charge shall not be diminished or in any way compromised by the continuation and the charge shall operate as a liability of the continued company incorporated under the laws of a jurisdiction outside of the BVI. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BVI Act.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

120

Restraining or compliance order

If a BVI company or a director of a BVI company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of the company, the Court may, on the application of a shareholder of the company pursuant to Section 184B of the BVI Act, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum or articles.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended), for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order.

Indemnification of directors and executive officers and limitation of liability

In accordance with, and subject to, our memorandum and articles of association (including the limitations detailed therein), the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

In accordance with, and subject to, our memorandum and articles of association (including the limitations detailed therein), (a) the indemnity referred to above only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful; (b) the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the articles of association, unless a question of law is involved; and (c) the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In accordance with, and subject to, our memorandum and articles of association, the Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the articles of association.

121

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favourable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our members; and

●	limit the ability of members to requisition and convene general meetings of members.

Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under BVI law, our directors, in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe fiduciary duties to the company both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. The directors owe their duties to the company itself as distinct body rather than to the shareholders of the company (either collectively or individually) so, where there has been a breach of fiduciary duty by a director, it would typically be for the company to raise proceedings against the director for the breach. Only in special circumstances would the directors of a company become subject to a fiduciary duty to the shareholders of the company such that a shareholder would be able to raise proceedings against the director.

Pursuant to the BVI Act and our memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

122

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and memorandum and articles of association allow our shareholders holding thirty percent (30%) or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under BVI law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of director

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three (3) years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned fifteen percent (15%) or more of the target’s outstanding voting shares within the past three (3) years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

123

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding one hundred percent (100%) of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or a resolution of the directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Under BVI law, where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act (Revised 2020). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

124

Exchange controls

We know of no BVI laws, decrees, regulations or other legislation that limit the import or export of capital or the payment of dividends to shareholders who do not reside in the BVI.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a business company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

There is no statutory enforcement in the BVI of judgments obtained in the U.S., however, the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The BVI courts are unlikely:

●	to recognise or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Sichenzia Ross Ference LLP. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Messrs. Amos Ho, Sew & Kiew, our counsel with respect to Malaysian law, have advised us that there is uncertainty as to whether the courts of the BVI or Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Messrs. Amos Ho, Sew & Kiew has further advised us that there are currently no regulations, guidelines, statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958 (REJA), Maintenance Orders (Facilities for Enforcement) Act 1949 (MOFEA) or Probate and Administration Act 1959 (PBA). As the United States is not one of the countries specified under the statutory regime i.e. REJA, MOFEA or PBA, where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States must be enforced by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia under REJA are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the judgement must be a judgement of a superior court from a reciprocating country under the First Schedule of REJA, and (vi) the judgment must be final and conclusive.

125

History of Securities Issuances and Transfers

The following is a summary of our securities issuances and transfers in the past three years.

Ordinary Shares

Our Company was incorporated on January 22, 2021, on same date our Company issued 1 share of Ordinary Shares, with a par value of $0.0001 per share, to our Chief Executive Officer, Dr. Seah Kok Wah. On February 1, 2021, 148,000,000 Ordinary Shares were issued to See Unicorn Ventures Limited for a consideration of US $0.0001 per share, or an aggregate consideration of US $14,800. On Feb 2, 2021, 28,000,000 Ordinary Shares were issued to Greenpro Venture Capital Limited for a consideration of US $0.0001 per share, or an aggregate consideration of US $2,800. On Feb 2, 2021, we issued 16,000,000 Ordinary Shares to Fivestar Merger Sdn. Bhd., for a consideration of US $0.0001 per share, or an aggregate consideration of US $1,600. On Feb 2, 2021, we issued 13,000,000 Ordinary Shares to SEATech Ventures Corp., for a consideration of US $0.0001 per share, or an aggregate consideration of US $1,300. On Feb 2, 2021, we issued 11,000,000 Ordinary Shares to Space Tech Unicorn Investment Limited, for a consideration of US $0.0001 per share, or an aggregate consideration of US $1,100. On Feb 2, 2021, we issued 10,000,000 Ordinary Shares to Tech Unicorn Investment Limited, for a consideration of US $0.0001 per share, or an aggregate consideration of US $1,000. On Feb 2, 2021, 10,000,000 Ordinary Shares were issued to Greenpro Asia Strategic SPC - Greenpro Asia Strategic Fund SP, for a consideration of US $0.0001 per share, or an aggregate consideration of US $200.

On or about between period of February 8, 2021 to June 29, 2021, we issued 1,000,000 Ordinary Shares to 37 investors in a private placement, for a consideration of US $0.25 per share, or an aggregate consideration of US $250,000.

Between March 5, 2022 and April 30, 2022, Fivestar Merger Sdn. Bhd. sold shares of restricted Ordinary Shares that its beneficially owned to 33 foreign parties, all of whom do not reside in the United State except Dr. James H. Poisant. A total of 1,367,926 shares of restricted Ordinary shares were transferred to the aforementioned 33 foreign parties at a purchase price of $0.001 per share. The total proceeds to Fivestar Merger Sdn. Bhd. amounted to approximate $1,367.93 from 33 foreign parties.

On June 13, 2022, Tech Unicorn Investment Limited sold Ordinary Shares that its beneficially owned to Angkasa-X (L) Foundation. A total of 5,000,000 shares of restricted Ordinary Shares were transferred to Angkasa-X (L) Foundation at a purchase price of $0.0002 per share. The total proceeds to Tech Unicorn Investment Limited amounted to $1,000.

126

SHARES ELIGIBLE FOR FUTURE SALE

We cannot make any prediction as to the effect, if any, that sales of Ordinary Shares or the availability of Ordinary Shares for sale will have on the market price of our Ordinary Shares. The market price of our Ordinary Shares could decline because of the sale of a large number of Ordinary Shares or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of Ordinary Shares.

Sale of Restricted Shares

Upon the effectiveness of this registration statement on Form F-1, 18,500,000 Ordinary Shares will be freely tradable without restriction under the Securities Act, except that any Ordinary Shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer.

Approximately 210,500,000 of our Ordinary Shares are deemed “restricted securities” as that term is defined under Rule 144 (or Ordinary Shares if the underwriters exercise their over-allotment option in full). Restricted securities may be sold in the public market only if they qualify for an exemption from registration under Rule 144 under the Securities Act, which rule is summarized below, or any other applicable exemption under the Securities Act.

Rule 144

The availability of Rule 144 will vary depending on whether restricted securities are held by an affiliate or a non-affiliate. In general, once we have been subject to public company reporting requirements for at least 90 days , an affiliate who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding Ordinary Shares or the average weekly trading volume of our Ordinary Shares reported through the OTC markets during the four calendar weeks preceding such sale under Rule 144. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about our Company. The volume limitations, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. In general, under Rule 144 under the Securities Act as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person (or persons whose Ordinary Shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those Ordinary Shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those Ordinary Shares without regard to the provisions of Rule 144.

127

TAXATION

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Sichenzia Ross Ference LLP, our U.S. Tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, of Messrs. Amos Ho, Siew & Kiew, our Malaysia counsel, insofar as it relates to legal conclusions with respect to matters of Malaysia Taxation below, and Messrs Maples & Calder, our BVI counsel, insofar as it relates to legal conclusions with respect to matters of BVI Taxation, below.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

128

United States Federal Income Tax

The following is a general summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Ordinary Shares by U.S. Holders (as defined below) that purchase the Ordinary Shares pursuant to the public offering and hold such Ordinary Shares as capital assets as defined under the Internal Revenue Code of 1986, as amended, or the Code. This summary is based on the Code, the Treasury regulations issued pursuant to the Code, or the Treasury Regulations, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the Internal Revenue Service (“IRS”), would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is for general information only and does not address all of the tax considerations that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, tax-exempt organizations, retirement plans, partnerships, regulated investment companies, dealers in stock, securities or currencies, brokers, real estate investment trusts, certain former citizens or residents of the United States, persons who acquire Ordinary Shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or constructively 10.0% or more of our company’s shares, persons that are resident in or hold Ordinary Shares in connection with a permanent establishment outside the United States or persons that generally mark their securities to market for U.S. federal income tax purposes). This summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

As used in this summary, the term “U.S. Holder” means a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust, (a) if a court within the United States is able to exercise primary supervision over its administration and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all of its substantial decisions, or (b) if a valid election is in effect for the trust to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Ordinary Shares, the tax treatment of such partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax adviser regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of the Ordinary Shares.

Prospective investors should consult their tax advisers as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of Ordinary Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends

Subject to the PFIC discussion below, a U.S. Holder will be required to include in gross income the gross amount of any distribution paid on the Ordinary Shares (including any amount of taxes withheld by our company) out of our company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions in excess of our company’s current and accumulated earnings and profits would be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Ordinary Shares and thereafter as a gain from the sale of the Ordinary Shares, but only if our company calculates our earnings and profits in accordance with U.S. federal income tax principles. As our company does not at this time intend to make such calculations, a U.S. Holder should expect to treat the entire amount of any distribution received as a dividend.

In case of a U.S. Holder that is a corporation, dividends paid on the Ordinary Shares will be subject to regular corporate rates and will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends received by an individual, trust or estate will be subject to taxation at standard tax rates, (plus the tax on investment income, discussed below). A reduced income tax rate applies to dividends paid by a “qualified foreign corporation” (if certain holding period requirements and other conditions are met). A non-U.S. corporation generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the U.S. which includes an exchange of information program or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the U.S. The United States does not have a tax treaty with Malaysia or the BVI. Our company’s stock may or may not be readily tradeable on an established securities market for purposes of this rule. Accordingly, there can be no assurance that dividends paid by our company will be subject to a reduced rate of taxation.

Dividends received by an individual, trust or estate will be counted as investment income that is subject to the 3.8% surtax on net investment income. U.S. Holders should consult their own tax advisors to determine whether, based on all of their investment income, they are subject to this tax.

129

A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign income tax withheld, may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such investor elects to do so for all creditable foreign income taxes. For purposes of calculating the foreign tax credit limitation, dividends paid by our company will, depending on the circumstances of the U.S. Holder, be either general or passive income.

Our company expects to pay dividends, if any, in non-U.S. currency. A dividend paid in non-U.S. currency must be included in a U.S. Holder’s income as a U.S. dollar amount based on the exchange rate in effect on the date such dividend is actually or constructively received, regardless of whether the dividend is in fact converted into U.S. dollars. If the dividend is converted to U.S. dollars on the date of receipt, a U.S. Holder generally will not recognize a foreign currency gain or loss. If the non-U.S. currency is converted into U.S. dollars on a later date, however, the U.S. Holder must include in income any gain or loss resulting from any exchange rate fluctuations. Such gain or loss will generally be ordinary income or loss and will be from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if our company pays dividends in non-U.S. currency.

Taxation of Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the PFIC discussion below, a U.S. Holder generally will recognize capital gain or loss upon the sale, exchange or other disposition of Ordinary Shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Ordinary Shares exceeds one year. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on the disposition of Ordinary Shares, including the availability of the foreign tax credit under an investor’s own particular circumstances.

A U.S. Holder that receives non-U.S. currency on the disposition of the Ordinary Shares will realize an amount equal to the U.S. dollar value of the foreign currency received on the date of disposition (or in the case of cash basis and electing accrual basis taxpayers, the settlement date) whether or not converted into U.S. dollars at that time. Very generally, the U.S. Holder will recognize currency gain or loss if the U.S. dollar value of the currency received on the settlement date differs from the amount realized with respect to the Ordinary Shares. Any currency gain or loss on the settlement date or on any subsequent disposition of the foreign currency generally will be U.S. source ordinary income or loss.

Passive Foreign Investment Company

Our status as a Passive Foreign Investment Company.

A non-U.S. corporation is considered a passive foreign investment company or “PFIC” for any taxable year if either:

● at least 75% of its gross income for such taxable year is passive income (the “passive income test”); or

● at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Assets used in the operation of a business are not passive assets, but cash is treated as a passive asset even if it is being used for working capital.

In determining whether we are a PFIC, we are permitted, under Internal Revenue Code (“Code”) Section 1297(c), to take into account, on a pro rata basis, the income and the assets of any entity of which we own (or are treated under the Code as owning) at least 25% of the stock by value. Thus, in determining whether we are a PFIC, we can take into account the income and assets (on a pro rata basis) of our subsidiaries. However, while we control the management decisions of AngkasaX Innovation Sdn. Bhd. (the “VIE”) and are entitled to the benefits associated with such control, we do not technically “own” stock in this VIE, and the IRS has not provided guidance on whether a relationship such as the one we have with the VIE constitutes “ownership” for purposes of the PFIC rules. (In the context of another Code provision (Code section 6038), which requires U.S. companies to report their “ownership” of foreign entities, the IRS has said that our relationship with the VIE would not be a reportable one.) Therefore, in determining our PFIC status, it is unlikely that we could take into account the assets and income of the VIE.

In determining whether we are a PFIC under the passive income test, we expect our subsidiaries apart from the VIE to have considerable amounts of non-passive income from operations and that any passive income that we may have will not amount to 75% of the total income from these entities. However, it is unclear whether we can count all or any portion of the income of the VIE as active-business income or whether some or all of it will be treated as passive income; moreover, presently we cannot be sure what percentage of our total income will be attributable to the VIE in any particular year. As discussed below, PFIC status is determined on an annual basis and our status as a PFIC under the passive income test may change from year to year.

130

In determining whether we are a PFIC under the assets test (assuming that we are not permitted to treat the VIE as owned by us), a number of different kinds of assets must be taken into account. In this offering we will raise cash for our company and it is uncertain as to how quickly this cash will be spent to acquire active-business assets. Our status as a PFIC under the assets test could also depend on the value of our stock as determined by the market. Accordingly, our status as a PFIC under the assets test will depend in part on how much cash is raised in this offering, how quickly it is spent, the nature and extent of a variety of assets whose value will change with time, and how the IRS defines certain assets as active or passive. PFIC status based on assets is calculated annually and is based on the average quarterly value of our assets. Accordingly, our status as a PFIC based on the assets test could change from year to year.

Based on the foregoing, it is not possible to determine whether we will be characterized as a PFIC for the first year in which funds are raised through this offering or any subsequent year until after the close of the relevant year. We must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for any taxable year.

If we are a PFIC for any year during which you hold our Ordinary Shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our Ordinary Shares, even if in a succeeding taxable year we are no longer classified as a PFIC. However, while we are a PFIC there are elective options that may be available to U.S. Holders to alleviate the impact of PFIC status. These elections are discussed below. If we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime thereafter by making a “purging election” (also as described below) with respect to the Ordinary Shares. A discussion of the effects of PFIC status, and of the ways in which you may be able to mitigate some of the adverse effects, is set forth below. This material is complex and you are urged to discuss it with your own tax advisor.

Consequences to you of PFIC status.

If we are a PFIC for a taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to (i) any “excess distribution” that you receive, and (ii) any gain that you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, in that year and subsequent years, unless you make a “qualified electing fund” election or a “mark-to-market” election as discussed below. You will be subject to these rules for the first year in which we are a PFIC and for all subsequent years unless (x) we cease to be classified as a PFIC and (y) you make a “purging election”, also as discussed below.

“Excess distributions” are distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during (i) the three preceding taxable years or (ii) your holding period for the Ordinary Shares, whichever is shorter. Under the special tax rules that apply to excess distributions and to gains realized from a disposition of our Ordinary Shares:

● the excess distribution or gain will be allocated ratably (on a daily basis) over your holding period for the Ordinary Shares;

● the amount allocated to your current taxable year, and any amount allocated to any tax year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income arising in the current taxable year; and

● the amount allocated to each of your other taxable year(s) – i.e., prior years during which we were a PFIC — will be subject to the highest tax rate in effect for that year; moreover, interest charges generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of excess distribution or disposition cannot be offset by any net operating losses for such years, and gains realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

“Qualified electing fund” election. To elect out of the excess distribution tax treatment discussed above, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” (“QEF”) election with respect to the PFIC. If, as a U.S. Holder, you make a timely QEF election you must report each year for U.S. federal income tax purposes your pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within your taxable year, regardless of whether you actually received distributions from us. When you make a QEF election, your adjusted tax basis in our Ordinary Shares is increased to reflect taxed but undistributed earnings and profits. Subsequent distributions of earnings and profits that have been previously taxed will result in a corresponding reduction in the adjusted tax basis in our Ordinary Shares and will not be taxed again once distributed. As a Holder who makes a QEF election, you would generally recognize capital gain or loss on the sale, exchange or other disposition of our Ordinary Shares.

131

As a U.S. Holder you can make a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with your U.S. federal income tax return. This election must be made by the deadline (including extensions) for filing your return for the year in question. If you fail to make a timely election you can request relief from the IRS to make a late election. If you do not make a timely QEF for the first year for which we are a PFIC you can make a QEF election for a later year, but if you do so then he will also need to make a “purging election”. In a purging election (as discussed below for U.S. Holders who have never made a QEF or mark-to-market election), you agree to treat your PFIC stock as having been sold on the day that you make the purging election and you recognize the gain, if any, that arises on the deemed sale. U.S. Holders should discuss their election alternatives with their own tax advisors. Once a QEF election is made, you are subject to the QEF rules for as long as we are a PFIC.

It should be noted that in order to make a QEF election a U.S. Holder needs information from us concerning our financial results for the year. We will endeavor to provide our U.S. Holders with the information that would enable them to make a QEF election, but we cannot assure our U.S. Holders that we will be able to do so.

“Mark-to-market” election. To elect out of the excess distribution tax treatment discussed above, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in those Ordinary Shares. Such excess will be treated as ordinary income and not capital gain. Under the mark-to-market rules you are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts.

If you sell or otherwise dispose of any Ordinary Shares that are subject to a mark-to-market election, any gain on the sale or other disposition is treated as ordinary income. Any loss incurred on such sale or disposition is treated as an ordinary loss, but only to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income for such Ordinary Shares.

If you make a valid mark-to-market election and if we subsequently make dividend distributions, the tax rules that apply to distributions by corporations which are not PFICs would apply to such distributions, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded, in other than de minimis quantities, on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including OTC markets. We intend to apply for listing on a qualified OTC market but we are uncertain as to whether or when listing status will be granted or, if it is granted, as to whether our Ordinary Shares will be regularly traded. If our Ordinary Shares do trade on a qualified OTC market, and if they are regularly traded, the mark-to-market election would be available to you were we to be or become a PFIC (and you would not require any information from us in order to make the election).

“Purging election.” If you do not make a “qualified electing fund” election or a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of your Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules, described above, that apply to excess distributions. But as long as we are not thereafter a PFIC, dividends distributed by us (or gains from the sale of our Ordinary Shares), following a purging election will no longer be subject to the rules (described above) that apply to excess distributions. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and a new holding period (which will begin the day after such last day) in your Ordinary Shares for tax purposes. We will make an effort to notify our U.S. Holders if and when we cease to be a PFIC, but we cannot be certain that we will be able to do so.

132

U.S. Holders should be aware that, ss state above, a foreign company that becomes a PFIC while a U.S. shareholder owns stock in the company remains a PFIC with respect to that shareholder for as long as the shareholder holds the stock (even if the company is at some point no longer classified as a PFIC), unless the shareholder had made an appropriate election or a purging election. Accordingly, even though our PFIC status may have no immediate impact on your U.S. tax liability (if we do not make any distributions or if we do not have any net earnings or capital gains), your future tax liability as a U.S. Holder of shares in our company may be affected by elections that you make or do not make on a timely basis. For this reason, it is important for U.S. Holders to consult their own tax advisors about the consequences of PFIC status.

Reporting requirements. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will in all likelihood be required to file U.S. Internal Revenue Service Form 8621 for each such year and provide certain annual information regarding such Ordinary Shares, including information on distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

The PFIC rules are complex. You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above (including your ability to make a “protective election” if you are uncertain about our PFIC status), and the PFIC filing requirements.

Certain Reporting Requirements

Certain U.S. Holders are required to file information returns with the IRS, including IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, reporting transfers of cash (in excess of $100,000) or other property to our company and information relating to the U.S. Holder and our company. Substantial penalties may be imposed upon a U.S. Holder that fails to comply.

Certain individual U.S. Holders (and, under Treasury regulations, certain entities) may be required to report to the IRS (on Form 8938) information with respect to their investments in our Ordinary Shares not held through an account with a U.S. financial institution. U.S. Holders who fail to report required information could become subject to substantial penalties.

U.S. Holders are encouraged to consult with their own tax advisors regarding foreign financial asset reporting requirements with respect to their investment in our Ordinary Shares.

Backup Withholding Tax and Information Reporting Requirements

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

133

BVI Taxation

BVI Tax Considerations

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Under Existing BVI Laws

Our Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of our Company.

All instruments relating to transfers of property to or by our Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of our Company and all instruments relating to other transactions relating to the business of our Company are exempt from payment of stamp duty in the BVI. This assumes that our Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company or its members.

Malaysia Taxation

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

The principal legislation that governs a person or an entity’s income tax in Malaysia is the Income Tax Act 1967 (the “ITA”). The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia for the basis year for the YA. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital and its annual sale in relation to the particular YA. Pursuant to Paragraph 2A, Schedule 1 of the ITA, a resident company with a paid-up capital not exceeding MYR2.5 million and an annual sale of not more than MYR50 million during YA 2022 is categorized as a Micro, Small, and Medium Enterprise (“MSME”) and is subject to an income tax rate of 17% on chargeable income up to MYR600,000. The remaining chargeable income above MYR600,000 is taxed at 24%. A resident company that is not categorized as an MSME will be taxed at 24% for all its chargeable income. Notwithstanding thereto, pursuant to Paragraph 2(2), Schedule 1 of ITA, for YA 2022 only, a special one-off tax (Prosperity Tax) will be imposed on companies (other than MSMEs) generating high income during the COVID-19 pandemic period. The one-off tax consists of the following two parts: (i) the chargeable income up to the first MYR100 million is subject to a 24% tax rate; and (ii) the remaining chargeable income above MYR100 million is taxed at 33%.

Pursuant to the ITA, a non-resident company—namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the purview of Section 8 of the ITA—is subject to the following tax rates:

Types of Income	Rate (%)
Business income	24
Royalties derived from Malaysia	10
Rental of moveable properties	10
Advice, assistance, or services rendered in Malaysia	10
Interest	15	*
Dividends	Exempt
Other income	10

Note: Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income may be reduced.

* Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

134

Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government has removed the exemption and amended under Para 28 as the result of which the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

Profit Distribution and Withholding Tax

We are a holding company incorporated in the BVI and we gain substantial income by way of dividends to be paid to us from Angkasa-X Holdings Corp, our direct subsidiary company in Labuan Malaysia.

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries, including the United States. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

In view of the above, we believe that dividends which will be paid to us from our direct subsidiary in Malaysia will not be subject to any withholding tax.

135

EXPENSES RELATED TO THE OFFERING

U.S. Securities and Exchange Commission registration fee	$6,722.20
Legal fees and consultancy expenses	$42,000.00
Auditor fees and expenses*	$17,000.00

Total	$65,722.20

*Consist of $17,000 for our current auditor, JP Centurion & Partners PLT.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated under the laws of the BVI as a BVI business company limited by shares. We are incorporated in the BVI because of certain benefits associated with being a BVI entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

There is no statutory enforcement in the BVI of judgments obtained in the U.S., however, the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;
●	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The BVI courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

We have appointed Sichenzia Ross Ference LLP as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Amos Ho, Sew & Kiew, our counsel to Malaysia law, have advised us that there is uncertainty as to whether the courts of the BVI or the Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or the Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Amos Ho, Sew & Kiew has further advised us that the recognition and enforcement of foreign judgments are provided for under the Malaysia. Malaysia courts may recognize and enforce foreign judgments in accordance with the requirements of the Malaysia Law based either on treaties between Malaysia and the country where the judgment is made or on reciprocity between jurisdictions.

136

LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus and certain legal matters as to BVI law will be passed upon for us by Maples and Calder. The Company has been advised on U.S. securities matters by Sichenzia Ross Ference LLP. Certain legal matters as to Malaysia law will be passed upon for us by Messrs. Amos Ho, Sew & Kiew. Sichenzia Ross Ference LLP may rely upon Messrs. Amos Ho, Sew & Kiew with respect to matters governed by Malaysia law. The current address for Sichenzia Ross Ference LLP is 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

EXPERTS

The consolidated financial statements for the years ended December 31, 2021, and 2020, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of JP Centurian & Partners PLT, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of JP Centurian & Partners PLT is No. 36G-2, Jalan Radin Anum, Bandar Baru Sri Petaling, 57000 Kuala Lumpur.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares offered under this prospectus. For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement we filed. For further information regarding us and the Ordinary Shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8909. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

Immediately upon completion of this offering, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our Ordinary Shares.

137

ANGKASA-X HOLDINGS CORP.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Angkasa-X Holdings Corp.

Unit No. 11-1, Level 11, Tower 3, Avenue 3

Bangsar South, No. 8 Jalan Kerinchi,

59200 Kuala Lumpur, Malaysia

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Angkasa-X Holdings Corp. and its subsidiaries (the ‘Company’) as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended of December 31, 2021 and 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021and 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, for the years ended December 31, 2021 and 2020 the Company incurred a net loss of 330,683 and $9,002 and had an accumulated deficit of $342,873 and $9,002 for year ended December 31, 2021 and 2020 respectively. As of December 31, 2021, the Company had shareholders’ deficit of $16,264 and negative cash flow from operating activities of $322,974 which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way of our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosure to which they relate.

Classification of irredeemable convertible preference shares

Subsequent to balance sheet date of December 31, 2021, the Company through its subsidiary, on January 28, 2022, had issued several tranche of preference shares amounting to USD243,793 for 562,650 units at $0.4333 per share, USD438,302 for 919,558 units at $0.4766 per share, USD288,852 for 636,300 units at $0.4540 per share and USD2,145 for 4,650 units at $0.4613 per share respectively. The classification of irredeemable convertible preference share was recognized as equity and included in the financial statements for the period ended June 30, 2022. We identified the classification and accounting treatment of the irredeemable convertible preferences shares as a critical audit matter because of significant degree of judgement required on the determination of equity and debt component.

Our audit procedure in this area in assessing the classification of the financial instrument as liability or equity are as follows:

a)	Assessed the term sheet provided by the management;
b)	Assessed the reliability of management’s assumption and estimate in place;
c)	Evaluated the appropriateness of the management’s determination of the classification of financial instrument;
d)	Performed analysis and findings on the classification of financial instrument; and
e)	Assessed the adequacy and reasonableness of the disclosure in the financial statements.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT
We have served as the Company’s auditor since 2021.
Kuala Lumpur, Malaysia

November 14, 2022

PCAOB ID: 6723

F-2

ANGKASA-X HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

For the years ended December 31, 2021 and December 31, 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
ASSETS

CURRENT ASSETS:
Trade receivables	$10,782	$-
Other receivables	$580,115	$-
Amount due from related party	$1,174	$-
Cash and cash equivalent	$712,624	$2,234
Total current assets	$1,304,695	$2,234

NON-CURRENT ASSETS:
Property and equipment, net	$71,998	$-
Goodwill	$71,045	$-
Total non-current assets	$143,043	$-

TOTAL ASSETS	$1,447,738	$2,234

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Amount owing to director	$17,212	$11,693
Amount due to related party	$-	$647
Accrued expenses and other payables	$775,893	$629
Share subscription	$670,897	$-
Total current liabilities	$1,464,002	$12,969

TOTAL LIABILITIES	$1,464,002	$12,969

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY:
Share capital;
Common Shares, $0.0001 par value, 100,000,000,000 shares authorized, 229,000,001 and 100 shares issued and outstanding as of Dec 31, 2021 and Dec 31, 2020 respectively	$22,900	$100
Additional paid-in capital	$315,213	$-
Merger reserve	$(1,726)	$(1,726)
Accumulated comprehensive loss	$(7,952)	$(107)
Accumulated deficit	$(342,873)	$(9,002)
Non-controlling interest	$(1,826)	$-
Total stockholders’ equity	$(16,264)	$(10,735)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,447,738	$2,234

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ANGKASA-X HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2021 and December 31, 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)

Revenue	$73,201	$-
Cost of revenue	$-	$-
Gross Profit	$73,201	$-

Other income
Unrealised gain from foreign exchange	$8,414	$-
Other income	$7,461	$-
Total other income	$15,875	$-

Operating expenses:
General and administrative expenses	$(413,574)	$(4,425)
Realised loss from foreign exchange	$(6,185)	$(4,577)
Total operating expenses	$(419,759)	$(9,002)

Loss from operations	$(330,683)	$(9,002)

Loss before income tax expense	$(330,683)	$(9,002)

Income tax expense	$-	$-

Net loss for the year	$(330,683)	$(9,002)

Other comprehensive (loss)
- Foreign exchange translation adjustment	$(8,072)	$(107)

Total comprehensive loss for the year	$(338,755)	$(9,109)

Net loss for the year attributable to:
Owners of the Company	$(333,871)	$(9,002)
Non-controlling interests	$3,188	$-
	$(330,683)	$(9,002)

Total comprehensive loss for the year attributable to:
Owners of the Company	$(341,717)	$(9,109)
Non-controlling interests	$2,962	$-
	$(338,755)	$(9,109)

Weighted average number of common shares outstanding – basic and diluted	$206,846,971	$27

Net loss per common share- basic and diluted	$(0.0016)	$(333.4074)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ANGKASA-X HOLDINGS CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the years ended December 31, 2021 and December 31, 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	ORDINARY SHARES		ADDITIONAL	ACCUMULATED OTHER
	Number of shares	Amount	PAID-IN CAPITAL	COMPREHENSIVE LOSS	MERGER RESERVE	ACCUMULATED LOSSES	NON-CONTROLLING INTEREST	TOTAL EQUITY
Issue shares from subsidiary	100	$100	$-	$-	$-	$-	$-	$100
Net loss	-	$-	$-	$-	$-	$(9,002)	$-	$(9,002)
Appropriation to merger reserves	-	$-	$-	$-	$(1,726)	$-	$-	$(1,726)
Foreign currency translation adjustments	-	$-	$-	$(107)	$-	$-	$-	$(107)
Balance at December 31, 2020	100	$100	$-	$(107)	$(1,726)	$(9,002)	$-	$(10,735)

Issued share	229,000,001	$22,900	$315,213	$-	$-	$-	$-	$338,113
Net income	-	$-	$-	$-	$-	$(333,871)	$3,188	$(330,683)
Foreign currency translation adjustments	-	$-	$-	$(7,845)	$-	$-	$(227)	$(8,072)
Merger acquisition adjustment	(100)	-	-	-	-	-	-	(100)
Non-controlling shares interest	-	$-	$-	$-	$-	$-	$(4,787)	$(4,787)
Balance at December 31, 2021	229,000,001	$22,900	$315,213	$(7,952)	$(1,726)	$(342,873)	$(1,826)	$(16,264)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ANGKASA-X HOLDINGS CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended December 31, 2021 and December 31, 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)

Cash flows from operating activities:
Net (loss) for the year	$(330,683)	$(9,002)
Adjustments to reconcile net (loss) to net cash (used in) provided by operating activities:
Depreciation for property, plant and equipment	$1,579	$-
Changes in operating assets and liabilities:
Trade receivables	$(10,782)	$-
Other receivables	$(580,043)	$-
Trade payables	$(62,193)	$-
Accrued expenses and other payables	$659,148	$(177)
Net cash (used in) operating activities	$(322,974)	$(9,179)

Cash flows from investing activities:
Purchase of property, plant and equipment	$(72,065)	$-
Net cash inflow from acquisition of subsidiary	$96,377	$-
Net cash generated from investing activities	$24,312	-

Cash flows from financing activities:
Proceeds from share subscriptions received of VIE company	$671,208	$-
Proceeds from issuances of shares	$338,113	$-
Advance from director	$4,897	$11,315
Contributions from non-controlling interests	$3,557	$-
Net cash generated from financing activities	$1,017,775	$11,315

Effect of exchange rate changes in cash and cash equivalents	$(8,723)	$(27)

Net increase in cash and cash equivalents	$710,390	$2,136

Cash and cash equivalents, beginning of the year	$2,234	$125

Cash and cash equivalents, end of the year	$712,624	$2,234

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ANGKASA-X HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Description of Business

Angkasa-X Holdings Corp. (“Angkasa-X”) is a BVI company incorporated on January 22, 2021, and conduct our business in Malaysia through our subsidiaries AngkasaX Sdn. Bhd.

On January 27, 2021, our Company has acquired Angkasa-X Holdings Corp., a company incorporated in Labuan, Malaysia. In consideration of the equity interests of Angkasa-X Holdings Corp., our Chief Executive Officer, Dr. Seah Kok Wah was compensated $100.

On March 23, 2021, our company through its subsidiaries in Labuan, Angkasa-X Holdings Corp., acquired AngkasaX Sdn. Bhd., a private limited company incorporated in Malaysia. In consideration of the equity interests of AngkasaX Sdn. Bhd., our Chief Executive Officer, Dr. Seah Kok Wah was compensated MYR 100.

On September 30, 2021, we invested into AngkasaX Sdn. Bhd., a private limited company incorporated in Malaysia, through our Labuan subsidiary, Angkasa-X Holdings Corp. with Silkwave Asia Sdn. Bhd. Angkasa-X Holdings Corp. owns 50% equity interest in AXSpace Sdn. Bhd.

On November 8, 2021, we invested into AngkasaX Global Sdn. Bhd., a private limited company incorporated in Malaysia, through our Labuan subsidiary, Angkasa-X Holdings Corp. with B-Global Sdn. Bhd. Angkasa-X Holdings Corp. owns 51% equity interest in AngkasaX Global Sdn. Bhd.

On December 29, 2021, our Company through its subsidiary in Labuan, Angkasa-X Holdings Corp., invested MYR260,205 and subscribed to 260,205 shares in Mercu Tekun Sdn. Bhd., a private limited company incorporated in Malaysia., representing 51% of the total issued shares of Mercu Tekun Sdn. Bhd.

Variable Interest Entity (“VIE”)

AngkasaX Innovation Sdn. Bhd. (“AXI”) was incorporated in Malaysia on March 3, 2021. AXI’s principal activities are research and development and satellite Intellectual Property development. Our founders, Dr. Seah Kok Wah and Dr. Lim Kin Wan, are the two shareholders and directors of AXI. Our Labuan subsidiary, Angkasa-X Holdings Corp. controls AXI through a series of contractual arrangements (the “VIE Agreements”). The VIE agreements include (i) an Exclusive Business Cooperation Agreement, (ii) a Loan Agreement, (iii) a Share Pledge Agreement, (iv) a Power of Attorney and (v) an Exclusive Option Agreement with the shareholder of AXI.

Set forth below is a more detailed description of each of the VIE agreements.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement, Angkasa-X Holdings Corp. serves as the exclusive provider of information technology consulting services, management software development, computer hardware and software research, development and sales to AngkasaX Innovation Sdn. Bhd.. In consideration of such services, AngkasaX Innovation Sdn. Bhd. has agreed to pay a service fee to Angkasa-X Holdings Corp., which is based on the time of services rendered multiplied by the corresponding rate, plus amount of the services fees or ratio decided by the board of directors of Angkasa-X Holdings Corp.. The Agreement has a term of 10 years but may be extended Angkasa-X Holdings Corp. in its discretion.

Loan Agreement

Pursuant to the Loan Agreement, Angkasa-X Holdings Corp. granted interest-free loans to the shareholders of the AngkasaX Innovation Sdn. Bhd. for the sole purpose of increasing the registered capital of the AngkasaX Innovation Sdn. Bhd.. These loans are eliminated with the capital of AngkasaX Innovation Sdn. Bhd. during consolidation.

F-7

Share Pledge Agreement

Pursuant to the Share Pledge Agreement, the shareholders of AngkasaX Innovation Sdn. Bhd.. pledged to Angkasa-X Holdings Corp. a first security interest in all of their equity interests in AngkasaX Innovation Sdn. Bhd. to secure AngkasaX Innovation Sdn. Bhd.’s timely and complete payment and performance of its obligations under the Exclusive Business Cooperation Agreement. During the term of the Share Pledge Agreement, the pledgors agreed, among other things, not to transfer, place or permit the existence of any security interest or other encumbrance on their interest in AngkasaX Innovation Sdn. Bhd. without the prior written consent of Angkasa-X Holdings Corp.. The pledge shall remain in effect until 10 years or such extended term by Angkasa-X Holdings Corp as per the Exclusive Business Cooperation Agreement or upon the obligations under the principle agreement have been fulfilled, whichever is later. However, upon the full payment of the consulting and service fees under the Exclusive Business Cooperation Agreement and upon the termination of AngkasaX Innovation Sdn. Bhd.’s obligations under the Exclusive Business Cooperation Agreement, the Share Pledge Agreement shall be terminated and Angkasa-X Holdings Corp. shall terminate this agreement as soon as reasonably practicable.

Power of Attorney

Pursuant to the Power of Attorney, Dr. Seah Kok Wah and Dr. Lim Kin Wan, as the shareholders of AngkasaX Innovation Sdn. Bhd., granted to the Angkasa-X Holdings Corp.the right to (i) attend shareholders meetings of AngkasaX Innovation Sdn. Bhd. (ii) exercise all shareholder rights (including voting rights) with respect to such equity interests in AngkasaX Innovation Sdn. Bhd. and (iii) designate and appoint on behalf of such shareholders the legal representative, directors, supervisors, and other senior management members of AngkasaX Innovation Sdn. Bhd... The Power of Attorney is irrevocable and is continuously valid from the date of execution of such Power of Attorney, so long as such persons remain shareholders of AngkasaX Innovation Sdn. Bhd.

Exclusive Option Agreement

Pursuant to the Exclusive Option Agreement, the shareholders of AngkasaX Innovation Sdn. Bhd. granted Angkasa-X Holdings Corp.an irrevocable and exclusive right and option to purchase up to 49% of their equity interests in AngkasaX Innovation Sdn. Bhd.. The purchase price shall be equal to the capital paid in by the shareholders, adjusted pro rata for the purchase of less than all of the equity interests. The Agreement is effective for a term of 10 years, and may be renewed at Angkasa-X Holdings Corp.’s election.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation and principles of consolidation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The consolidated financial statements of the Company include the financial statements of the Company, its subsidiaries and VIE in which the Company is the primary beneficiary. The results of the subsidiaries are consolidated from the date on which the Company obtained control and continues to be consolidated until the date that such control ceases. Subsidiary company is consolidated using the merger method of accounting as the business combination of this subsidiary company involved an entity under common control. All intercompany balances and transactions between the Company and its subsidiaries have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Foreign currency translation and transactions

The Company uses United States dollars (“$”) as reporting currency. The functional currency of company’s subsidiary incorporated in Labuan is maintained in United States dollars (“$”). In addition, VIE and subsidiaries incorporated in Malaysia are maintained in their local currencies which are Malaysia Ringgit (“MYR”). Monetary assets and liabilities denominated in currencies other than their local currencies are translated into local currencies at the rates of exchange in effect at the consolidated balance sheet dates.

Transactions denominated in currencies other than their local currencies during the year are converted into local currencies at the applicable rates of exchange prevailing when the transactions occur. Transaction gains and losses are recorded in other income, net in the consolidated statements of income and comprehensive income.

F-8

Transactions denominated in foreign currencies are re-measured into the functional currency at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in foreign currencies are re-measured into the functional currency at the exchange rates prevailing at the balance sheet date.

The following table outlines the currency exchange rates that were used for the respective periods:

	As of and for the year ended December 31, 2021	As of and for the year ended December 31, 2020
Year/Period-end MYR:US$1 exchange rate	4.1650	4.0170
Year/Period-average MYR:US$1 exchange rate	4.1456	4.1062
Year/Period-end MYR:HKD$1 exchange rate	0.5353	0.5182
Year/Period-average MYR:HKD$1 exchange rate	0.5334	0.5297
Year/Period-end MYR:SGD$1 exchange rate	3.0869	3.0396
Year/Period-average MYR:SGD$1 exchange rate	3.0842	3.0502
Year/Period-end MYR:CNY$1 exchange rate	0.6549	0.6141
Year/Period-average MYR:CNY$1 exchange rate	0.6427	0.6200

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the years ended December 31, 2021 and 2020 the Company incurred a net loss of $330,683 and $9,002 and had an accumulated deficit of $342,873 and $9,002 for years ended December 31, 2021 and 2020 respectively. As of December 31, 2021, the Company had shareholders’ deficit of $16,264 and negative cash flow from operating activities of $322,974 which raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

F-9

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank balances, deposits with licensed banks, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and subject to an insignificant risk of changes in value, net of bank overdrafts and pledged deposits, if any.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company does not currently have any amount recorded as an allowance for doubtful accounts. Based on management’s estimate and based on all accounts being current, the Company has not deemed it necessary to reserve for doubtful accounts at this time.

Property, Plant and Equipment (PPE)

Property, plant and equipment, consist of office equipment and computer software, is recorded at cost reduced by accumulated depreciation and impairment, if any. Depreciation expense is recognized over the assets’ estimated useful lives of five years using the straight-line method. Major additions and improvements are capitalized as additions to the property, plant and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Goodwill

Goodwill is recognized for the excess of the purchase price over the fair value of tangible and identifiable intangible net assets of businesses acquired. Goodwill is not being amortized but is reviewed at least annually for impairment and whenever events or changes in circumstances indicate that the value of the asset may be impaired. In the evaluation of goodwill impairment, the Company performs a qualitative assessment to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment is not conclusive, we proceed to a two-step process to test goodwill for impairment including comparing the fair value of the reporting unit to its carrying value (including attributable goodwill). Fair value for the reporting units is determined using an income or market approach incorporating market participant considerations and management’s assumptions on revenue growth rates, operating margins, discount rates and expected capital expenditures. Fair value determinations may include both internal and third-party valuations.

Fair Value Measurement

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

● Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

● Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

● Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company’s financial instruments, including cash, accounts receivable, prepaid expense and other current assets, accounts payable and accrued liabilities, and loans payable, are carried at historical cost. At December 31, 2021 and December 31, 2020, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Non-controlling interests

For the Company’s subsidiaries majority-owned by the Company, non-controlling interests are recognized to reflect the portion of the equity which is not attributable, directly or indirectly, to the Company as the controlling shareholder. Non-controlling interests acquired through a business combination are recognized at fair value at the acquisition date, which is estimated with reference to the purchase price per share as of the acquisition date.

Revenue Recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and returns. The Company derives its revenue from provision of providing services of information and communication technology.

F-10

Earnings per share

Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted average common shares outstanding during the periods. Diluted earnings per share is calculated by dividing net income attributable to common shareholders by the weighted average common shares outstanding during the period adjusted for the effect of dilutive common share equivalent (computed using the treasury stock or if converted method).

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Related Parties

The Company follows ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions and balances.

F-11

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In August 2020, the FASB issued “ASU 2020-06, Debt with Conversion and Other Options (Subtopic 47020) and Derivatives and Hedging – Contracts in Equity’s Own Equity (Subtopic 815-40)” which simplifies the accounting for convertible instruments. The guidance removes certain accounting models which separate the embedded conversion features from the host contract for convertible instruments. Either a modified retrospective method of transition or a fully retrospective method of transition is permissible for the adoption of this standard. Update No. 2020-06 is effective for the fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted no earlier than the fiscal year beginning after December 15, 2020. The Company is currently evaluating the potential on its financial statements.

ASC 842 originally required all entities to use a “modified retrospective” transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. On July 30, 2018, the FASB issued ASU 2018-11 to provide entities with relief from the costs of implementing certain aspects of the new leasing standard, ASU 2016-02 of which permits entities may elect not to recast the comparative years presented when transitioning to ASC 842. As permitted by ASU 2018-11, the Company elect not to recast comparative years, thusly.

In June 2016, the FASB issued ASE No. 2016-13, Credit Losses – Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The standard is effective for interim and annual reporting periods beginning after December 15, 2022. The Company is currently assessing the impact of adopting this standard on the Company’s financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Note–3 - Business Combination

On December 29, 2021, Angkasa-X Holdings Corp. purchased 51% equity interest in Mercu Tekun (the “Mercu Tekun Shares”), a company provides turnkey services, provision of design and consultancy services of network topology for satellite transmissions infrastructure and interconnectivity platform and configuration and commissioning services of network equipment and radio transmission platform. The purchase price paid by for the Mercu Tekun Shares consisted of cash. The cash consideration paid was the aggregate amount of $62,241 (the “Acquisition”). The purpose of the Acquisition was to acquire the Mercu Tekun’s market position and expand services offering.

The Acquisition is accounted for under the acquisition method of accounting for business combination, the total purchase price is allocated to tangible assets and intangible assets acquired and liabilities assumed based on their estimated fair values on December 28, 2021 with the excess recorded as goodwill. The carrying amount of accounts receivable approximates fair value due to the short-term nature, all the accounts receivable was expected to be collected after the Acquisition. Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible net assets from purchased of Mercu Tekun’s business and is not deductible for tax purposes.

Note 4 – Other receivables

Other receivables consisted of the following as of December 31, 2021 and December 31, 2020.

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Other receivables	$37	$-
Deposits	$158	$-
Prepayments	$579,920	$-
Total other receivables	$580,115	$-

F-12

As of December 31, 2021, the amount of $580,115 on other receivables are receivables are non-related party transactions and outstanding balances.

Note 5 – Commitments and Contingencies

Capital commitments

The following table shows the Company’s capital commitments for the year ended December 31, 2021.

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Property, plant and equipment	$536,685	$-
Intangible assets - launch service	$40,418	$-
	$577,103	$-

Note 6 – Cash and cash equivalents

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Cash at bank	$693,456	$2,234
Fixed deposit with licensed bank	$19,168	$-
Total cash and cash equivalent	$712,624	$2,234

As at December 31, 2021 and December 31, 2020, the Company recorded cash and cash equivalents of $ 712,624 and $ 2,234 respectively which consists of cash on hand, bank balances and fixed deposit with licensed bank.

Note 7 – Property and equipment, Net

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Office equipment	$5,167	$-
Software	$68,314	$-
	$73,481	$-
Less: Accumulated depreciation and amortization	$(1,579)	$-
Foreign exchange translation	$96	$-
Total	$71,998	$-

F-13

As at December 31, 2021, the depreciation and amortization expense, classified as operating expenses, was $1,579.

Note 8 – Goodwill

As of December 31, 2021, the value of goodwill of $71,045 was recorded due to acquisition of 51% equity interest of Mercu Tekun Sdn Bhd. Goodwill is not amortized but tested for impairment annually. On December 31, 2021, the Company’s management conducted the annual impairment test and concluded that it is more likely than not either the estimated fair value was more than its respective carrying value and no impairment of goodwill was indicated. As of a result, no impairment was recorded.

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Goodwill	$71,045	$-
Total Goodwill	$71,045	$-

Note 9 – Amount owing to director

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Amount owing to director	$17,212	$11,693
Total Amount to director	$17,212	$11,693

The amount owing to director is unsecured, interest-free and repayable on demand.

Note 10 – Amount owing from/(to) related party

Related party balance consisted of the following as of December 31, 2021 and December 31, 2020.

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Amount due to related party (i)	$-	$647
Total Amount due to related party	$-	$647
Amount due from related party (ii)	$1,174	$-
Total Amount due from related party (ii)	$1,174	$-

(i)	The amount due to related party of $647 was from the Chief Executive Officer Dr. Sean for working capital purposes.
(ii)	The amount due from related party of $1,174 was from the shareholder of AngkasaX Global for Paid Up Capital.

Note 11 – Accrued expenses and other payables

Accrued expenses and other payables as of December 31, 2021 and December 31, 2020 consisted of the following:

	Year ended Dec 31, 2021	Year ended Dec 31, 2020
	(Audited)	(Audited)
Accrued expenses	$46,497	$249
Other payables	$625,415	$380
Deposit received	$103,981	$-
Total accrued expenses and other payables	$775,893	$629

All short term payables are measured at undiscounted amounts because the effect of discounting is immaterial.

F-14

Note 12 – Shareholders’ Equity

(A) Ordinary Shares

From the inception date January 22, 2021 to December 31, 2021, 228,000,001 Ordinary Shares was issued to 7 stockholders at a price of $0.0001 per share for gross proceeds of $22,800.

(B)Private Placement

On February 6, 2021, the board of the Company approved that the Company is offering to sell up to 1,000,000 of Ordinary Shares at a price of $0.25 per Share (“Private Placement), The Private Placement is being made directly by the Company without the use of broker, dealer, underwriter or other intermediary, only to investors approved by the Company.

On June 30, 2021, the Company completed the closing of the Private Placement pursuant to which the Company totally sold 1,000,000 units, each such unit consisting of 1 share of Ordinary Share, at $0.25 per share for gross proceeds of $250,000.

Note 13 - Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding. Diluted loss per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to potentially diluted securities. There were no potential diluted securities outstanding for each of the periods presented. The following table sets forth the computation of basic and diluted loss per share:

	Year ended Dec 31, 2021	Year ended Dec 31, 2020

Numerator:
Net loss	$(330,683)	$(9,002)
Denominator:
Weighted-average shares outstanding-Basic and diluted	206,846,971	27
Loss per share
-Basic and diluted	$(0.0016)	$(333.4074)

F-15

Note 14 – Segment Information

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and Chief Operating Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to similar customer base and similarities in economic characteristics: nature of services; and procurement and distribution processes.

By Geography:

	For the year ended December 31, 2021
	BVI	Malaysia	Total

Revenues	$-	$73,201	$73,201
Cost of revenues	-	-	-
Other Income	$250	$15,625	$15,875
Administrative expenses	$(24,080)	$(387,676)	$(411,756)
Other expenses	$(17)	$(7,986)	$(8,003)
Net income (or loss) before taxation	$(23,847)	$(306,836)	$(330,683)

Total assets	$-	$1,447,738	$1,447,738
Total liabilities	$20,079	$1,443,923	$1,464,002

*Revenues and costs are attributed to countries based on the location of customers.

F-16

Note 15 – Concentration of Risk

a)	Major Customers

For the twelve months ended December 31, 2021, there were only two customers which accounted for 14.7% and 85.3% of the revenue.

b)	Major Vendors

For the twelve months ended December 31, 2021, there was no supplier who accounted for 10% or more of the Company’s purchases nor with significant outstanding payables.

c)	Credit Risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its account receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Note 16 – Significant Events

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the year ended December 31, 2021.

Note 17 – Subsequent Events

The Company has evaluated subsequent events that occurred after December 31, 2021 up through the date of the Company issued audited consolidated financial statements in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued.

The Company, on January 28, 2022, through its subsidiary - AngkasaX Innovation Sdn. Bhd had issued several tranche of preference shares amounting to USD243,793 for 562,650 units at $0.4333 per share, USD438,302 for 919,558 at $0.4766 per share, USD288,852 for 636,300 at $0.4540 per share and USD2,145 for 4,650 units at $0.4613 per share respectively. Subsequently, on January 31, 2022, the Company has successfully completed and received its remaining portion of crowdfunding fundraising exercise on the Malaysia licensed Equity Crowdfunding (“ECF”) platform.

On April 8, 2022, Angkasa-X’s VIE company AngkasaX Innovation Sdn. Bhd. has entered into a leasing agreement with University Science Malaysia (USM) for a 51,667 ft2 land for a period of 20 years. The Company will adopt ASC 842 as permitted by ASU 2016-02.

Other than disclosure above, there was no other subsequent event that required recognition or disclosure.

F-17

ANGKASA-X HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2022 (Unaudited) and December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of June 30, 2022 (unaudited)	As of December 31, 2021 (audited)
ASSETS
CURRENT ASSETS
Trade receivable	$10,215	$10,782
Other receivables	$566,998	$580,115
Amount due from related company	$1,112	$1,174
Cash and cash equivalents	$110,415	$712,624
Total Current Assets	$688,740	$1,304,695

NON-CURRENT ASSET
Property and equipment, net	$83,667	$71,998
Right-of-use asset net	$426,877	$-
Goodwill	$67,305	$71,045
Total Non-Current Asset	$577,849	$143,043
TOTAL ASSETS	$1,266,589	$1,447,738

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade payables	$11,062	$-
Amount owing to director	$135,395	$17,212
Accrued expenses and other payables	$183,304	$775,893
Share subscription	$-	$670,897

TOTAL CURRENT LIABILITIES	$329,761	$1,464,002

NON CURRENT LIABILITIES
Lease liability	$438,596	$-
TOTAL NON CURRENT LIABILITIES	$438,596	$-

TOTAL LIABILITIES	$768,357	$1,464,002

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Share capital
Common Shares, par value $0.0001; 100,000,000,000 shares authorized, 229,000,001 shares issued and outstanding as of Jun 30,2022 and Dec 31, 2021 respectively	$22,900	$22,900
Additional paid-in capital	$315,213	$315,213
Irredeemable convertible preference shares	$973,092	$-
Merger Reserve	$(1,726)	$(1,726)
Accumulated comprehensive income/(loss)	$(40,653)	$(7,952)
Accumulated deficit	$(795,802)	$(342,873)
Non-controlling interest	$25,208	$(1,826)
TOTAL STOCKHOLDERS’ EQUITY	$498,232	$(16,264)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,266,589	$1,447,738

The accompanying notes are an integral part of these consolidated financial statements.

F-18

ANGKASA-X HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended June 30, 2022 (Unaudited), for three months ended June 30, 2021(Unaudited), for the six months ended June 30,2022 (Unaudited) and for the six months ended June 30, 2021 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Six months ended June 30, 2021
Revenue	$92,718	$-	$273,688	$-

Cost of revenue	$(61,988)	$-	$(147,574)	$-

Gross Profit	$30,730	$-	$126,114	$-

Other income
Unrealised gain from foreign exchange	$-	$1,533	$-	$1,841
Other income	$98	$7,267	$197	$7,276
Total other income	$98	$8,800	$197	$9,117

Operating expenses:
Selling and distribution expenses	$(10,809)	$-	$(12,529)	$-
General and administrative expenses	$(149,065)	$(34,182)	$(527,132)	$(157,927)
Realised loss from foreign exchange	$-	$-	$(3,940)	$-
Unrealised loss from foreign exchange	$(167)	$-	$(728)	$-
Total operating expenses	$(160,041)	$(34,182)	$(544,329)	$(157,927)

Finance cost	$(6,977)	$-	$(7,108)	$-
(LOSS) BEFORE INCOME TAX	$(136,190)	$(25,382)	$(425,126)	$(148,810)

INCOME TAX PROVISION	$-	$-	$-	$-

NET (LOSS)	$(136,190)	$(25,382)	$(425,126)	$(148,810)
Other comprehensive loss:
- Foreign exchange translation adjustment	$32,315	$237	$(33,470)	$347

Total comprehensive loss for the period	$(103,875)	$(25,145)	$(458,596)	$(148,463)

Total comprehensive loss for the period:
Owners of the Company	$(133,455)	$(25,382)	$(452,929)	$(148,810)
Non-controlling interests	$(2,735)	$-	$27,803	$-
	$(136,190)	$(25,382)	$(425,126)	$(148,810)
Total comprehensive loss for the period attributable to:
Owners of the Company	$(100,487)	$(25,145)	$(485,630)	$(148,463)
Non-controlling interests	$(3,388)	$-	$27,034	$-
	$(103,875)	$(25,145)	$(458,596)	$(148,463)
Net (loss) per share, basic and diluted:	(0.0006)	(0.0001)	(0.0019)	(0.0008)

Weighted average number of common shares outstanding – Basic and diluted	229,000,001	228,874,286	229,000,001	183,313,981

The accompanying notes are an integral part of these consolidated financial statements.

F-19

ANGKASA-X HOLDINGS CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the six months ended June 30, 2022 (Unaudited)

and for the twelve months ended December 31, 2021(Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	ORDINARY SHARES		IRREDEEMABLE CONVERTIBLE PREFERENCE SHARES		ADDITIONAL	ACCUMULATED OTHER			NON-
	Number of shares	Amount	Number of shares	Amount	PAID-IN CAPITAL	COMPREHENSIVE LOSS	MERGER RESERVE	ACCUMULATED LOSSES	CONTROLLING INTEREST	TOTAL EQUITY
Balance at January 1 , 2021	100	$100		$-	$-	$(107)	$(1,726)	$(9,002)	$-	$(10,735)

Issued share	229,000,001	$22,900		$-	$315,213	$-	$-	$-	$-	$338,113
Net income		$-		$-	$-	$-	$-	$(333,871)	$3,188	$(330,683)
Foreign currency translation adjustments		$-		$-	$-	$(7,845)	$-	$-	$(227)	$(8,072)
Merger acquisition adjustment	(100)	$-		$-	$-	$-	$-	$-	$-	$(100)
Other Reserve		$-		$-	$-	$-	$-	$-	$(4,787)	$(4,787)

Balance at December 31, 2021	229,000,001	$22,900		$-	$315,213	$(7,952)	$(1,726)	$(342,873)	$(1,826)	$(16,264)
Preference shares from ECF (AngkasaX Innovation Sdn Bhd) Note 13		$-	2,124,058	$973,092	$-	$-	$-	$-	$-	$973,092
Net income		$-		$-	$-	$-	$-	$(452,929)	$27,803	$(425,126)
Foreign currency translation adjustments		$-		$-	$-	$(32,701)	$-	$-	$(769)	$(33,470)
Balance at June 30, 2022	229,000,001	$22,900	2,124,058	$973,092	$315,213	$(40,653)	$(1,726)	$(795,802)	$25,208	$498,232

The accompanying notes are an integral part of these consolidated financial statements.

F-20

ANGKASA-X HOLDINGS CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the six months ended June 30, 2022 (Unaudited) and for the six months ended June 30, 2021(Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	Unaudited	Unaudited

Cash flows from operating activities:
Net (loss) for the year	$(425,126)	$(148,810)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation for property, plant and equipment	$9,172	$-
Amortisation of right-of-use asset	$4,981	$-
Finance cost	$7,108	$-
Changes in operating assets and liabilities:
Trade receivables	$567	$-
Other receivables	$14,291	$(123)
Trade payables	$11,061	$-
Accrued expenses and other payables	$(592,589)	$6,801
Net cash (used in) operating activities	$(970,535)	$(142,132)

Cash flows from investing activities:
Purchase of property, plant and equipment	$(23,510)	$(647)
Net cash (used in) investing activities	$(23,510)	$(647)

Cash flows from financing activities:
Proceeds from share subscriptions received of VIE company	$302,195	$-
Advance from director	$118,183	$12,142
Contributions from non-controlling interests	$1	$-
Finance cost	$(7,108)	$-
Proceeds from issuance of shares in private placement	$-	$272,800
Net cash generated from financing activities	$413,270	$284,942

Effect of exchange rate changes in cash and cash equivalents	$21,434	$4,921

Net (decrease)/increase in cash and cash equivalent	$(602,209)	$147,084

Cash and cash equivalent, beginning of the year	$712,624	$1

Cash and cash equivalent, end of the year	$110,415	$147,085

The accompanying notes are an integral part of these consolidated financial statements.

F-21

ANGKASA-X HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

Note 1 –– Organization and Description of Business

Angkasa-X Holdings Corp. (“Angkasa-X”) is a BVI company incorporated on January 22, 2021, and conduct our business in Malaysia through our subsidiaries AngkasaX Sdn. Bhd.

On January 27, 2021, our Company has acquired Angkasa-X Holdings Corp., a company incorporated in Labuan, Malaysia. In consideration of the equity interests of Angkasa-X Holdings Corp., our Chief Executive Officer, Dr. Seah Kok Wah was compensated $100.

On March 23, 2021, our company through its subsidiaries in Labuan, Angkasa-X Holdings Corp., acquired AngkasaX Sdn. Bhd., a private limited company incorporated in Malaysia. In consideration of the equity interests of AngkasaX Sdn. Bhd., our Chief Executive Officer, Dr. Seah Kok Wah was compensated MYR 100.

On September 30, 2021, we invested into AngkasaX Sdn. Bhd., a private limited company incorporated in Malaysia, through our Labuan subsidiary, Angkasa-X Holdings Corp. with Silkwave Asia Sdn. Bhd. Angkasa-X Holdings Corp. owns 50% equity interest in AXSpace Sdn. Bhd.

On November 8, 2021, we invested into AngkasaX Global Sdn. Bhd., a private limited company incorporated in Malaysia, through our Labuan subsidiary, Angkasa-X Holdings Corp. with B-Global Sdn. Bhd. Angkasa-X Holdings Corp. owns 51% equity interest in AngkasaX Global Sdn. Bhd.

On December 29, 2021, our Company through its subsidiary in Labuan, Angkasa-X Holdings Corp., invested MYR260,205 and subscribed to 260,205 shares in Mercu Tekun Sdn. Bhd., a private limited company incorporated in Malaysia., representing 51% of the total issued shares of Mercu Tekun Sdn. Bhd.

Variable Interest Entity (“VIE”)

AngkasaX Innovation Sdn. Bhd. (“AXI”) was incorporated in Malaysia on March 3, 2021. AXI’s principal activities are research and development and satellite Intellectual Property development. Our founders, Dr. Seah Kok Wah and Dr. Lim Kin Wan, are the two shareholders and directors of AXI. Our Labuan subsidiary, Angkasa-X Holdings Corp. controls AXI through a series of contractual arrangements (the “VIE Agreements”). The VIE agreements include (i) an Exclusive Business Cooperation Agreement, (ii) a Loan Agreement, (iii) a Share Pledge Agreement, (iv) a Power of Attorney and (v) an Exclusive Option Agreement with the shareholder of AXI.

Set forth below is a more detailed description of each of the VIE agreements.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement, Angkasa-X Holdings Corp. serves as the exclusive provider of information technology consulting services, management software development, computer hardware and software research, development and sales to AngkasaX Innovation Sdn. Bhd.. In consideration of such services, AngkasaX Innovation Sdn. Bhd. Has agreed to pay a service fee to Angkasa-X Holdings Corp., which is based on the time of services rendered multiplied by the corresponding rate, plus amount of the services fees or ratio decided by the board of directors of Angkasa-X Holdings Corp.. The Agreement has a term of 10 years but may be extended Angkasa-X Holdings Corp. in its discretion.

F-22

Loan Agreement

Pursuant to the Loan Agreement, Angkasa-X Holdings Corp. granted interest-free loans to the shareholders of the AngkasaX Innovation Sdn. Bhd. For the sole purpose of increasing the registered capital of the AngkasaX Innovation Sdn. Bhd.. These loans are eliminated with the capital of AngkasaX Innovation Sdn. Bhd. During consolidation.

Share Pledge Agreement

Pursuant to the Share Pledge Agreement, the shareholders of AngkasaX Innovation Sdn. Bhd.. pledged to Angkasa-X Holdings Corp. a first security interest in all of their equity interests in AngkasaX Innovation Sdn. Bhd. To secure AngkasaX Innovation Sdn. Bhd.’s timely and complete payment and performance of its obligations under the Exclusive Business Cooperation Agreement. During the term of the Share Pledge Agreement, the pledgors agreed, among other things, not to transfer, place or permit the existence of any security interest or other encumbrance on their interest in AngkasaX Innovation Sdn. Bhd. Without the prior written consent of Angkasa-X Holdings Corp.. The pledge shall remain in effect until 10 years or such extended term by Angkasa-X Holdings Corp as per the Exclusive Business Cooperation Agreement or upon the obligations under the principle agreement have been fulfilled, whichever is later. However, upon the full payment of the consulting and service fees under the Exclusive Business Cooperation Agreement and upon the termination of AngkasaX Innovation Sdn. Bhd.’s obligations under the Exclusive Business Cooperation Agreement, the Share Pledge Agreement shall be terminated and Angkasa-X Holdings Corp. shall terminate this agreement as soon as reasonably practicable.

Power of Attorney

Pursuant to the Power of Attorney, Dr. Seah Kok Wah and Dr. Lim Kin Wan, as the shareholders of AngkasaX Innovation Sdn. Bhd., granted to the Angkasa-X Holdings Corp.the right to (i) attend shareholders meetings of AngkasaX Innovation Sdn. Bhd. (ii) exercise all shareholder rights (including voting rights) with respect to such equity interests in AngkasaX Innovation Sdn. Bhd. And (iii) designate and appoint on behalf of such shareholders the legal representative, directors, supervisors, and other senior management members of AngkasaX Innovation Sdn. Bhd... The Power of Attorney is irrevocable and is continuously valid from the date of execution of such Power of Attorney, so long as such persons remain shareholders of AngkasaX Innovation Sdn. Bhd.

Exclusive Option Agreement

Pursuant to the Exclusive Option Agreement, the shareholders of AngkasaX Innovation Sdn. Bhd. Granted Angkasa-X Holdings Corp.an irrevocable and exclusive right and option to purchase up to 49% of their equity interests in AngkasaX Innovation Sdn. Bhd.. The purchase price shall be equal to the capital paid in by the shareholders, adjusted pro rata for the purchase of less than all of the equity interests. The Agreement is effective for a term of 10 years, and may be renewed at Angkasa-X Holdings Corp.’s election.

Note 2 –– Summary of Significant Accounting Policies

Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2022 and 2021 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) that permit reduced disclosure for interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed or omitted. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended June 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022. The Condensed Consolidated Balance Sheet information as of December 31, 2021 was derived from the Company’s audited Consolidated Financial Statements as of and for the year ended December 31, 2021.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and majority-owned subsidiaries which the Company controls and entities for which the Company is the primary beneficiary. For those consolidated subsidiaries where the Company’s ownership is less than 100%, the outside shareholders’ interests are shown as noncontrolling interests in equity. Acquired businesses are included in the consolidated financial statements from the date on which control is transferred to the Company. Subsidiaries are deconsolidated from the date that control ceases. All inter-company accounts and transactions have been eliminated in consolidation.

F-23

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Foreign currency translation and transactions

The Company uses United States dollars (“$”) as reporting currency. The functional currency of company’s subsidiary incorporated in Labuan is maintained in United States dollars (“$”). In addition, VIE and subsidiaries incorporated in Malaysia are maintained in their local currencies which are Malaysia Ringgit (“MYR”). Monetary assets and liabilities denominated in currencies other than their local currencies are translated into local currencies at the rates of exchange in effect at the consolidated balance sheet dates.

Transactions denominated in currencies other than their local currencies during the year are converted into local currencies at the applicable rates of exchange prevailing when the transactions occur. Transaction gains and losses are recorded in other income, net in the consolidated statements of income and comprehensive income.

Transactions denominated in foreign currencies are re-measured into the functional currency at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in foreign currencies are re-measured into the functional currency at the exchange rates prevailing at the balance sheet date.

The following table outlines the currency exchange rates that were used for the respective periods:

	As of and for the period ended June 30, 2022	As of and for the period ended June 30, 2021
Year/Period-end MYR:US$1 exchange rate	4.4055	4.1520
Year/Period-average MYR:US$1 exchange rate	4.2704	4.0981
Year/Period-end MYR:HKD$1 exchange rate	0.5614	0.5350
Year/Period-average MYR:HKD$1 exchange rate	0.5458	0.5280
Year/Period-end MYR:SGD$1 exchange rate	3.1656	3.0902
Year/Period-average MYR:SGD$1 exchange rate	3.1295	3.0749
Year/Period-end MYR:CNY$1 exchange rate	0.6581	0.6433
Year/Period-average MYR:CNY$1 exchange rate	0.6594	0.6333

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended June 30, 2022 and 2021 the Company incurred a net loss of $425,126 and $148,810 and had accumulated deficit of $795,802 and $342,873 for years ended June 30, 2022 and December 31, 2021 respectively. As of June 30, 2022, the Company had negative cash flow from operating activities of $970,535 which raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

F-24

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank balances, deposits with licensed banks, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and subject to an insignificant risk of changes in value, net of bank overdrafts and pledged deposits, if any.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company does not currently have any amount recorded as an allowance for doubtful accounts. Based on management’s estimate and based on all accounts being current, the Company has not deemed it necessary to reserve for doubtful accounts at this time.

Property, Plant and Equipment (PPE)

Property, plant and equipment, consist of office equipment and computer software, is recorded at cost reduced by accumulated depreciation and impairment, if any. Depreciation expense is recognized over the assets’ estimated useful lives of five years using the straight-line method. Major additions and improvements are capitalized as additions to the property, plant and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Right-of-use assets (ROU)

As of June 30, 2022, the Company has an operating lease agreement for one land in Malaysia. The Company does not have any other leases. Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest (“discount rate”) in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The company recognises right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets, as follows:

●	Land	20 years

F-25

Goodwill

Goodwill is recognized for the excess of the purchase price over the fair value of tangible and identifiable intangible net assets of businesses acquired. Goodwill is not being amortized but is reviewed at least annually for impairment and whenever events or changes in circumstances indicate that the value of the asset may be impaired. In the evaluation of goodwill impairment, the Company performs a qualitative assessment to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment is not conclusive, we proceed to a two-step process to test goodwill for impairment including comparing the fair value of the reporting unit to its carrying value (including attributable goodwill). Fair value for the reporting units is determined using an income or market approach incorporating market participant considerations and management’s assumptions on revenue growth rates, operating margins, discount rates and expected capital expenditures. Fair value determinations may include both internal and third-party valuations.

Lease

Prior to January 1, 2019, the Company accounted for leases under ASC 840, Accounting for Leases. Effective January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The implementation of ASC 842 did not have a material impact on the Company’s consolidated financial statements and did not have a significant impact on our liquidity or on our compliance with our financial covenants associated with our loans. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods. The adoption of ASC 842 on January 1, 2019 resulted in the initial recognition of right-of-use assets of $450,630, lease liabilities for operating leases of $450,630, and a zero cumulative-effect adjustment to accumulated deficit (see Note 12).

Fair Value Measurement

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

● Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

● Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

● Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company’s financial instruments, including cash, accounts receivable, prepaid expense and other current assets, accounts payable and accrued liabilities, and loans payable, are carried at historical cost. At June 30, 2022 and December 31, 2021, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Non-controlling interests

For the Company’s subsidiaries majority-owned by the Company, non-controlling interests are recognized to reflect the portion of the equity which is not attributable, directly or indirectly, to the Company as the controlling shareholder. Non-controlling interests acquired through a business combination are recognized at fair value at the acquisition date, which is estimated with reference to the purchase price per share as of the acquisition date.

Revenue Recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and returns. The Company derives its revenue from provision of providing services of information and communication technology.

F-26

Earnings per share

Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted average common shares outstanding during the periods. Diluted earnings per share is calculated by dividing net income attributable to common shareholders by the weighted average common shares outstanding during the period adjusted for the effect of dilutive common share equivalent (computed using the treasury stock or if converted method).

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Related Parties

The Company follows ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions and balances.

F-27

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Note–3 –– Business Combination

On December 29, 2021, Angkasa-X Holdings Corp. purchased 51% equity interest in Mercu Tekun (the “Mercu Tekun Shares”), a company provides turnkey services, provision of design and consultancy services of network topology for satellite transmissions infrastructure and interconnectivity platform and configuration and commissioning services of network equipment and radio transmission platform. The purchase price paid by for the Mercu Tekun Shares consisted of cash. The cash consideration paid was the aggregate amount of $62,241 (the “Acquisition”). The purpose of the Acquisition was to acquire the Mercu Tekun’s market position and expand services offering.

The Acquisition is accounted for under the acquisition method of accounting for business combination, the total purchase price is allocated to tangible assets and intangible assets acquired and liabilities assumed based on their estimated fair values on December 28, 2021 with the excess recorded as goodwill. The carrying amount of accounts receivable approximates fair value due to the short-term nature, all the accounts receivable was expected to be collected after the Acquisition. Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible net assets from purchased of Mercu Tekun’s business and is not deductible for tax purposes.

Note 4 – Other receivables

Other receivables consisted of the following as of June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Other receivables	$-	$37
Deposits	$5,795	$158
Prepayments	$561,203	$579,920
Total other receivables	$566,998	$580,115

As of June 30, 2022, the amount of $566,998 on other receivables are receivables are non-related party transactions and outstanding balances.

Note 5 – Commitments and Contingencies

Capital commitments

The following table shows changes in the Company’s capital commitments for June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Property, plant and equipment	$14,426	$536,685
Intangible assets –– launch service	$-	$40,418
	$14,426	$577,103

Note 6 – Cash and cash equivalents

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Cash in hand	$262	$-
Cash at bank	$91,994	$693,456
Fixed deposit with licensed bank	$18,159	$19,168
Total cash and cash equivalent	$110,415	$712,624

As at June 30, 2022 and December 31, 2021, the Company recorded cash and cash equivalents of $ 110,415 and $ 712,624 respectively which consists of cash on hand, bank balances and fixed deposit with licensed bank.

Note 7 – Property and equipment, Net

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Furniture & Fittings	$21,169	$-
Office equipment	$8,840	$5,167
Software	$68,932	$68,314
	$98,941	$73,481
Less: Accumulated depreciation and amortization	$(10,751)	$(1,579)
Foreign exchange translation	$(4,523)	$96
Total	$83,667	$71,998

F-28

As at June 30, 2022 and December 31, 2021, the depreciation and amortization expense, classified as operating expenses, were $9,172 and $1,579 respectively.

Note 8 – Goodwill

As of June 30, 2022 and December 31, 2021, the value of the goodwill are as follow:

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Goodwill	$71,045	$71,045
Less: Foreign exchange translation	$(3,740)	$-
Total Goodwill	$67,305	$71,045

Note 9 – Amount owing to director

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Amount owing to director	$135,395	$17,212
Total Amount owing to director	$135,395	$17,212

The amount owing to director is unsecured, interest-free and repayable on demand.

Note 10 – Amount owing from related party

Related party balance consisted of the following as of June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Amount due from related party	$1,112	$1,174
Total Amount due from related party	$1,112	$1,174

The amount due from related party of $1,112 was from the shareholder of AngkasaX Global for Paid Up Capital.

Note 11 – Accrued expenses and other payables

Accrued expenses and other payables as of June 30, 2022 and December 31, 202 consisted of the following:

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Accrued expenses	$37,442	$46,497
Other payables	$70,463	$625,415
Deposit received	$75,399	$103,981
Total accrued expenses and other payables	$183,304	$775,893

All short term payables are measured at undiscounted amounts because the effect of discounting is immaterial.

F-29

Note 12 – Leases

As of June 30, 2022 operating lease right of use asset as follow:

June 30, 2022
(Unaudited)
Initial recognition as of April 8, 2022	$450,630
Less: Accumulated amortization	$(4,981)
Foreign exchange translation loss	$(18,772)
Balance as of June 30, 2022	$426,877

As of June 30, 2022, operating lease liability as follow:

June 30, 2022
(Unaudited)
Initial recognition as of April 8, 2022	$450,630
Add: Finance cost	$7,108
Foreign exchange translation loss	$(19,142)
Balance as of June 30, 2022	$438,596

F-30

Note 13 – Shareholders’ Equity

(A)Ordinary Shares

From the inception date January 22, 2021 to December 31, 2021, 228,000,001 Ordinary Shares was issued to 7 stockholders at a price of $0.0001 per share for gross proceeds of $22,800.

(B)Private Placement

On February 6, 2021, the board of the Company approved that the Company is offering to sell up to 1,000,000 of Ordinary Shares at a price of $0.25 per Share (“Private Placement), The Private Placement is being made directly by the Company without the use of broker, dealer, underwriter or other intermediary, only to investors approved by the Company.

On June 30, 2021, the Company completed the closing of the Private Placement pursuant to which the Company totally sold 1,000,000 units, each such unit consisting of 1 share of Ordinary Share, at $0.25 per share for gross proceeds of $250,000.

(C) Irredeemable Convertible Preference Share (“ICPS”)

The board of directors is empowered to designate and issue from time to time one or more classes or series of preference shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. The Company, on January 28, 2022, through its subsidiary – AngkasaX Innovation Sdn Bhd had issued several tranche of preference share amounting to USD243,793 for 562,650 units at $0.4333 per share, USD438,302 for 919,558 at $0.4766 per share, USD288,852 for 636,300 at $0.4540 per share and USD2,145 for 4,650 units at $0.4613 per share respectively. Subsequently, on January 31, 2022, the Company has successfully completed and received its remaining portion of crowdfunding fundraising exercise on the Malaysia licensed Equity Crowdfunding (“ECF”) platform.

The “ICPS” were issued on the following term and condition:

(a) Issue

The “ICPS” shall be irredeemable convertible preference shares and each “ICPS” confers on the “ICPS” Holder for the rights, privileges and restriction set out in Term Sheet.

(b) Ranking of the “ICPS”

The “ICPS” will upon allotment and issue, rank equally amongst themselves, and will rank ahead in priority to the holders of the ordinary shares and all other classes of shares (if any) in the Company, in respect of payment out of the assets of the Company upon any liquidation, dissolution or winding up of the Company, provided always that the Board approves such payment out of the assets of the Company on this basis and further affirms the priority of payment to the “ICPS” Holder.

The “ICPS” will rank subordinated to all the Company’s creditors in respect of payment of debt and payments out of assets of the Company upon liquidation, dissolution, or winding up of the Company.

Notwithstanding anything to the contrary herein, the Board shall not issue any preference shares (other than additional “ICPS”) which rank equally with or in priority to, the “ICPS” unless the issue of such securities has first been approved by the “ICPS” Holders by way of an ordinary resolution of such holders.

(c) Conversion

(i) Entitlement to Convert

Upon expiration of the Tenure of the “ICPS” but not later than six months from the expiry date, the ICPS Holders shall have the rights to convert the “ICPS” to ordinary shares on the following mechanism:

●	Company successfully listed on United States capital markets via Initial Public Offering (IPO) exercise on or before expiration of the Tenure.

F-31

●	Company fail to list on United States capital markets via Initial Public Offering (IPO) after the expiration of the Tenure.

In the event the Company do not receive the conversion notice within six months from the last day of the Tenure, the Board of the Company may base on the request of the “ICPS” Holders have the discretion to extend the Tenure of the “ICPS” perpetually with the exact same terms as stated in Term Sheet and the Constitution of the Company.

(ii) Conversion Ratio

The conversion ratio is fixed as follow:

●	each one “ICPS” shall be converted to one ordinary share in the Company which shall be valued at the Subscription Price per share and shall be swapped with ordinary shares in the Company at a number of value equivalent to one time the “ICPS” issue price.

The conversion ratio will be subject to any necessary adjustments from time to time, at the determination of the Board, in the event of any alteration to the Company’s share capital, whether by way of rights issue, capitalisation issue, consolidation of shares, subdivision of shares or reduction of capital howsoever being effected, in accordance with the provisions of the Constitution of the Company. The Company will give notice in writing to the “ICPS” holders of its intention to make such adjustments to the conversion ratio.

If the conversion results in a fractional entitlement to new ordinary shares, such fractional entitlement will be disregarded and no refund or credit, whether in the form of “ICPS”, cash or otherwise, will be given in respect of the disregarded fractional entitlement.

Note 14 - Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding. Diluted loss per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to potentially diluted securities. There were no potential diluted securities outstanding for each of the periods presented. The following table sets forth the computation of basic and diluted loss per share:

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Numerator:
Net loss	$(425,126)	$(330,683)
Denominator:
Weighted-average shares outstanding-Basic and diluted	229,000,001	206,846,971
Loss per share
-Basic and diluted	$(0.0019)	$(0.0016)

F-32

Note 15 – Segment Information

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and Chief Operating Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to similar customer base and similarities in economic characteristics: nature of services; and procurement and distribution processes.

By Geography:

	For the period six months ended June 30, 2022
	BVI		Malaysia	Total

Revenues		$-	$273,688	$273,688
Cost of revenues		-	$(147,574)	$(147,574)
Other Income		$-	$197	$197
Administrative expenses		$(3,280)	$(523,852)	$(527,132)
Marketing and distribution expenses		$-	$(12,529)	$(12,529)
Other expenses		$-	$(4,668)	$(4,668)
Finance cost	$		$(7,108)	$(7,108)
Net (loss) before taxation		$(3,280)	$(421,846)	$(425,126)

Total assets		$(300)	$1,266,889	$1,266,589
Total liabilities		$23,059	$745,298	$768,357

	For the period six months ended June 30, 2021
	BVI	Malaysia	Total

Revenues	$-	$-	$-
Cost of revenues	-	-	-
Other Income	$-	$9,117	$9,117
Administrative expenses	$(6,430)	$(151,497)	$(157,927)
Other expenses	$-	$-	$-
Net (loss) before taxation	$(6,430)	$(142,380)	$(148,810)

Total assets	$-	$147,856	$147,856
Total liabilities	$6,529	$25,384	$31,913

F-33

	For the year ended December 31, 2021
	BVI	Malaysia	Total

Revenues	$-	$73,201	$73,201
Cost of revenues	-	-	-
Other Income	$250	$15,625	$15,875
Administrative expenses	$(24,080)	$(387,676)	$(411,756)
Other expenses	$(17)	$(7,986)	$(8,003)
Net (loss) before taxation	$(23,847)	$(306,836)	$(330,683)

Total assets	$-	$1,447,738	$1,447,738
Total liabilities	$20,079	$1,443,923	$1,464,002

*Revenues and costs are attributed to countries based on the location of customers.

Note 16 – Concentration of Risk

a)	Major Customers

For the six months ended June 30, 2022, there were two customers which accounted for 7.70% and 92.30% of the revenue.

b)	Major Vendors

For the six months ended June 30, 2022, there were two suppliers who accounted for more than 10% of the Company’s purchases.

c)	Credit Risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its account receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Note 17 – Significant Events

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the year ended June 30, 2022.

Note 18 - Subsequent Events

The Company has evaluated subsequent events that occurred after June 30, 2022 up through the date of the Company issued audited consolidated financial statements in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued.

F-34

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our memorandum and articles of association provides that we shall indemnify any of our directors, officers or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. If such person provides an undertaking to repay expense advances under certain circumstances, we shall pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, such person is entitled to be indemnified against all expenses, including legal fees, and against all judgments and fines reasonably incurred by such person in connection with the proceedings. We are required to indemnify a director or officer only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.

We have entered into Letter of Appointments with our directors pursuant to which we agreed to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 7. Recent Sales of Unregistered Securities

Our Company was incorporated on January 22, 2021. On February 1, 2021, 148,000,000 Ordinary Shares were issued to See Unicorn Ventures Limited for a consideration of US $0.0001 per share, or an aggregate consideration of US $14,800. On Feb 2, 2021, 28,000,000 Ordinary Shares were issued to Greenpro Venture Capital Limited for a consideration of US $0.0001 per share, or an aggregate consideration of US $2,800. On Feb 2, 2021, we issued 16,000,000 Ordinary Shares to Fivestar Merger Sdn. Bhd., for a consideration of US $0.0001 per share, or an aggregate consideration of US $1,600. On Feb 2, 2021, we issued 13,000,000 Ordinary Shares to SEATech Ventures Corp., for a consideration of US $0.0001 per share, or an aggregate consideration of US $1,300. On Feb 2, 2021, we issued 11,000,000 Ordinary Shares to Space Tech Unicorn Investment Limited, for a consideration of US $0.0001 per share, or an aggregate consideration of US $1,100. On Feb 2, 2021, we issued 10,000,000 Ordinary Shares to Tech Unicorn Investment Limited, for a consideration of US $0.0001 per share, or an aggregate consideration of US $1,000. On Feb 2, 2021, 10,000,000 Ordinary Shares were issued to Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP, for a consideration of US $0.0001 per share, or an aggregate consideration of US $200.

On or about between period of February 8, 2021 to June 30, 2021, we issued 1,000,000 Ordinary Shares to 37 investors in a private placement, for a consideration of US $0.25 per share, or an aggregate consideration of US $250,000.

138

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Ordinary Shares on the OTC Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

139

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index beginning on page 143 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

140

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia on March 31, 2023.

Angkasa-X Holdings Corp.

By:	/s/ Seah Kok Wah
Name:	Seah Kok Wah
Title:	Chief Executive Officer, and Executive Chairman of the Board of Director

By:	/s/ Lim Kin Wan
Name:	Lim Kin Wan
Title:	Chief Financial Officer, Chief Operating Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Seah Kok Wah and Lim Kin Wan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seah Kok Wah	(Principal Executive Officer and Director)	March 31, 2023

/s/ Lim Kin Wan	(Principal Financial Officer and Director)	March 31, 2023

/s/	Director

141

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed on behalf of the Registrant by the undersigned, solely in its capacity as the duly authorized representatives of the Registrant in the United States, on March 31, 2023.

By:	/s/ Benjamin Tan
Name:	Benjamin Tan, on behalf of Sichenzia Ross Ference LLP
Title:	Partner

142

Angkasa-X Holdings Corp.

Exhibit Index

Exhibit No.	Exhibit Description
3.1	Certificate of Incorporation of Angkasa-X Holdings Corp
3.2	Memorandum and Article of Association of Angkasa-X Holdings Corp. dated January 22, 2021
4.1	Form of Ordinary Shares Certificate
5.1	Opinion of Maples and Calder regarding the validity of the Ordinary Shares being registered
8.1	Opinion of Maples and Calder regarding certain British Virgin Island tax matters (included in Exhibit 5.1)
8.2	Opinion of Messrs. Amos Ho, Sew & Kew regarding certain Malaysia tax matters
10.1	Memorandum of Agreement dated April 21, 2021 by and between AngkasaX Innovation Sdn. Bhd and Universiti Sains Malaysia (USM)
10.2	Collaboration Agreement dated April 8, 2022 by and between AngkasaX Innovation Sdn. Bhd. and Universiti Sains Malaysia (USM)
10.3	Acceptance Letter dated May 10, 2022 by and between AngkasaX Innovation Sdn. Bhd. and Malaysian Space Agency (MYSA)
10.4	Translated Acceptance Letter dated May 10, 2022 by and between AngkasaX Innovation Sdn. Bhd. and Malaysian Space Agency (MYSA)
10.5	Service Agreement dated April 15, 2022 by and between Mercu Tekun Sdn. Bhd., SECM Sdn. Bhd. and EXEO Group, Inc.
10.6	Letter of Undertaking of Coworking Space dated August 19, 2021 between Angkasa-X Innovation Sdn. Bhd. and Digital Penang Sdn. Bhd.
10.7	Financial Advisory Agreement dated October 5, 2021 by and between Angkasa-X Holdings Corp. and Bank of Asia (BOA) Investment Services Limited
10.8	Project Management and Engineering Consultancy Service Agreement dated July 1, 2021 by and between Mercu Tekun Sdn. Bhd. and D’amante (M) Sdn. Bhd.
10.9	Collaboration Agreement dated January 25, 2022 by and between Angkasa-X Holdings Corp. and B-Global Sdn. Bhd.
10.10	Employment Agreement dated January 3, 2022 entered into by and between Angkasa-X Holdings Corp. and Dr. Seah Kok Wah
10.11	Employment Agreement dated January 3, 2022 entered into by and between Angkasa-X Holdings Corp. and Dr. Lim Kin Wan
10.12	Form of the Subscription Agreement
10.13	Service Agreement dated August 9, 2021 entered into between SECM Sdn Bhd and Mercu Tekun Sdn Bhd
10.14	Exclusive Business Cooperation Agreement dated July 8, 2021 entered into between Angkasa-X Holdings Corp. and AngkasaX Innovation Sdn. Bhd.
10.15	Loan Agreement dated July 8, 2021 by and between Angkasa-X Holdings Corp. and Seah Kok Wah
10.16	Loan Agreement dated July 8, 2021 by and between Angkasa-X Holdings Corp. and Lim Kin Wan
10.17	Share Pledge Agreement dated July 8, 2021 executed by and among Angkasa-X Holdings Corp., Seah Kok Wah and AngkasaX Innovation Sdn. Bhd.
10.18	Share Pledge Agreement dated July 8, 2021 executed by and among Angkasa-X Holdings Corp., Lim Kin Wan and AngkasaX Innovation Sdn. Bhd.
10.19	Power of Attorney dated July 8, 2021 granted by Seah Kok Wah to AngkasaX Innovation Sdn. Bhd.
10.20	Power of Attorney dated July 8, 2021 granted by Lim Kin Wan to AngkasaX Innovation Sdn. Bhd.
10.21	Exclusive Option Agreement dated July 8, 2021 executed by and among Angkasa-X Holdings Corp., Seah Kok Wah and AngkasaX Innovation Sdn. Bhd.
10.22	Exclusive Option Agreement dated July 8, 2021 executed by and among Angkasa-X Holdings Corp., Lim Kin Wan and AngkasaX Innovation Sdn. Bhd.
23.1	Consent of JP Centurion & Partner PLT, an independent registered public accounting firm
99.1	Letter of Recommendation and Endorsement by and between Angkasa-X Innovation Sdn. Bhd. and The Ministry of Communications and Multimedia (KKMM) July 26, 2021
99.2	Membership Certificate of International Telecommunication Union Radiocommunication (ITU-R)
99.3	Network Service Provider license issued by The Ministry of Communications and Multimedia (KKMM)
99.4	Network Facilities Provider license issued by The Ministry of Communications and Multimedia (KKMM)
107	Filing Fee Table.

143